Credit, Security and Guaranty Agreement

THIS CREDIT, SECURITY AND GUARANTY AGREEMENT (this "**Agreement**"), dated as of June 15, 2015 (the " **Closing Date**") by and among **MIDCAP FINANCIAL TRUST**, a Delaware statutory trust ("**MidCap**"), as Agent (as defined herein), the Lenders listed on the Credit Facility Schedule attached hereto and otherwise party hereto from time to time (each a "**Lender**", and collectively the "**Lenders**"), **PARNELL, INC**., a corporation incorporated under the laws of the state of Delaware, as a Borrower (as defined herein) and the other Borrowers party hereto from time to time, **PARNELL PHARMACEUTICALS HOLDINGS LTD,** a public company limited by shares incorporated under the laws of Australia ("**Parent**") as a Guarantor (as defined herein) and the other Guarantors party hereto from time to time, provides the terms on which Lenders agree to lend to Borrower and Borrower shall repay Lenders. The parties agree as follows:

1. ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed in accordance with IFRS. Calculations and determinations must be made in accordance with IFRS. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 16. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. All headings numbered without a decimal point are herein referred to as "Articles," and all paragraphs numbered with a decimal point (and all subparagraphs or subsections thereof) are herein referred to as "Sections."

2. CREDIT FACILITY AND TERMS

2.1 Promise to Pay. Borrower hereby unconditionally promises to pay to each Lender in accordance with each Lender's respective Pro Rata Share of the Credit Facility, the outstanding principal amount of all Credit Extensions made by the Lenders under the Credit Facility and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.

2.2 Credit Facility. Subject to the terms and conditions hereof, each Lender, severally, but not jointly, agrees to make available to Borrower Credit Extensions in respect of the Credit Facility set forth opposite such Lender's name on the Credit Facility Schedule, in each case not to exceed such Lender's commitment as identified on the Credit Facility Schedule (such commitment of each Lender, as it may be amended to reflect assignments made in accordance with this Agreement or terminated or reduced in accordance with this Agreement, its "**Applicable Commitment**", and the aggregate of all such commitments of all Lenders, the "**Applicable Commitments**").

2.3 Credit Facility Terms.

(a) Nature of Credit Facility; Credit Extension Requests. Credit Extensions may be requested by Borrower during the Draw Period for the Credit Facility. To the extent the Credit Facility proceeds are repaid for any reason, whether voluntarily or involuntarily (including repayments from insurance or condemnation proceeds), Agent and Lenders shall have no obligation to re-advance such sums to Borrower.

(b) Principal Payments. Principal payable on account of the Credit Facility shall be payable by Borrower to Lenders immediately upon the earliest of (i) the date(s) set forth in the Amortization Schedule for the Credit Facility, or (ii) the Maturity Date. Except as this Agreement may specifically provide otherwise, all prepayments of Credit Extensions under the Credit Facility shall be applied by Lenders to the Credit Facility in inverse order of maturity. The monthly payments required under the Amortization Schedule shall continue in the same amount (for so long as the Credit Facility shall remain outstanding) notwithstanding any partial prepayment, whether mandatory or optional, of the Credit Facility.

(c) Mandatory Prepayment. If the Credit Facility is accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Agent, for payment to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of: (i) all outstanding principal of the Credit Facility and all other Obligations, plus accrued and unpaid interest thereon, (ii) any fees payable under the Fee Letters by reason of

such prepayment, (iii) the Applicable Prepayment Fee as specified in the Credit Facility Schedule, and (iv) all other sums that shall have become due and payable, including Protective Advances. Additionally, at the election of Agent, Borrower shall prepay the Credit Facility (to be allocated pro rata among the outstanding Credit Extensions under the Credit Facility) in the following amounts: (A) on the date on which any Credit Party (or Agent as loss payee or assignee) receives any casualty proceeds in excess of Twenty-Five Thousand Dollars ($25,000) for personal property, or in excess of Fifty Thousand Dollars ($50,000) for real property, in respect of assets upon which Agent maintained a Lien, an amount equal to one hundred percent (100%) of such proceeds (net of out-of-pocket expenses and, in the case of personal property, repayment of any permitted purchase money debt encumbering the personal property that suffered such casualty), or such lesser portion of such proceeds as Agent shall elect to apply to the Obligations; and (B) upon receipt by any Credit Party of the proceeds of any asset disposition of personal property not made in the Ordinary Course of Business (other than transfers permitted by Section 7.1) an amount equal to one hundred percent (100%) of the net cash proceeds of such asset disposition (net of out-of-pocket expenses and repayment of any permitted purchase money debt encumbering such asset), or such lesser portion as Agent shall elect to apply to the Obligations. Notwithstanding the foregoing, (a) so long as no Default or Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to $1,000,000 in the aggregate with respect to any property loss in any one year, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (x) shall be of greater, equal, or like value as the replaced or repaired Collateral and (y) shall be deemed Collateral in which Agent and Lenders have been granted a first priority security interest, and (b) after the occurrence and during the continuance of a Default or Event of Default, all proceeds payable under such casualty policy shall, at the option of Agent, be payable to Agent, for the ratable benefit of the Lenders, on account of the Obligations.

(d) Permitted Prepayment. Except as provided below, Borrower shall have no right to prepay the Credit Extensions. Borrower shall have the option to prepay the Prepayable Amount (as defined below), provided Borrower (i) provides written notice to Agent of its election to prepay the Prepayable Amount at least ten (10) Business Days prior to such prepayment, and (ii) pays to the Agent, for payment to each Lender in accordance with its respective Pro Rata Share, on the date of such prepayment, an amount equal to the sum of (A) the Prepayable Amount, plus accrued interest thereon, (B) any fees payable under the Fee Letters by reason of such prepayment, (C) the Applicable Prepayment Fee as specified in the Credit Facility Schedule, and (D) all Protective Advances. The term "Prepayable Amount" means all, but not less than all, of the Credit Extensions and all other Obligations under the Credit Facility.

2.4 Reserved.

2.5 Reserved.

2.6 Interest and Payments; Administration.

(a) Interest; Computation of Interest. Each Credit Extension shall bear interest on the outstanding principal amount thereof from the date when made until paid in full at a rate per annum equal to the Applicable Interest Rate. Each Lender may, upon the failure of Borrower to pay any fees or interest as required herein, capitalize such interest and fees and begin to accrue interest thereon until paid in full, which such interest shall be at a rate per annum equal to the Applicable Interest Rate unless and until the Default Rate shall otherwise apply. All other Obligations shall bear interest on the outstanding amount thereof from the date they first become payable by Borrower under the Financing Documents until paid in full at a rate per annum equal to the Applicable Interest Rate unless and until the Default Rate shall otherwise apply. Interest on the Credit Extensions and all fees payable under the Financing Documents shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which such interest accrues. In computing interest on any Credit Extension or other advance, the date of the making of such Credit Extension or advance shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension or advance is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension or advance. As of each Applicable Interest Rate Determination Date, Agent shall determine (which determination shall, absent manifest error in calculation, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Credit Extensions.

(b) Default Rate. Upon the election of Agent following the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five hundred basis points (5.00%) above the rate that is otherwise applicable thereto (the "**Default Rate**"). Payment or acceptance of the increased interest rate provided in this subsection is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or Lenders.

(c) Payments Generally. Except as otherwise provided in this Agreement, including pursuant to Section 2.6(c), or as otherwise directed by Agent, all payments in respect of the Obligations shall be made to Agent for the account of the applicable Lenders in accordance with their Pro Rata Share. Payments of principal and interest in respect of any Credit Facility identified on the Credit Facility Schedule as "Term" shall be made to each applicable Lender. All Obligations are payable upon demand of Agent in the absence of any other due date specified herein. All fees payable under the Financing Documents shall be deemed non-refundable as of the date paid. Any payment required to be made to Agent or a Lender under this Agreement may be made by debit or automated clearing house payment initiated by Agent or such Lender from any of Borrower's deposit accounts, including the Designated Funding Account, and Borrower hereby authorizes Agent and each Lender to debit any such accounts for any amounts Borrower owes hereunder when due. Without limiting the foregoing, Borrower shall tender to Agent and Lenders any authorization forms as Agent or any Lender may require to implement such debit or automated clearing house payment. These debits or automated clearing house payments shall not constitute a set-off. Payments of principal and/or interest received after 12:00 noon New York time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Borrower under any Financing Document shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds. The balance of the Obligations, as recorded in Agent's books and records at any time, shall be conclusive and binding evidence of the amounts due and owing to Agent and Lenders by each Borrower absent manifest error; provided, however, that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower's duty to pay all amounts owing hereunder or under any Financing Document. Agent shall endeavor to provide Borrower with a monthly statement regarding the Credit Extensions (but neither Agent nor any Lender shall have any liability if Agent shall fail to provide any such statement). Unless Borrower notifies Agent of any objection to any such statement (specifically describing the basis for such objection) within ninety (90) days after the date of receipt thereof, it shall be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein.

(d) Interest Payments; Maturity Date. Commencing on the first (1st) Payment Date following the funding of a Credit Extension, and continuing on the Payment Date of each successive month thereafter through and including the Maturity Date, Borrower shall make monthly payments of interest, in arrears, calculated as set forth in this Section 2.6. All unpaid principal and accrued interest is due and payable in full on the Maturity Date or any earlier date specified herein. If the Obligations are not paid in full on or before the Maturity Date, all interest thereafter accruing shall be payable immediately upon accrual.

(e) Fees. Borrower shall pay, as and when due and payable under the terms of the Fee Letters, to Agent and each Lender, as applicable, for their own accounts and not for the benefit of any other Lenders, the fees set forth in the Fee Letters.

(f) Protective Advances. Borrower shall pay to Agent for the account of Lenders all Protective Advances (including reasonable attorneys' fees and expenses for documentation and negotiation of this Agreement, and the other Financing Documents) when due under any Financing Document (and in the absence of any other due date specified herein, such Protective Advances shall be due upon demand).

(g) Maximum Lawful Rate. In no event shall the interest charged hereunder with respect to the Obligations exceed the maximum amount permitted under the Laws of the State of Maryland. Notwithstanding anything to the contrary in any Financing Document, if at any time the rate of interest payable hereunder (the "**Stated Rate**") would exceed the highest rate of interest permitted under any applicable Law to be charged (the

"**Maximum Lawful Rate**"), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; *provided, however*, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrower shall, to the extent permitted by Law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest received by any Lender exceed the amount which it could lawfully have received, had the interest been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, any Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of such Lender's Credit Extensions or to other amounts (other than interest) payable hereunder, and if no such Credit Extensions or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrower. In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate *divided by* the number of days in the year in which such calculation is made.

(h) Taxes; Additional Costs.

(i) Any and all payments by or on account of any obligation of Borrower hereunder shall be made without deduction or withholding for any Taxes, except as required by applicable law. For purposes of this Section 2.6(h), the term "applicable law" shall include FATCA and the Australian Tax Act. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then Borrower shall make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.6(h)) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. If Borrower fails to make any such required deduction or withholding, then Agent may make any such deduction or withholding and payment to the relevant Governmental Authority.

(ii) Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(iii) Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.6(h)) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(iv) Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 13.1(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with this Agreement or any Obligation, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender pursuant to this Agreement or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (iv).

(v) As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 2.6(h), Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(vi) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made in connection with this Agreement or any Obligation shall deliver to Borrower and the Agent, at the time or times reasonably requested by Borrower or the Agent, such properly completed and executed documentation reasonably requested by Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or the Agent as will enable Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.6(h)(vii)(A), (vii)(B) and (vii)(D) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(vii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement or any Financing Document, executed copies of IRS Form W-8BEN-E or W-8BEN, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under this Agreement or any other Financing Document, IRS Form W-8BEN-E or W-8BEN, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the IRC, (x) executed copies of IRS Form W-8BEN-E or W-8BEN, as applicable and (y) a certification to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the IRC, a "10 percent shareholder" of Borrower within the meaning of Section 881(c)(3)(B) of the IRC, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the IRC, together with such Other Tax Certification as Agent may reasonably request from time to time; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E or W-8BEN, as applicable, IRS Form W-9, and/or such Other Tax Certification from each beneficial owner as Agent may reasonably request, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide such Other Tax Certification as may be reasonably required by Agent on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such Other Tax Certification as may be prescribed by applicable law to permit Borrower or the Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such Other Tax Certification reasonably requested by Borrower or the Agent as may be necessary for Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.6(h)(vi) or (vii) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and the Agent in writing of its legal inability to do so.

(viii) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.6(h) (including by the payment of additional amounts pursuant to this Section 2.6(h)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(ix) If any Lender shall determine in its commercially reasonable judgment that the adoption or taking effect of, or any change in, any applicable Law regarding capital adequacy, in each instance, after the Closing Date, or any change after the Closing Date in the interpretation, administration or application thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation, administration or application thereof, or the compliance by any Lender or any Person controlling such Lender with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency adopted or otherwise taking effect after the Closing Date, has or would have the effect of reducing the rate of return on such Lender's or such controlling Person's capital as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such controlling Person could have achieved but for such adoption, taking effect, change, interpretation, administration, application or compliance (taking into consideration such Lender's or such controlling Person's policies with respect to capital adequacy) then from time to time, upon written demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy

of which shall be furnished to Agent), Borrower shall promptly pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction; provided, however, that notwithstanding anything in this Agreement to the contrary, (A) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (B) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "change in applicable Law", regardless of the date enacted, adopted or issued.

(x) If any Lender requires compensation under this subsection (h), or requires any Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to this subsection (h), then, upon the written request of Borrower, such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Credit Extensions hereunder or to assign its rights and obligations hereunder (subject to the terms of this Agreement) to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (A) would eliminate or materially reduce amounts payable pursuant to any such subsection, as the case may be, in the future, and (B) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender (as determined in its sole discretion). Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(xi) Each party's obligations under this Section 2.6(h) shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of all Obligations hereunder.

(i) Administrative Fees and Charges.

(i) Borrower shall pay to Agent, for its own account and not for the benefit of any other Lenders, all reasonable fees and expenses in connection with audits and inspections of the books and records of the Credit Parties, audits, valuations or appraisals of the Collateral, audits of Borrower's compliance with applicable Laws and such other matters as Agent shall deem appropriate, which shall be due and payable on the first Business Day of the month following the date of issuance by Agent of a written request for payment thereof to any Borrower; provided, that, as long as no Default has occurred within the preceding twelve (12) months, Agent shall be entitled to such reimbursement for no more than one audit and inspection per such twelve (12) month period and only to the extent such audit is conducted at the Borrower's North American headquarters only (being located in Overland Park, Kansas, as at the date of this Agreement).

(ii) If payments of principal or interest due on the Obligations, or any other amounts due hereunder or under the other Financing Documents, are not timely made and remain overdue for a period of five (5) days, Borrower, without notice or demand by Agent, promptly shall pay to Agent, for its own account and not for the benefit of any other Lenders, as additional compensation to Agent in administering the Obligations, an amount equal to five percent (5.0%) of each delinquent payment.

2.7 Secured Promissory Notes. At the election of any Lender, the Credit Extensions made by such Lender shall be evidenced by one or more secured promissory notes in form and substance satisfactory to Agent and Lenders (each a "**Secured Promissory Note**"). Upon receipt of an affidavit of an officer of a Lender as to the loss, theft, destruction, or mutilation of its Secured Promissory Note, Borrower shall issue, in lieu thereof, a replacement Secured Promissory Note in the same principal amount thereof and of like tenor.

3. CONDITIONS OF CREDIT EXTENSIONS

3.1 Conditions Precedent to Credit Extension.

(a) Each Lender's obligation to make a Credit Extension is subject to the condition precedent that Agent shall consent to or shall have received, in form and substance satisfactory to Agent, such documents, and

completion of such other matters, as Agent may reasonably deem necessary or appropriate, including, without limitation, all items listed on the Closing Deliveries Schedule attached hereto.

(b) The obligation of each Lender to make a Credit Extension is further subject to the following specific conditions precedent:

(i) the representations and warranties in Article 5 and elsewhere in the Financing Documents shall be true, correct and complete in all respects on the Closing Date; provided, however, that those representations and warranties expressly referring to a specific date shall be true, correct and complete in all respects as of such date;

(ii) no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension; and

(iii) as determined in such Lender's sole discretion, there has not been any Material Adverse Change or any material adverse deviation by any Credit Party from the most recent business plan of the Credit Parties presented to and accepted by Agent.

3.2 Method of Borrowing. Each Credit Extension shall be in an amount at least equal to the applicable Minimum Credit Extension Amount set forth in the Credit Facility Schedule or such lesser amount as shall remain undisbursed under the Applicable Commitments for such Credit Facility. The date of funding for any requested Credit Extension shall be a Business Day.

3.3 Funding of Credit Facility. In Agent's discretion, Credit Extensions may be funded by Agent on behalf of the Lenders or by the Lenders directly. If Agent elects to fund any Credit Extension on behalf of the Lenders, upon the terms and subject to the conditions set forth in this Agreement, each Lender, severally and not jointly, shall make available to Agent its Pro Rata Share of the requested Credit Extension, in lawful money of the United States of America in immediately available funds, prior to 11:00 a.m. (New York time) on the specified date for the Credit Extension. Agent (or if Agent elects to have each Lender fund its Credit Extensions to Borrower directly, each Lender) shall, unless it shall have determined that one of the conditions set forth in Section 3.1, as applicable, has not been satisfied, by 2:00 p.m. (New York time) on the specified date for the Credit Extension, credit the amounts received by it in like funds to Borrower by wire transfer to the Designated Funding Account (or to the account of Borrower in respect of the Obligations, if the Credit Extension is being made to pay an Obligation of Borrower). A Credit Extension made prior to the satisfaction of any conditions set forth in Section 3.1 shall not constitute a waiver by Agent or Lenders of Borrower's obligation to satisfy such conditions, and any such Credit Extension made in the absence of such satisfaction shall be made in each Lender's discretion.

3.4 Searches. Before the Closing Date, and thereafter (as and when determined by Agent in its discretion), Agent shall have the right to perform, all at Borrower's expense, the searches described in clauses (a), (b), and (c) below against Borrower and any other Credit Party, the results of which are to be consistent with Credit Parties' representations and warranties under this Agreement and the reasonably satisfactory results of which shall be a condition precedent to all Credit Extensions requested by Borrower: (a) title investigations, UCC searches, PPSR searches and fixture filings searches; (b) judgment, pending litigation, federal tax lien, personal property tax lien, and corporate and partnership tax lien searches, in each jurisdiction searched under clause (a) above; and (c) searches of applicable corporate, limited liability company, partnership and related records to confirm the continued existence, organization and good standing of the applicable Person and the exact legal name under which such Person is organized.

4. CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest. Each Credit Party (other than the Australian Credit Parties) hereby grants Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Agent, for the ratable benefit of the Lenders, the Collateral, located in all jurisdictions other that Australia, whether now owned or hereafter acquired or arising, and

all proceeds and products thereof. Each Credit Party (other than the Australian Credit Parties) represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral, subject only to Permitted Liens that may have priority by operation of applicable Law or by the terms of a written intercreditor or subordination agreement entered into by Agent. For the avoidance of doubt, it is understood that each Australian Credit Party has granted security interests to Agent, for the ratable benefit of the Lenders, pursuant to and in accordance with the terms of the other Security Documents.

4.2 Representations and Covenants.

(a) As of the Closing Date, no Credit Party has any ownership interest in any Chattel Paper, letter of credit rights, commercial tort claims, Instruments, documents or investment property (other than as disclosed on the **Disclosure Schedule** attached hereto).

(b) Each Credit Party (other than the Australian Credit Parties) shall promptly (and in any event within 10 days of acquiring any of the following) deliver to Agent all tangible Chattel Paper and all Instruments and documents (other than tangible Chattel Paper and Instruments located in Australia and subject to the Australian Security Documents or located in another jurisdiction in which the Credit Parties have granted a perfected first priority Lien on such Collateral (subject only to Permitted Liens) in favor of the Agent) owned at any time by any Credit Party and constituting part of the Collateral duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Agent. Each Credit Party shall provide Agent with "control" (as in the Code) of all electronic Chattel Paper owned by such Credit Party and constituting part of the Collateral by having Agent identified as the assignee on the records pertaining to the single authoritative copy thereof and otherwise complying with the applicable elements of control set forth in the Code. Each Credit Party also shall deliver to Agent all security agreements securing any such Chattel Paper and securing any such Instruments. Each Credit Party will mark conspicuously all such Chattel Paper and all such Instruments and Documents with a legend, in form and substance satisfactory to Agent, indicating that such Chattel Paper and such Instruments and Documents are subject to the security interests and Liens in favor of Agent created pursuant to this Agreement and the Financing Documents.

(c) Each Credit Party shall promptly (and in any event within 10 days of acquiring any of the following) deliver to Agent all letters of credit (other than letters of credit located in Australia and subject to the Australian Security Documents or located in another jurisdiction in which the Credit Parties have granted a perfected first priority Lien on such Collateral (subject only to Permitted Liens) in favor of the Agent) on which such Credit Party is the beneficiary and which give rise to letter of credit rights owned by such Credit Party which constitute part of the Collateral in each case duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Agent. Each Credit Party shall take any and all actions as may be necessary or desirable, or that Agent may request, from time to time, to cause Agent to obtain exclusive "control" (as defined in the Code) of any such letter of credit rights in a manner acceptable to Agent.

(d) Each Credit Party shall promptly (and in any event within 10 days) advise Agent upon any Credit Party becoming aware that it has any interests in any commercial tort claim that constitutes part of the Collateral, which such notice shall include descriptions of the events and circumstances giving rise to such commercial tort claim and the dates such events and circumstances occurred, the potential defendants with respect such commercial tort claim and any court proceedings that have been instituted with respect to such commercial tort claims, and each Credit Party shall, with respect to any such commercial tort claim, execute and deliver to Agent such documents as Agent shall request to perfect, preserve or protect the Liens, rights and remedies of Agent with respect to any such commercial tort claim.

(e) Except for Inventory in an aggregate amount of Two Hundred Thousand Dollars ($200,000) calculated on the basis of the cost of production, no Inventory or other Collateral shall at any time be in the possession or control of any warehouse, consignee, bailee or any of the Credit Parties' agents or processors without prior written notice to Agent and the receipt by Agent, if Agent has so requested, of warehouse receipts, consignment agreements or bailee lien waivers (as applicable) satisfactory to Agent prior to the commencement of such possession or control. Each Credit Party shall, upon the request of Agent, notify any such warehouse,

consignee, bailee, agent or processor of the security interests and Liens in favor of Agent created pursuant to this Agreement and the Financing Documents, instruct such Person to hold all such Collateral for Agent's account subject to Agent's instructions and shall, in Agent's discretion, obtain an Access Agreement or other acknowledgement from such Person that such Person holds the Collateral for Agent's benefit.

(f) Upon request of Agent, each Credit Party shall promptly deliver to Agent any and all certificates of title, applications for title or similar evidence of ownership of all such tangible personal property (other than tangible personal property located in Australia and subject to the Australian Security Documents or located in another jurisdiction in which the Credit Parties have granted a perfected first priority Lien on such Collateral (subject only to Permitted Liens) in favor of the Agent) and shall cause Agent to be named as lienholder on any such certificate of title or other evidence of ownership. Credit Parties shall use their best efforts to ensure that no such tangible personal property becomes fixtures to real estate unless such real estate is subject to a Lien in favor of Agent.

(g) As of the Closing Date and each subsequent date that the representations and warranties under this Agreement are remade, all Deposit Accounts, Securities Accounts, Commodity Accounts or other bank accounts or investment accounts owned by any Credit Party, together with the purpose of such accounts and the financial institutions at which such accounts reside, are listed on the **Disclosure Schedule**.

(h) Each Credit Party hereby authorizes Agent to file without the signature of such Credit Party one or more UCC financing statements relating to its Liens on all or any part of the Collateral, which financing statements may list Agent as the "secured party" and such Credit Party as the "debtor" and which describe and indicate the collateral covered thereby as all or any part of the Collateral under the Financing Documents (including an indication of the collateral covered by any such financing statement as "all assets" of such Credit Party now owned or hereafter acquired), in such jurisdictions as Agent from time to time determines are appropriate, and to file without the signature of such Credit Party any continuations of or corrective amendments to any such financing statements, in any such case in order for Agent to perfect, preserve or protect the Liens, rights and remedies of Agent with respect to the Collateral. Each Credit Party also ratifies its authorization for Agent to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof. Any financing statement may include a notice that any disposition of the Collateral in contravention of this Agreement, by such Credit Party or any other Person, shall be deemed to violate the rights of Agent and the Lenders under the Code.

(i) As of the Closing Date, no Credit Party holds, and after the Closing Date each Credit Party shall promptly notify Agent in writing upon creation or acquisition by any Credit Party of, any Collateral which constitutes a claim against any Governmental Authority, including, without limitation, the federal government of the United States or any instrumentality or agency thereof, the assignment of which claim is restricted by any applicable Law, including, without limitation, the federal Assignment of Claims Act and any other comparable Law. Upon the request of Agent, each Credit Party shall take such steps as may be necessary or desirable, or that Agent may request, to comply with any such applicable Law.

(j) Each Credit Party shall furnish to Agent from time to time any statements and schedules further identifying or describing the Collateral and any other information, reports or evidence concerning the Collateral as Agent may reasonably request from time to time.

5. REPRESENTATIONS AND WARRANTIES

Each Credit Party represents and warrants as follows on the Closing Date, on the date of each Credit Extension, and on such other dates when such representations and warranties under this Agreement are made or deemed to be made:

5.1 Due Organization, Authorization: Power and Authority.

(a) Each Credit Party is duly organized, validly existing and in good standing (if applicable in such entity's jurisdiction of formation) in its respective jurisdiction of formation. Each Credit Party has the power

to own its assets and is qualified and licensed to do business and is in good standing (if applicable in such jurisdiction) in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Change. The Financing Documents have been duly authorized, executed and delivered by each Credit Party and constitute legal, valid and binding agreements enforceable in accordance with their terms. The execution, delivery and performance by each Credit Party of each Financing Document executed or to be executed by it is in each case within such Credit Party's powers.

(b) The execution, delivery and performance by each Credit Party of the Financing Documents to which it is a party do not (i) conflict with any of such Credit Party's organizational documents; (ii) contravene, conflict with, constitute a default under or violate any Law; (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Credit Party or any of its property or assets may be bound or affected; (iv) require any action by, filing, registration, or qualification with, or Required Permit from, any Governmental Authority (except such Required Permits which have already been obtained and are in full force and effect); or (v) constitute a default under or conflict with any Material Agreement. No Credit Party is in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a Material Adverse Change.

(c) No Australian Credit Party has contravened or will contravene Chapter 2E or Part 2J.3 of the Corporations Act in connection with its entry into, and performance of obligations under, any Financing Document.

5.2 Validity and admissibility in evidence. Each Credit Party has obtained or effected all authorizations (and such authorizations remain in full force and effect) required or desirable to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Financing Documents to which it is a party; to make the Financing Documents to which it is a party, its legal, valid, binding and enforceable obligations, admissible in evidence in its jurisdiction of incorporation; and for it and its Subsidiaries to carry on their business, except where failure to obtain or maintain such authorization could reasonably be expected to have a Material Adverse Change.

5.3 Litigation. Except as disclosed on the **Disclosure Schedule** or, after the Closing Date, pursuant to Section 6.7, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Responsible Officers, threatened in writing by or against any Credit Party which involves the possibility of any judgment or liability of more than Two Hundred and Fifty Thousand Dollars ($250,000.00) or that could result in a Material Adverse Change, or which questions the validity of the Financing Documents, or the other documents required thereby or any action to be taken pursuant to any of the foregoing, nor does any Credit Party have reason to believe that any such actions, suits, proceedings or investigations are threatened.

5.4 No Material Deterioration in Financial Condition; Financial Statements. All financial statements for the Credit Parties delivered to Agent or any Lender fairly present, in conformity with IFRS, in all material respects the consolidated financial condition and consolidated results of operations of such Credit Party. There has been no material deterioration in the consolidated financial condition of any Credit Party from the most recent financial statements and projections submitted to Agent or any Lender. There has been no material adverse deviation from the most recent annual operating plan of the Credit Parties delivered to Agent and Lenders

5.5 Solvency. In relation to each Australian Credit Party, no Australian Insolvency Event has occurred in relation to it. In relation to each Credit Party incorporated in a jurisdiction other than Australian, the fair salable value of each such Credit Party's assets (including goodwill *minus* disposition costs) exceeds the fair value of its liabilities. After giving effect to the transactions described in this Agreement, (a) no such Credit Party is left with unreasonably small capital in relation to its business as presently conducted, and (b) each such Credit Party is able to pay its debts (including trade debts) as they mature.

5.6 Subsidiaries; Investments; Margin Stock. The Credit Parties and their respective Subsidiaries do not own any stock, partnership interest or other equity securities, except for Permitted Investments. Without limiting the foregoing, Parent and its Subsidiaries do not own or hold any Margin Stock.

5.7 Tax Returns and Payments; Pension Contributions. Each Credit Party has timely filed all required tax returns and reports, and, except for those Taxes that are subject to a Permitted Contest, each Credit Party has timely paid all foreign, federal, state and material local Taxes, assessments, deposits and contributions owed by such Credit Party. Other than as disclosed to Agent in accordance with Section 6.2, no Credit Party is unaware of any claims or adjustments proposed for any prior tax years of any Credit Party which could result in additional Taxes becoming due and payable by such Credit Party. No Credit Party nor any trade or business (whether or not incorporated) that is under common control with any Credit Party within the meaning of Section 414(b) or (c) of the IRC (and Sections 414(m) and (o) of the IRC for purposes of the provisions relating to Section 412 of the IRC) or Section 4001 of ERISA (an "**ERISA Affiliate**") (i) has failed to satisfy the "minimum funding standards" (as defined in Section 412 of or Section 302 of ERISA), whether or not waived, with respect to any Pension Plan, (ii) has incurred liability with respect to the withdrawal or partial withdrawal of any Credit Party or ERISA Affiliate from any Pension Plan or incurred a cessation of operations that is treated as a withdrawal, (iii) has incurred any liability under Title IV of ERISA (other than for PBGC premiums due but not delinquent under Section 4007 of ERISA), (iv) has had any "reportable event" as defined in Section 4043(c) of ERISA (or the regulations issued thereunder) (other than an event for which the 30-day notice requirement is waived) occur with respect to any Pension Plan or (v) failed to maintain (1) each "plan" (as defined by Section 3(3) of ERISA) in all material respects with the applicable provisions of ERISA, the IRC and other federal or state laws, and (2) the tax qualified status of each plan (as defined above) intended to be so qualified.

5.8 Intellectual Property and License Agreements. A list of all Registered Intellectual Property of each Credit Party and all in-bound license or sublicense agreements, exclusive out-bound license or sublicense agreements, or other rights of any Credit Party to use Intellectual Property (but excluding in-bound licenses of over-the-counter software that is commercially available to the public), as of the Closing Date and, as updated pursuant to Section 6.14, is set forth on the **Intangible Assets Schedule**. Such **Intangible Assets Schedule** shall be prepared by the Credit Parties in the form provided by Agent and contain all information required in such form. Except for Permitted Licenses, each Credit Party is the sole owner of its Intellectual Property free and clear of any Liens. Each Patent is valid and enforceable and no part of the Material Intangible Assets has been judged invalid or unenforceable, in whole or in part, and to the best of the Credit Parties' knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party.

5.9 Regulatory Status. All of the Credit Parties' Products and Regulatory Required Permits are listed on the **Products Schedule** and **Required Permits Schedule**, respectively (as updated from time to time pursuant to Section 6.14), and the Credit Parties have delivered to Agent a copy of all Regulatory Required Permits requested by Agent as of the date hereof or to the extent requested by Agent pursuant to Section 6.16. With respect to each Product, (i) each Credit Party and its Subsidiaries have received, and such Product is the subject of, all Regulatory Required Permits needed in connection with the testing, manufacture, marketing or sale of such Product as currently being conducted by or on behalf of such Credit Party, and have provided Agent and each Lender with all notices and other information required by Section 6.16, (ii) such Product is being tested, manufactured, marketed or sold, as the case may be, in material compliance with all applicable Laws and Regulatory Required Permits. As of the Closing Date, there have been no Regulatory Reporting Events.

5.10 Accuracy of Schedules and Perfection Certificate. All information set forth in the **Disclosure Schedule**, **Intangible Assets Schedule**, the **Required Permits Schedule** and the **Products Schedule** is true, accurate and complete as of the Closing Date, the date of delivery of the last Compliance Certificate and any other subsequent date on which the Credit Parties are requested to update such certificate. All information set forth in the Perfection Certificate is true, accurate and complete as of the Closing Date, the date of each Credit Extension and each other subsequent date on which the Credit Parties deliver an updated Perfection Certificate pursuant to Agent's request.

5.11 No stamp taxes. Under the law of its jurisdiction of incorporation it is not necessary that any stamp, registration or similar tax be paid on or in relation to the Financing Documents or the transactions contemplated by the Financing Documents, save for (a) any payment referred to in any legal opinion delivered to the Agent under this Agreement or disclosed by or behalf of a Credit Party to the Agent; or (b) which has been paid or will be paid in satisfaction of the conditions precedent in Closing Deliveries Schedule attached hereto.

5.12 Pari passu ranking. Its payment obligations under the Financing Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

5.13 Trustee. It does not enter into any Financing Document or hold any property as trustee.

5.14 Governing law and enforcement. In relation to each Australian Credit party, the choice of law referred to in Article 12 as the governing law of the Financing Documents will be recognized and enforced in New South Wales, Australia, and any judgment obtained against it in any jurisdiction referred to in Article 12 in relation to a Financing Document will be recognized and enforced in New South Wales, Australia.

5.15 Management and control. The center of management and control of the Parent and Borrower is not located in or taken for the purposes of the relevant stamp duty laws to be located in Queensland or South Australia.

6. AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees as follows:

6.1 Organization and Existence; Government Compliance.

(a) Each Credit Party shall maintain its legal existence and good standing (if applicable in such entity's jurisdiction of formation) in its respective jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Change. If a Credit Party is not now a Registered Organization but later becomes one, such Credit Party shall promptly notify Agent of such occurrence and provide Agent with such Credit Party's organizational identification number.

(b) Each Credit Party shall comply with all Laws, ordinances and regulations to which it or its business locations are subject, the noncompliance with which could reasonably be expected to result in a Material Adverse Change. Each Credit Party shall obtain and keep in full force and effect and comply with all of the Required Permits, except where failure to have or maintain compliance with or effectiveness of such Required Permit could not reasonably be expected to result in a Material Adverse Change. Upon request of Agent or any Lender, each Credit Party shall promptly (and in any event within five (5) Business Days of such request) provide copies of any such obtained Required Permits to Agent. The Credit Parties shall notify Agent within five (5) Business Days (but in any event prior to Borrower submitting any requests for Credit Extensions or release of any reserves) of the occurrence of any facts, events or circumstances known to any Credit Party, whether threatened, existing or pending, that could cause any Required Permit to become limited, suspended or revoked. Notwithstanding the foregoing, each Credit Party shall comply with Section 6.16 as it relates to Regulatory Required Permits and to the extent that there is a conflict between this Section and Section 6.16 as it relates to Regulatory Required Permits, Section 6.16 shall govern.

6.2 Financial Statements, Reports, Certificates.

(a) Each Credit Party shall deliver to Agent and each Lender: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated and consolidating balance sheet, income statement and cash flow statement covering such Credit Party's consolidated operations for such month certified by a Responsible Officer and in a form acceptable to Agent and each Lender; (ii) as soon as available, but no later than one hundred twenty (120) days after the last day of a Credit Party's fiscal year, audited consolidated and consolidating financial statements prepared under IFRS, consistently applied, together with an

unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Agent and each Lender in its reasonable discretion; (iii) as soon as available after approval thereof by such Credit Party's governing board, but no later than thirty (30) days after the last day of such Credit Party's fiscal year, and as amended and/or updated, such Credit Party's financial projections for current fiscal year; (iv) within five (5) days of delivery, copies of all statements, reports and notices made available to all of such Credit Party's security holders or to any holders of Subordinated Debt; (v) in the event that such Credit Party is or becomes subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, within thirty (30) days of filing, a list of all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission ("**SEC**") or a link thereto on such Credit Party's or another website on the Internet; (vi) promptly (but in any event within five (5) Business Days) upon Agent's request, copies of the month-end account statements for each Collateral Account maintained by a Credit Party, which statements may be provided to Agent and each Lender by Parent or directly from the applicable institution(s); (vii) promptly (and in any event within ten (10) days of any request therefor) such readily available budgets, sales projections, operating plans, financial information and other information, reports or statements, that have been approved by the Borrower's board of directors in the usual manner, regarding the Credit Parties or their respective businesses, contractors and subcontractors reasonably requested by Agent or any Lender; and (viii) together with the next Compliance Certificate delivered after a Credit Party becomes aware of any claim or adjustment proposed for any prior tax years of any Credit Party or any of their Subsidiaries which could result in additional Taxes becoming due and payable by such Credit Party or Subsidiary, notice of such claim or adjustment.

(b) Within thirty (30) days after the last day of each month, the Credit Parties shall deliver to Agent and each Lender with the monthly financial statements described above, a duly completed Compliance Certificate signed by a Responsible Officer.

(c) Each Credit Party shall keep proper books of record and account in accordance with IFRS in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. Upon reasonable prior written notice and during business hours (which such limitations shall not apply if a Default or Event of Default has occurred), each Credit Party shall allow, Agent and Lenders to visit and inspect any properties of such Credit Party, to examine and make abstracts or copies from such Credit Party's books, to conduct a collateral audit and analysis of its operations and the Collateral to verify the amount and age of the accounts, the identity and credit of the respective account debtors, to review the billing practices of such Credit Party and to discuss its respective affairs, finances and accounts with their respective officers, employees and independent public accountants as often as may reasonably be desired. The Credit Parties shall reimburse Agent and each Lender for all reasonable costs and expenses associated with such visits and inspections; provided, however, that the Credit Parties shall be required to reimburse Agent and each Lender for such costs and expenses for no more than one (1) such visits and inspections per twelve (12) month period to the Borrower's North American headquarters only (being located in Overland Park, Kansas, as at the date of this Agreement) unless a Default or Event of Default has occurred during such period, in which case no such restrictions shall apply.

(d) Each Credit Party shall deliver to Agent and each Lender, within five (5) days after the same are sent or received, copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material effect on any of the Required Permits material to such Credit Party's business or otherwise on the operations of any Credit Party or any of such Credit Party's Subsidiaries (except that reporting related to Regulatory Required Permits and/or Regulatory Reporting Events shall be governed by Section 6.16).

6.3 Maintenance of Property. Each Credit Party shall cause all equipment and other tangible personal property other than Inventory to be maintained and preserved in the same condition, repair and in working order as of the date hereof, ordinary wear and tear excepted, and shall promptly make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. Each Credit Party shall keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between a Credit Party and its Account Debtors shall follow such Credit Party's customary practices as they exist on the Closing Date. Credit Parties shall promptly notify Agent of all returns, recoveries, disputes and claims that involve more than Five Hundred Thousand Dollars ($500,000) of Inventory collectively among all Credit Parties.

6.4 Taxes; Pensions. Each Credit Party shall timely file, all required tax returns and reports and timely pay all foreign, federal, state, and local Taxes, assessments, deposits and contributions owed, and shall deliver to Agent, on demand, appropriate certificates attesting to such payments; provided, however, that a Credit Party may defer payment of any contested Taxes, so long as such Credit Party (a) in good faith contests its obligation to pay the Taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Agent in writing of the commencement of, and any material development in, the proceedings, and (c) posts bonds or takes any other steps required to prevent the Governmental Authority levying such contested Taxes from obtaining a Lien upon any of the Collateral (such contest, a "**Permitted Contest**"). Each Credit Party shall pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms. Each Credit Party and their ERISA Affiliates shall timely make all required contributions to each Pension Plan and shall maintain each "plan" (as defined by Section 3(3) of ERISA) in material compliance with the applicable provisions of ERISA, the Internal Revenue Code and other federal and state laws. Each Credit Party shall give written notice to Agent and each Lender promptly (and in any event within ten (10) Business Days) upon such Credit Party becoming aware of any (i) Credit Party's or any ERISA Affiliate's failure to make any contribution required to be made with respect to any Pension Plan not having been timely made, (ii) notice of the PBGC's, any Credit Party's or any ERISA Affiliate's intention to terminate or to have a trustee appointed to administer any such Pension Plan, or (iii) complete or partial withdrawal by any Credit Party or any ERISA Affiliate from any Pension Plan.

6.5 Insurance. Each Credit Party shall keep its business and the Collateral insured for risks and in amounts standard for companies in such Credit Party's industry and location. Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Agent. All property policies shall have a lender's loss payable endorsement showing Agent as sole lender's loss payee and waive subrogation against Agent, and all liability policies shall show, or have endorsements showing, Agent as an additional insured. No other loss payees may be shown on the policies unless Agent shall otherwise consent in writing. If required by Agent, all policies (or the loss payable and additional insured endorsements) shall provide that the insurer shall endeavor to give Agent at least thirty (30) days' (ten (10) days' for non-payment of premium) notice before canceling, amending, or declining to renew its policy. At Agent's request, Parent shall deliver certified copies of all such Credit Party insurance policies and evidence of all premium payments. If any Credit Party fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Agent, Agent may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Agent deems prudent.

6.6 Collateral Accounts.

(a) Each Credit Party shall provide Agent five (5) Business Days prior written notice before establishing any Collateral Account at or with any bank or financial institution. In addition, for each Collateral Account (other than Collateral Accounts located in Australia) that any Credit Party at any time maintains (and in connection with any such Collateral Account established after the Closing Date prior to opening such Collateral Account), each Credit Party shall cause the applicable bank or financial institution at or with which any such Collateral Account is maintained to execute and deliver a Control Agreement or other instrument or agreement with respect to such Collateral Account that (i) ensures, to the extent necessary under applicable law, the perfection and priority of Agent's Lien in such Collateral Account in accordance with the terms hereunder, (ii) provides that, upon written notice from Agent, such bank or financial institution shall comply with instructions originated by Agent directing disposition of the funds in such Collateral Account without further consent by the applicable Credit Party, and (iii) may not be terminated without prior written consent of Agent. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and, in Agent's discretion, other employee wage and benefit payments to or for the benefit of a Credit Party's employees and identified to Agent by the Credit Parties as such; provided, however, that (x) upon the reasonable request of Agent, each Credit Party (to the extent applicable) shall maintain one or more separate Deposit Accounts solely to hold any and all amounts to be used for payroll, payroll taxes and other employee wage and benefit payments (collectively, "**Payroll Obligations**"), and shall not commingle any monies allocated for such purposes with funds in any other Deposit Account and (y) at no time shall Credit Parties commingle any monies allocated for the payment of Payroll Obligations with fund in the U.S. Collection Account.

(b) Without limiting the foregoing, Credit Parties shall ensure that the U.S. Collection Account is at all times subject to a Control Agreement. Borrower and each U.S. Guarantor, as applicable, shall, on or prior to the date on which a Control Agreement is required to be entered into pursuant to Section 6.13, establish a standing instruction (which shall not be modified without Agent's prior written consent) to Bank of America N.A. that the amount of the aggregate amount of the available balances in the U.S. Exempt Accounts in excess of the U.S. Exempt Account Peg Balance shall be swept on a daily basis to the U.S. Collection Account (the "**Daily Account Sweeps**") and Credit Parties shall ensure that each Daily Account Sweep is conducted in accordance with the terms of such standing instructions. After the occurrence and during the continuation of an Event of Default, at Agent's request, each Credit Parties shall cause each U.S. Exempt Account then in existence to become subject to a Control Agreement.

(c) Together with each Compliance Certificate required to be delivered under this Agreement, Borrower shall deliver to Agent bank statements for the U.S. Collection Account and each U.S. Exempt Account (which statements may be in the form of electronic screenshots) evidencing compliance with the Daily Account Sweep requirements set forth in Section 6.6(b).

6.7 Notices of Material Agreements, Litigation and Defaults; Cooperation in Litigation.

(a) Each Credit Party shall promptly (and in any event within the time periods specified below) provide written notice to Agent and each Lender of the following:

(i) Within three (3) Business Days of such Credit Party becoming aware of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default;

(ii) Within five (5) Business Days of such Credit Party becoming aware of (or having reason to believe any of the following are pending or threatened in writing) any action, suit, proceeding or investigation by or against any Credit Party which involves the possibility of any judgment or liability of more than Two Hundred Fifty Thousand Dollars ($250,000) or that could result in a Material Adverse Change, or which questions the validity of any of the Financing Documents, or the other documents required thereby or any action to be taken pursuant to any of the foregoing;

(iii) (A) Within five (5) Business Days of any Credit Party (1) executing and delivering any amendment, consent, waiver or other modification to any Material Agreement that is materially adverse to any Credit Party or that is adverse to Agent or any Lender or (2) receiving or delivering any notice of termination or default or similar notice in connection with any Material Agreement and (B) together with delivery of the next Compliance Certificate (included as an update to the **Disclosure Schedule** delivered therewith) the execution of any new Material Agreement and/or any new material amendment, consent, waiver or other modification to any Material Agreement not previously disclosed.

(b) Each Credit Party shall provide such further information (including copies of such documentation) as Agent or any Lender shall reasonably request with respect to any of the events or notices described in clause (a). From the date hereof and continuing through the termination of this Agreement, each Credit Party shall make available to Agent and each Lender, without expense to Agent or any Lender, such Credit Party's officers, employees and agents and books, to the extent that Agent or any Lender may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Agent or any Lender with respect to any Collateral or relating to a Credit Party.

6.8 Creation/Acquisition of Subsidiaries.

(a) Each Credit Party shall, and shall cause each Restricted Subsidiary to, provide Agent with at least thirty (30) days (or such shorter period as Agent may accept in its sole discretion) prior written notice of its intention to create or, to the extent permitted pursuant to this Agreement, acquire a new Subsidiary. Upon such creation or, to the extent permitted hereunder, acquisition of any Subsidiary, the Credit Parties and such Subsidiary

shall (or shall cause the applicable Restricted Subsidiary to) either (i) together with the notice provided for in the preceding sentence and with the written consent of Agent (such consent not to be unreasonably withheld), designate such new Subsidiary as a Restricted Subsidiary, in which case, such new Subsidiary shall be deemed for all purposes hereof to be a Restricted Subsidiary or (ii) promptly (and in any event within ten (10) Business Days of such creation or acquisition) take all such action as may be reasonably required by Agent or the Required Lenders to cause each such new Subsidiary to either, in the discretion of Agent, become a co-Borrower hereunder or to guarantee the Obligations of Borrower under the Financing Documents and, in each case under this subclause (ii), grant a continuing pledge and security interest in and to the assets of such new Subsidiary (substantially as described on **Exhibit A** hereto); and the applicable Credit Party (or such Restricted Subsidiary, as applicable) shall grant and pledge to Agent, for the ratable benefit of the Lenders, a perfected security interest in the stock, units or other evidence of ownership of each such new Subsidiary (the foregoing collectively, the "**Joinder Requirements**"); provided, that Credit Parties shall not be permitted to, nor shall they permit any Restricted Subsidiary to, make any Investment in such Subsidiary until such time Credit Parties have satisfied the Joinder Requirements or such Subsidiary has been designated as a Restricted Subsidiary in accordance with clause (i) above.

(b) Notwithstanding the foregoing, Credit Parties may make Investments of cash and Cash Equivalents in a Restricted Subsidiary but solely to the extent that the aggregate amount of such Investments does not, at any time, exceed $200,000 with respect to all Restricted Subsidiaries; *provided* that the aggregate amount of Investments made in any Restricted Subsidiary shall not exceed the amount necessary to fund the current operating expenses of such Subsidiary (taking into account their revenue from other sources).

(c) Credit Parties further agree to comply, and cause their respective Subsidiaries to comply, with the following requirements with respect to the Restricted Subsidiaries: (i) the total amount of cash and Cash Equivalents held by the Restricted Subsidiaries in Accounts other than a Collateral Accounts over which Agent has a perfected first priority security interest, in aggregate for all such Accounts, shall not, at any time, exceed $200,000; and (ii) the value of the assets (including cash and Cash Equivalents) of all the Restricted Subsidiaries, in the aggregate for all such Restricted Subsidiaries, shall not, at any time, exceed $200,000 (with the value of Inventory to be calculated on the basis of the cost of production).

(d) Following (a) the occurrence and continuation of an Event of Default and (b) the exercise by Agent of any right, option or remedy provided for hereunder, under any Financing Document or at law or in equity, Credit Parties shall cause each Restricted Subsidiary to declare and pay to the applicable Credit Party the maximum amount of dividends and other distributions in respect of its capital stock or other equity interest legally permitted to be paid by each such Restricted Subsidiary; *provided* that such Restricted Subsidiary shall be able to retain for working capital purposes such other amounts used by such Restricted Subsidiaries in the Ordinary Course of Business and as are reasonable necessary for its operations based on its current projections, as provided to the Agent pursuant to Section 6.2.

(e) Notwithstanding the foregoing, following the occurrence and during the continuation of any Default or Event of Default, upon the request of Agent, Credit Parties shall cause any one or more Restricted Subsidiaries to become a co-Borrower hereunder or to guarantee the Obligations of Borrower under the Financing Documents in accordance with the Joinder Requirements applicable to new Subsidiaries pursuant to Section 6.8(a) within thirty (30) days of such a request by Agent.

6.9 Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions solely for (a) transaction fees incurred in connection with the Financing Documents and (b) for working capital needs of the Credit Parties and their Subsidiaries. No portion of the proceeds of the Credit Extensions will be used for family, personal, agricultural or household use or to purchase Margin Stock.

6.10 Hazardous Materials; Remediation.

(a) If any Credit Party shall release or dispose of Hazardous Materials on any real property or any other asset of any Credit Party in violation of applicable Environmental Law, or if any Credit Party knows or should have known about a release or disposal of Hazardous Materials by any third party on any real property of any

Credit Party in violation of applicable Environmental Law, such Credit Party will take such actions as may be required by applicable Environmental Law to contain or remove the Hazardous Materials and remediate the real property and to preserve the value of such real property or other assets in all material respects. Without limiting the generality of the foregoing, each Credit Party comply with each Law requiring the performance at any real property by such Credit Party of activities in response to the release or threatened release of a Hazardous Material.

(b) The Credit Parties will provide Agent within thirty (30) days after written demand therefor with a bond, letter of credit or similar financial assurance evidencing to the reasonable satisfaction of Agent that sufficient funds are available to pay the cost of removing, treating and disposing of any Hazardous Materials or Hazardous Materials Contamination and discharging any assessment which may be established on any property as a result thereof, such demand to be made, if at all, upon Agent's determination that the failure to remove, treat or dispose of any Hazardous Materials or Hazardous Materials Contamination, or the failure to discharge any such assessment could reasonably be expected to have a Material Adverse Change.

(c) If there is any conflict between this Section 6.10 and any environmental indemnity agreement which is a Financing Document, the environmental indemnity agreement shall govern and control.

6.11 Power of Attorney. Each of the officers of Agent is hereby irrevocably made, constituted and appointed the true and lawful attorney for each Credit Party without requiring any of them to act as such) with full power of substitution to do the following: (a) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral (in each case, so long as no Default or Event of Default has occurred, other than Permitted Liens), or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (b) so long as Agent has provided not less than three (3) Business Days' prior written notice to the applicable Credit Party to perform the same and such Credit Party has failed to take such action, (i) execute in the name of any Person comprising a Credit Party any schedules, assignments, instruments, documents, and statements that such Credit Party is obligated to give Agent under this Agreement or that Agent or any Lender deems necessary to perfect or better perfect Agent's security interest or Lien in any Collateral, (ii) do such other and further acts and deeds in the name of such Credit Party that Agent may deem necessary or desirable to enforce, protect or preserve any Collateral or its rights therein, including, but not limited to, to sign such Credit Party's name on any invoice or bill of lading for any Account or drafts against Account Debtors; and (iii) after the occurrence and during the continuance of an Event of Default, (A) endorse the name of any Credit party upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to such Credit Party; (B) make, settle, and adjust all claims under such Credit Party's insurance policies; (C) take any action any Credit Party is required to take under this Agreement or any other Financing Document; (D) transfer the Collateral into the name of Agent or a third party as the Code permits; (E) exercise any rights and remedies described in this Agreement or the other Financing Documents; and (F) do such other and further acts and deeds in the name of such Credit Party that Agent may deem necessary or desirable to enforce its rights with regard to any Collateral.

6.12 Further Assurances. Each Credit Party shall promptly execute any further instruments and take further action as Agent reasonably requests to perfect or better perfect or continue Agent's Lien in the Collateral or to effect the purposes of this Agreement or any other Financing Document, including without limitation, executing security documents governed by the law of the jurisdiction of incorporation of any Credit Party that is organized under the laws of any jurisdiction other than the United States or any state thereof and obtaining consents, signing documents, getting documents completed and signed and supplying information, delivering documents and evidence of title and executed blank transfers, or otherwise giving possession or control with respect to any property the subject of any security interest or Lien.

6.13 Post-Closing Obligations. Each Credit Party shall complete each of the post-closing obligations and/or deliver to Agent each of the documents, instruments, agreements and information listed on the **Post-Closing Obligations Schedule** attached hereto, on or before the date set forth for each such item thereon (as the same may be extended by Agent in writing in its sole discretion), each of which shall be completed or provided in form and substance satisfactory to Agent and Lenders.

6.14 Disclosure Schedule Updates. Each Credit Party shall, in the event of any information in the **Disclosure Schedule** becoming outdated, inaccurate, incomplete or misleading, deliver to Agent, together with the next Compliance Certificate required to be delivered under this Agreement after such event, a proposed update to the **Disclosure Schedule** correcting all outdated, inaccurate, incomplete or misleading information; provided, however, (i) with respect to any proposed updates to the **Disclosure Schedule** involving Permitted Liens, Permitted Indebtedness or Permitted Investments, Agent will replace the **Disclosure Schedule** attached hereto with such proposed update only if such updated information is consistent with the definitions of and limitations herein pertaining to Permitted Liens, Permitted Indebtedness or Permitted Investments and (ii) with respect to any proposed updates to the **Disclosure Schedule** involving other matters, Agent will replace the applicable portion of the **Disclosure Schedule** attached hereto with such proposed update upon Agent's approval thereof.

6.15 Intellectual Property and Licensing.

(a) Together with each Compliance Certificate required to be delivered pursuant to Section 6.2(b), to the extent (A) any Credit Party acquires and/or develops any new Registered Intellectual Property (other than as provided below), or (B) any Credit Party enters into or becomes bound by any additional in-bound license or sublicense agreement, any additional exclusive out-bound license or sublicense agreement or other agreement with respect to rights in Intellectual Property (other than over-the-counter software that is commercially available to the public), or (C) there occurs any other material change in any Credit Party's Registered Intellectual Property, in-bound licenses or sublicenses or exclusive out-bound licenses or sublicenses from that listed on the **Intangible Assets Schedule**, together with such Compliance Certificate, deliver to Agent an updated **Intangible Assets Schedule** reflecting such updated information; *provided, however,* that, so long as no Event of Default has occurred and is continuing, Credit Parties shall be required to update the **Intangible Assets Schedule** for new Registered Intellectual Property consisting of registered trademarks or service marks or registered mask works (and related applications) only on biannual basis together with the Compliance Certificates delivered for the months of December and June of each calendar year. With respect to any updates to the Intangible Assets Schedule involving licenses or sublicenses, such licenses shall be consistent with the definitions of and limitations herein pertaining to Permitted Licenses.

(b) If any Credit Party obtains any Registered Intellectual Property constituting Collateral (other than copyrights, mask works and related applications to the extent they are addressed below), such Credit Party shall promptly execute such intellectual property security agreements (which shall be filed in the United States Patent and Trademark Office or the Australian Personal Property Securities Register, as applicable) and other documents and provide such other information (including, without limitation, copies of applications) and take such other actions as Agent shall request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Agent, for the ratable benefit of Lenders, in such property. If any Credit Party decides to register any copyrights or mask works in the United States Copyright Office, such Credit Party shall: (x) provide Agent with at least fifteen (15) days prior written notice of a Credit Party's intent to register such copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding Exhibits thereto); (y) execute an intellectual property security agreement and such other documents and provide such other information and take such other actions as Agent may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Agent, for the ratable benefit of the Lenders, in the copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the copyright or mask work application(s) with the United States Copyright Office.

(c) Each Credit Party shall take such steps as Agent requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (x) all licenses or agreements (other than those Permitted In-Licenses not constituting "Collateral" (pursuant to the definition thereof)) to be deemed "Collateral" and for Agent to have a security interest in it that might otherwise be restricted or prohibited by Law or by the terms of any such license or agreement, whether now existing or entered into in the future, and (y) Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Agent's rights and remedies under this Agreement and the other Financing Documents.

(d) Each Credit Party shall own, or be licensed to use or otherwise have the right to use, all Material Intangible Assets. Each Credit Party shall cause all Registered Intellectual Property to be duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances, except where the failure to do so would not reasonably be expected to result in a Material Adverse Change. Each Credit Party shall at all times conduct its business without infringement or claim of infringement of any Intellectual Property rights of others. Each Credit Party shall use commercially reasonable efforts (i) protect, defend and maintain the validity and enforceability of its Material Intangible Assets (ii) promptly advise Agent in writing of material infringements of its Material Intangible Assets, or of a material claim of infringement by such Credit Party on the Intellectual Property rights of others; and (iii) not allow any of such Credit Party's Material Intangible Assets to be abandoned, invalidated, forfeited or dedicated to the public or to become unenforceable. No Credit Party shall become a party to, nor become bound by, any material license or other agreement with respect to which such Credit Party is the licensee that prohibits or otherwise restricts such Credit Party from granting a security interest in such Credit Party's interest in such license or agreement or other property.

6.16 Regulatory Reporting and Covenants.

(a) Each Credit Party shall notify Agent and each Lender promptly (and in any event within ten (10) Business Days of receiving, becoming aware of or determining that (each, a "Regulatory Reporting Event" and collectively, the "Regulatory Reporting Events"): (i) any Governmental Authority, specifically including the FDA is conducting or has conducted (A) if applicable, any investigation of such Credit Party's or its Subsidiaries' manufacturing facilities and processes for any Product (or any investigation of the facility of a contract manufacturer engaged by such Credit Party's or its Subsidiaries in respect of a Product of which such Credit Party and/or its Subsidiaries are aware), which has disclosed any material deficiencies or violations of Laws and/or the Regulatory Required Permits related thereto or (B) an investigation or review of any Regulatory Required Permit (other than routine reviews in the Ordinary Course of Business associated with the renewal of a Regulatory Required Permit and which could not reasonably be expected to result in a Material Adverse Change), (ii) development, testing, and/or manufacturing of any Product should cease, (iii) if a Product has been approved for marketing and sale, any marketing or sales of such Product should cease or such Product should be withdrawn from the marketplace, (iv) any Regulatory Required Permit has been revoked or withdrawn, (v) adverse clinical test results have occurred with respect to any Product to the extent that such results have or could reasonably be expected to result in a Material Adverse Change, (vi) any Product recalls or voluntary Product withdrawals from any market (other than with respect to discrete batches or lots that are not material in quantity or amount and are not made in conjunction with a larger recall) have occurred, or (vii) any significant failures in the manufacturing of any Product have occurred such that the amount of such Product successfully manufactured in accordance with all specifications thereof and the required payments to be made to such Credit Party therefor in any month shall decrease significantly with respect to the quantities of such Product and payments produced in the prior month and such failures have a materially adverse impact on the business of any Credit Party. Each Credit Party shall provide to Agent or any Lender such further information (including copies of such documentation) as Agent or any Lender shall reasonably request with respect to any such Regulatory Reporting Event.

(b) Each Credit Party shall obtain and, to the extent applicable, use commercially reasonable efforts to cause all third parties to obtain, all Regulatory Required Permits necessary for compliance in all material respects with Laws with respect to testing, manufacturing, developing, selling or marketing of Products and shall, and shall cause each Credit Party to, maintain and comply fully and completely in all respects with all such Regulatory Required Permits, the noncompliance with which could have a Material Adverse Change. In the event any Credit Party obtains any new Regulatory Required Permit or any information on the **Required Permits Schedule** becomes outdated, inaccurate, incomplete or misleading, such Credit Party shall, together with the next Compliance Certificate required to be delivered under this Agreement after such event, provide Agent with an updated **Required Permits Schedule** including such updated information.

(c) If, after the Closing Date, any Credit Party determines to manufacture, sell, develop, test or market any new Product (by itself or through a third party), such Credit Party shall deliver prior written notice to Agent of such determination (which shall include a brief description of such Product) and, together with delivery of the next Compliance Certificate shall provide an updated **Intangible Assets Schedule**, **Products Schedule** and

Required Permits Schedule (and copies of such Required Permits as Agent may request) reflecting updates related to such determination.

7. NEGATIVE COVENANTS

No Credit Party shall do any of the following without the prior written consent of Agent:

7.1 Dispositions. Convey, sell, abandon, lease, license, transfer, assign or otherwise dispose of (collectively, "**Transfer**") all or any part of its business or property, except for (a) sales, transfers or dispositions of Inventory in the Ordinary Course of Business; or (b) sales or abandonment of (i) worn-out or obsolete Equipment or (ii) other Equipment that is no longer used or useful in the business of such Credit Party with a fair salable value not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate for all such Equipment; (c) to the extent they may constitute a Transfer, Permitted Liens; (d) to the extent they may constitute a Transfer, Permitted Investments; or (e) Permitted Out-Licenses.

7.2 Changes in Business, Management, Ownership or Business Locations. (a) Engage in, or permit any of its Subsidiaries to engage in, any business other than the businesses currently engaged in by such Credit Party or such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; (c) (i) have a change in senior management where a suitable permanent replacement, as approved by such Credit Party's board of directors, has not been named and hired by not later than six (6) months after such change, or (ii) enter into any transaction or series of related transactions which would result in a Change in Control unless the agreements with respect to such transactions provide for, as a condition precedent to the consummation thereof, either (x) the indefeasible payment in full of the Obligations or (y) the consent of the Agent and Lenders; (d) add any new offices or business locations, or enter into any new leases with respect to existing offices or business locations without first delivering a fully-executed Access Agreement to Agent (except as otherwise provided below); (e) change its jurisdiction of organization; (f) change its organizational structure or type; (g) change its legal name unless it has provided Agent (i) at least 20 days' notice prior to making such change and (ii) prior to consummating any such change, a certification by Borrower and/or other evidence satisfactory to Agent that all actions required by Agent to ensure compliance of Borrower under this Agreement, including those to continue the perfection of its Liens, have been taken; or (h) change any organizational number (if any) assigned by its jurisdiction of organization. Notwithstanding the foregoing, in the case of subpart (d) preceding, provided that the applicable lease or license agreement, or applicable law, do not grant to the landlord or licensor any Lien upon intangible assets of the tenant or licensee, subpart (d) shall not restrict leases or licenses for (i) such new or existing offices or business locations containing less than Two Hundred and Fifty Thousand Dollars ($250,000) in the Credit Parties' assets or property and not containing any Credit Party's Books and (ii) any new or existing business location constituting a warehouse, consignee or bailee location that does not contain any of any Credit Party's Books and would not otherwise require an Access Agreement pursuant to the criteria set forth in Section 4.2(e).

7.3 Mergers or Acquisitions.

(a) Merge or consolidate with any other Person; *provided, however*, that a Subsidiary of a Credit Party may merge or consolidate into another Subsidiary that is a Credit Party, so long as (a) Credit Party have provided Agent with prior written notice of such transaction, (b) a Person already comprising a Credit Party shall be the surviving legal entity, (c) if a Borrower is a party thereto, a Borrower shall be the surviving legal entity, (d) except as otherwise provided in clause (c) above, if a Guarantor is a party thereto, a Guarantor shall be the surviving legal entity, (e) the surviving Credit Party's tangible net worth is not thereby reduced, (e) no Event of Default has occurred and is continuing prior thereto or arises as a result therefrom, and (f) the Credit Parties shall be in compliance with the covenants set forth in this Agreement both before and after giving effect to such transaction.

(b) Acquire all or substantially all of the capital stock or property of another Person other than pursuant to a Permitted Acquisition.

7.4 Indebtedness. (a) Create, incur, assume, or be liable for any Indebtedness other than Permitted Indebtedness or (b) purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount

payable in respect of any Indebtedness (other than with respect to the Obligations as described in Section 2.3) prior to its scheduled maturity.

7.5 Encumbrance. (a) Create, incur, allow, or suffer any Lien on any of its property, except for Permitted Liens, (b) permit any Collateral to fail to be subject to the first priority security interest granted herein except for Permitted Liens that may have priority by operation of applicable Law or by the terms of a written intercreditor or subordination agreement entered into by Agent, or (c) enter into any agreement, document, instrument or other arrangement (except with or in favor of Agent) with any Person which directly or indirectly prohibits or has the effect of prohibiting any Credit Party or any Subsidiary thereof from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of any Credit Party's or any Subsidiary of a Credit Party's Collateral or Intellectual Property, except as is otherwise permitted in the definition of "Permitted Liens" herein.

7.6 Maintenance of Collateral Accounts. Maintain any Collateral Account, except pursuant to the terms of Section 6.6 hereof.

7.7 Distributions; Investments; Margin Stock. (a) Pay any dividends (other than dividends payable solely in common stock) or make any distribution or payment with respect to or redeem, retire or purchase or repurchase any of its equity interests (other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar plans), or (b) directly or indirectly make any Investment (including, without limitation, any additional Investment in any Subsidiary) other than Permitted Investments. Without limiting the foregoing, no Credit Party shall, nor permit any of its Subsidiaries to, purchase or carry Margin Stock.

7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of any Credit Party, except for (a) transactions that are in the Ordinary Course of Business, upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in an arm's length transaction with a non-affiliated Person, (b) transactions with Subsidiaries that are designated as a Credit Parties hereunder and that are not otherwise prohibited by Section 6.8 or Article 7 of this Agreement, (c) transactions permitted by Section 7.7 of this Agreement, and (d) transactions pursuant to agreements in existence on the Closing Date and set forth the **Disclosure Schedules**.

7.9 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except to the extent expressly permitted to be made pursuant to the terms of the Subordination Agreement to which such Subordinated Debt is subject, (b) in the case of the 2013 Bonds, Credit Parties may make regularly scheduled principal payments pursuant to the terms of the applicable Subordinated Debt Documents; *provided* that (i) the aggregate amount of such principal payments shall not exceed AUD 3,000,000 (or the equivalent thereof in any other currency), (ii) immediately after giving effect to any such payment, Credit Parties shall own unrestricted cash and cash equivalents in an amount not less than $6,000,000, which cash and cash equivalents shall be subject to a first priority perfected lien in favor of Agent for the benefit of Lenders, and (iii) at the time such principal payment is made and immediately after giving effect thereto, no Default or Event of Default has occurred and is continuing, or (c) amend any provision in any document relating to the Subordinated Debt other than as may be expressly permitted pursuant to the terms of any applicable Subordination Agreement to which such Subordinated Debt is subject.

7.10 Compliance. Become an "investment company" or a company controlled by an "investment company", under the Investment Company Act of 1940, as amended or undertake as one of its important activities extending credit to purchase or carry Margin Stock, or use the proceeds of any Credit Extension for that purpose; (i) fail, or permit any ERISA Affiliate to fail, to meet "minimum funding standards" (as defined in Section 412 of the Internal Revenue Code or Section 302 of ERISA), whether or not waived, (ii) permit (with respect to any Credit Party, any Subsidiary of any Credit Party or any ERISA Affiliate thereof) a "reportable event" as defined in Section 4043(c) of ERISA (or the regulations issued thereunder) (other than an event for which the 30-day notice requirement is waived) to occur, (iii) engage in any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code that could result in liability in excess of $150,000 in the

aggregate or that could reasonably be expected to result in a Material Adverse Change; (iv) fail to comply with the Federal Fair Labor Standards Act that could result in liability in excess of $150,000 in the aggregate or that could reasonably be expected to result in a Material Adverse Change; (v) permit (with respect to any Credit Party, any Subsidiary of any Credit Party or any ERISA Affiliate thereof) the withdrawal from participation in any Pension Plan, or (vi) incur, or permit any Credit Party, any Subsidiary of any Credit Party or any ERISA Affiliate thereof to incur, any liability under Title IV of ERISA (other than for PBGC premiums due but not delinquent under Section 4007 of ERISA).

7.11 Amendments to Organization Documents and Material Agreements. Amend, modify or waive any provision of (a) any Material Agreement in a manner that is materially adverse to a Credit Party, that is adverse to Agent or any Lender, that pertains to rights to assign or grant a security interest in such Material Agreement or that could or could reasonably be expected to result in a Material Adverse Change, or (b) any of its organizational documents (other than a change in registered agents, or a change that could not adversely affect the rights of Agent or Lenders hereunder, but, for the avoidance of doubt, under no circumstances a change of its name (other than in accordance with Section 7.2), type of organization or jurisdiction of organization), in each case, without the prior written consent of Agent. Credit Parties shall provide to Agent copies of all amendments, waivers and modifications of any Material Agreement or organizational documents.

7.12 Compliance with Anti-Terrorism Laws. Directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. Credit Parties shall comply with all Anti-Terrorism Laws or regulations relating to anti-money laundering, counter-terrorism financing or sanctions and shall immediately notify Agent if any Credit Party has knowledge that such Credit Party or any Subsidiary or Affiliate is listed on the OFAC Lists or (a) is convicted on, (b) pleads *nolo contendere* to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. No Credit Party shall, nor shall any Credit Party permit any Subsidiary or Affiliate thereof to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law. Agent hereby notifies each Credit Party that pursuant to the requirements of Anti-Terrorism Laws, and Agent's policies and practices, Agent is required to obtain, verify and record certain information and documentation that identifies such Credit Party and its principals, which information includes the name and address of such Credit Party and its principals and such other information that will allow Agent to identify such party in accordance with Anti-Terrorism Laws.

8. RESERVED

9. FINANCIAL COVENANT

9.1 Parent shall not permit its Adjusted Net Revenue for the twelve month period immediately preceding each Testing Date to be less than the minimum amount set forth opposite such Testing Date on the **Minimum Adjusted Net Revenue Schedule**.

9.2 Parent shall furnish to Agent, together with the monthly financial reporting required of Credit Parties in this Agreement, a Compliance Certificate as evidence of Parent's compliance with the covenants in this Section 9. The Compliance Certificate shall include, without limitation, (a) a statement and report, on a form approved by Agent, detailing Parent's calculations, (b) if requested by Agent, bank statements and (c) if requested by Agent, back-up documentation (including, without limitation, invoices, receipts and other evidence of costs incurred during such quarter as Agent shall reasonably require) evidencing the propriety of the calculations.

10. EVENTS OF DEFAULT

10.1 Events of Default. The occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of law or otherwise, shall constitute an "**Event of Default**" and Credit Parties shall thereupon be in default under this Agreement and each of the other Financing Documents:

(a) Borrower fails to (i) make any payment of principal or interest on any Credit Extension on its due date, or (ii) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which five (5) Business Day grace period shall not apply to payments due on the Maturity Date or the date of acceleration pursuant to Section 10.2 hereof).

(b) Any Credit Party defaults in the performance of or compliance with any term contained in this Agreement or in any other Financing Document (other than occurrences described in other provisions of this Section 10.1 for which a different grace or cure period is specified or for which no grace or cure period is specified and thereby constitute immediate Events of Default) and such default is not remedied by the Credit Party or waived by Agent within ten (10) days after the earlier of (i) the date of receipt by any Credit Party of notice from Agent or Required Lenders of such default, or (ii) the date an officer of such Credit Party becomes aware, or through the exercise of reasonable diligence should have become aware, of such default;

(c) Any Credit Party defaults in the performance of or compliance with any term contained in Section 6.2, 6.4, 6.5, 6.6, 6.7(a), 6.8, 6.9, 6.10, 6.13, 6.15 or 6.16, Article 7, or Article 9.

(d) Any representation, warranty, certification or statement made by any Credit Party, and holder of Subordinated Debt or any other Person acting for or on behalf of a Credit Party or a holder of Subordinated Debt (i) in any Financing Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document, or (ii) to induce Agent and/or Lenders to enter into this Agreement or any Financing Document is incorrect in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made);

(e) (i) any Credit Party defaults under or breaches any Material Agreement (after any applicable grace period contained therein), or a Material Agreement shall be terminated by a third party or parties party thereto prior to the expiration thereof, or there is a loss of a material right of a Credit Party under any Material Agreement to which it is a party, in each case which could reasonably be expected to result in a Material Adverse Change, (ii) (A) any Credit Party fails to make (after any applicable grace period) any payment when due (whether due because of scheduled maturity, required prepayment provisions, acceleration, demand or otherwise) on any Indebtedness (other than the Obligations) of such Credit Party or such Subsidiary having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than Two Hundred Thousand Dollars ($200,000) ("**Material Indebtedness**"), (B) any other event shall occur or condition shall exist under any contractual obligation relating to any such Material Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of (without regard to any subordination terms with respect thereto), the maturity of such Material Indebtedness or (C) any such Material Indebtedness shall become or be declared to be due and payable, or be required to be prepaid, redeemed, defeased or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, (iii) any Credit Party defaults (beyond any applicable grace period) under any obligation for payments due or otherwise under any lease agreement for such Credit Party's principal place of business or any place of business that meets the criteria for the requirement of an Access Agreement under Section 7.2 or for which an Access Agreement exists or was required to be delivered, (iv) the occurrence of any breach or default under any terms or provisions of any Subordinated Debt Document or under any agreement subordinating the Subordinated Debt to all or any portion of the Obligations, or the occurrence of any event requiring the prepayment of any Subordinated Debt, or the delivery of any notice with respect to any Subordinated Debt or pursuant to any Subordination Agreement that triggers the start of any standstill or similar period under any Subordination Agreement, or (v) any Credit Party makes any payment on account of any Indebtedness that has been subordinated to any of the Obligations, other than payments specifically permitted by the terms of such subordination;

(f) (i) an Australian Insolvency Event occurs in relation to any Australian Credit Party; (ii) any Credit Party that is not an Australian Credit Party being not able to pay its debts as such debts become due, shall

admit in writing its inability to pay its debts generally, shall make a general assignment for the benefit of creditors, or shall cease doing business as a going concern, (iii) any proceeding shall be instituted by or against any Credit Party that is not an Australian Credit Party seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, composition of it or its debts or any similar order, in each case under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, conservator, liquidating agent, liquidator, other similar official or other official with similar powers, in each case for it or for any substantial part of its property and, in the case of any such proceedings instituted against (but not by or with the consent of) such Credit Party, either such proceedings shall remain undismissed or unstayed for a period of thirty (30) days or more or any action sought in such proceedings shall occur or (iv) any Credit Party that is not an Australian Credit Party shall take any corporate or similar action or any other action to authorize any action described in clause (ii) or (iii) above;

(g) (i) The service of process seeking to attach, execute or levy upon, seize or confiscate any Collateral Account, any Intellectual Property, or any funds of any Credit Party on deposit with Agent, any Lender or any Affiliate of Agent or any Lender, or (ii) a notice of lien, levy, or assessment is filed against any assets of a Credit Party by any government agency, and the same under subclauses (i) and (ii) hereof are not discharged or stayed (whether through the posting of a bond or otherwise) prior to the earlier to occur of ten (10) days after the occurrence thereof or such action becoming effective;

(h) (i) any court order enjoins, restrains, or prevents any Credit Party from conducting any material part of its business, (ii) the institution by any Governmental Authority of criminal proceedings against any Credit Party, or (iii) one or more judgments or orders for the payment of money (not paid or fully covered by insurance and as to which the relevant insurance company has acknowledged coverage in writing) aggregating in excess of $250,000 shall be rendered against any or all Credit Parties and either (A) enforcement proceedings shall have been commenced by any creditor upon any such judgments or orders, or (B) there shall be any period of ten (10) consecutive days during which a stay of enforcement of any such judgments or orders, by reason of a pending appeal, bond or otherwise, shall not be in effect,

(i) any Lien created by any of the Financing Documents shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be encumbered thereby, subject to no prior or equal Lien except Permitted Liens, or any Credit Party shall so assert; any provision of any Financing Document shall fail to be valid and binding on, or enforceable against, a Credit Party, or any Credit Party shall so assert;

(j) (i) A Change in Control occurs or (ii) any Credit Party or direct or indirect equity owner in a Credit Party shall enter into an agreement which contemplates a Change in Control (unless such agreement is either (A) non-binding on such Credit Party or (B) provides for, as a condition precedent to the consummation of such agreement, either (x) the indefeasible payment in full in cash of all Obligations or (y) the consent of Agent and Lenders);

(k) Any Required Permit shall have been (i) revoked, rescinded, suspended, modified in a manner or not renewed in the Ordinary Course of Business for a full term which has or could reasonably be expected to result in a Material Adverse Change, or (ii) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Required Permit or that could result in the Governmental Authority taking any of the actions described in clause (i) above, and such decision or such revocation, rescission, suspension, modification or non-renewal has, or could reasonably be expected to have, a Material Adverse Change;

(l) (i) the voluntary withdrawal or institution of any action or proceeding by the FDA or similar Governmental Authority to order the withdrawal of any Product or Product category from the market or to enjoin any Credit Party, its Subsidiaries or any representative of such Credit Party or its Subsidiaries from manufacturing, marketing, selling or distributing any Product or Product category, (ii) the institution of any action or proceeding by FDA, or any other Governmental Authority to revoke, suspend, reject, withdraw, limit, or restrict any Regulatory Required Permit held by any Credit Party, its Subsidiaries or any representative of such Credit Party or its Subsidiaries, which, in each case, has or could reasonably be expected to result in Material Adverse Change, (iii)

the commencement of any enforcement action against any Credit Party, its Subsidiaries or any representative of such Credit Party or its Subsidiaries (with respect to the business of such Credit Party or its Subsidiaries) by FDA, or any other Governmental Authority which has or could reasonably be expected to result in a Material Adverse Change, or (iv) the occurrence of adverse test results in connection with a Product which could result in Material Adverse Change.

(m) If any Credit Party is or becomes an entity whose equity is registered with the SEC, and/or is publicly traded on and/or registered with a public securities exchange, such Credit Party's equity fails to remain registered with the SEC in good standing, and/or such equity fails to remain publicly traded on and registered with a public securities exchange;

(n) The occurrence of any fact, event or circumstance that could reasonably be expected to result in a Material Adverse Change; or

(o) Agent determines, based on information available to it and in its reasonable judgment, that there is a reasonable likelihood that the Credit Parties shall fail to comply with one or more financial covenants in this Agreement during the next succeeding financial reporting period.

All cure periods provided for in this Section 10.1 shall run concurrently with any cure period provided for in any applicable Financing Documents under which the default occurred.

10.2 Rights and Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, Agent may, and at the written direction of any Lender shall, without notice or demand, do any or all of the following: (i) deliver notice of the Event of Default to the Credit Parties, (ii) by notice to any Borrower or Parent declare all Obligations immediately due and payable (but if an Event of Default described in Section 10.1(f) occurs all Obligations shall be immediately due and payable without any action by Agent or the Lenders), or (iii) by notice to any Borrower or Parent suspend or terminate the obligations, if any, of the Lenders to advance money or extend credit for Borrower's benefit under this Agreement or under any other agreement between any Credit Party and Agent and/or the Lenders (but if an Event of Default described in Section 10.1(f) occurs all obligations, if any, of the Lenders to advance money or extend credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Agent and/or the Lenders shall be immediately terminated without any action by Agent or the Lenders).

(b) Without limiting the rights of Agent and Lenders set forth in Section 10.2(a) above, upon the occurrence and during the continuance of an Event of Default, Agent shall have the right, without notice or demand, to do any or all of the following:

(i) with or without legal process, enter any premises where the Collateral may be and take possession of and remove the Collateral from the premises or store it on the premises, and foreclose upon and/or sell, lease or liquidate, the Collateral, in whole or in part;

(ii) apply to the Obligations (A) any balances and deposits of any Credit Party that Agent or any Lender or any Affiliate of Agent or a Lender holds or controls, or (B) any amount held or controlled by Agent or any Lender or any Affiliate of Agent or a Lender owing to or for the credit or the account of any Credit Party;

(iii) settle, compromise or adjust and grant releases with respect to disputes and claims directly with Account Debtors for amounts on terms and in any order that Agent considers advisable, notify any Person owing any Credit Party money of Agent's security interest in such funds, and verify the amount of such Account;

(iv) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Credit Parties shall assemble the Collateral if Agent requests and make it available as Agent designates. Agent may also render any or all of the Collateral unusable at a Credit Party's premises and may dispose of such Collateral on such premises without liability for rent or costs. Each Credit Party grants Agent a license to enter and occupy any of its premises, without charge, to exercise any of Agent's rights or remedies;

(v) pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred;

(vi) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, and/or advertise for sale, the Collateral. Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, each Credit Party's labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral (and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof) and, in connection with Agent's exercise of its rights under this Article 10, each Credit Party's rights under all licenses and all franchise agreements shall be deemed to inure to Agent for the benefit of the Lenders;

(vii) place a "hold" on any account maintained with Agent or the Lenders or any Affiliate of Agent or a Lender and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(viii) demand and receive possession of the Books of Borrower and the other Credit Parties; and

(ix) exercise all other rights and remedies available to Agent under the Financing Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

10.3 Notices. Any notice that Agent is required to give to a Credit Party under the UCC of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given in accordance with this Agreement at least five (5) days prior to such action.

10.4 Protective Payments. If any Credit Party fails to pay or perform any covenant or obligation under this Agreement or any other Financing Document, Agent may pay or perform such covenant or obligation, and all amounts so paid by Agent are Protective Advances and immediately due and payable, bearing interest at the then highest applicable rate for the Credit Facility hereunder, and secured by the Collateral. No such payments or performance by Agent shall be construed as an agreement to make similar payments or performance in the future or constitute Agent's waiver of any Event of Default.

10.5 Liability for Collateral No Waiver; Remedies Cumulative. So long as Agent and the Lenders comply with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Agent and the Lenders, Agent and the Lenders shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Credit parties bear all risk of loss, damage or destruction of the Collateral. Agent's failure, at any time or times, to require strict performance by each Credit Party of any provision of this Agreement or any other Financing Document shall not waive, affect, or diminish any right of Agent thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Agent and then is only effective for the specific instance and purpose for which it is given. Agent's rights and remedies under this Agreement and the other Financing Documents are cumulative. Agent has all rights and remedies provided under the Code, by Law, or in equity. Agent's exercise of one right or

remedy is not an election, and Agent's waiver of any Event of Default is not a continuing waiver. Agent's delay in exercising any remedy is not a waiver, election, or acquiescence.

10.6 Application of Payments and Proceeds. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (i) Borrower, for itself and the other Credit Parties, irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of Borrower of all or any part of the Obligations, and, as between Borrower and the Credit Parties on the one hand and Agent and Lenders on the other, Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Agent may deem advisable notwithstanding any previous application by Agent, and (ii) unless the Agent and the Lenders shall agree otherwise, the proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied: *first*, to the Protective Advances; *second*, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts); *third*, to the principal amount of the Obligations outstanding; and *fourth*, to any other indebtedness or obligations of the Credit Parties owing to Agent or any Lender under the Financing Documents. Borrower shall remain fully liable for any deficiency. Any balance remaining shall be delivered to Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. Unless the Agent and the Lenders shall agree otherwise, in carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category.

10.7 Waivers.

(a) Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, each Credit Party waives: (i) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Financing Documents and hereby ratifies and confirms whatever Agent or Lenders may do in this regard; (ii) all rights to notice and a hearing prior to Agent's or any Lender's entry upon the premises of a Credit Party, the taking possession or control of, or to Agent's or any Lender's replevy, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Agent or any Lender to exercise any of its remedies; and (iii) the benefit of all valuation, appraisal and exemption Laws. Each Credit Party acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Financing Documents and the transactions evidenced hereby and thereby.

(b) Each Credit Party for itself and all its successors and assigns, (i) agrees that its liability shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Lender; (ii) consents to any indulgences and all extensions of time, renewals, waivers, or modifications that may be granted by Agent or any Lender with respect to the payment or other provisions of the Financing Documents, and to any substitution, exchange or release of the Collateral, or any part thereof, with or without substitution, and agrees to the addition or release of any Credit Party, endorsers, guarantors, or sureties, or whether primarily or secondarily liable, without notice to any other Credit Party and without affecting its liability hereunder; (iii) agrees that its liability shall be unconditional and without regard to the liability of any other Credit Party, Agent or any Lender for any tax on the indebtedness; and (iv) to the fullest extent permitted by law, expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

(c) To the extent that Agent or any Lender may have acquiesced in any noncompliance with any requirements or conditions precedent to the closing of the Credit Facility or to any subsequent disbursement of Credit Extensions, such acquiescence shall not be deemed to constitute a waiver by Agent or any Lender of such requirements with respect to any future Credit Extensions and Agent may at any time after such acquiescence require Borrower to comply with all such requirements. Any forbearance by Agent or a Lender in exercising any right or remedy under any of the Financing Documents, or otherwise afforded by applicable law, including any failure to accelerate the maturity date of the Credit Facility, shall not be a waiver of or preclude the exercise of any

right or remedy nor shall it serve as a novation of the Financing Documents or as a reinstatement of the Obligations or a waiver of such right of acceleration or the right to insist upon strict compliance of the terms of the Financing Documents. Agent's or any Lender's acceptance of payment of any sum secured by any of the Financing Documents after the due date of such payment shall not be a waiver of Agent's and such Lender's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other Liens or charges by Agent as the result of an Event of Default shall not be a waiver of Agent's right to accelerate the maturity of the Obligations, nor shall Agent's receipt of any condemnation awards, insurance proceeds, or damages under this Agreement operate to cure or waive any Credit Party's default in payment of sums secured by any of the Financing Documents.

(d) Without limiting the generality of anything contained in this Agreement or the other Financing Documents, each Credit Party agrees that if an Event of Default is continuing (i) Agent and Lenders shall not be subject to any "one action" or "election of remedies" law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Agent or Lenders shall remain in full force and effect until Agent or Lenders have exhausted all remedies against the Collateral and any other properties owned by the Credit Parties and the Financing Documents and other security instruments or agreements securing the Obligations have been foreclosed, sold and/or otherwise realized upon in satisfaction of the Credit Parties' obligations under the Financing Documents.

(e) Neither Agent nor any Lender shall be under any obligation to marshal any assets in payment of any or all of the Obligations. Nothing contained herein or in any other Financing Document shall be construed as requiring Agent or any Lender to resort to any part of the Collateral for the satisfaction of any of the Credit Parties' obligations under the Financing Documents in preference or priority to any other Collateral, and Agent may seek satisfaction out of all of the Collateral or any part thereof, in its absolute discretion in respect of the Credit Parties' obligations under the Financing Documents. To the fullest extent permitted by law, each Credit Party, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Collateral any equitable right otherwise available to any Credit Party which would require the separate sale of any of the Collateral or require Agent or Lenders to exhaust their remedies against any part of the Collateral before proceeding against any other part of the Collateral; and further in the event of such foreclosure each Credit Party does hereby expressly consent to and authorize, at the option of Agent, the foreclosure and sale either separately or together of each part of the Collateral.

10.8 Injunctive Relief. The parties acknowledge and agree that, in the event of a breach or threatened breach of any Credit Party's obligations under any Financing Documents, Agent and Lenders may have no adequate remedy in money damages and, accordingly, shall be entitled to an injunction (including, without limitation, a temporary restraining order, preliminary injunction, writ of attachment, or order compelling an audit) against such breach or threatened breach, including, without limitation, maintaining any cash management and collection procedure described herein. However, no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against any other legal or equitable remedies in the event of a breach or threatened breach of any provision of this Agreement. Each Credit Party waives, to the fullest extent permitted by law, the requirement of the posting of any bond in connection with such injunctive relief. By joining in the Financing Documents as a Credit Party, each Credit Party specifically joins in this Section 10.8 as if this Section 10.8 were a part of each Financing Document executed by such Credit Party.

10.9 Other Currency. Without limiting Section 2.6(c) or any other provision of this Agreement, to the extent permitted by applicable Law, the obligations of any of the Credit Parties in respect of any amount due under this Agreement shall, notwithstanding any payment in any other currency (the "**Other Currency**") (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the currency in which it is due (the "**Agreed Currency**") that the Agent or Lenders may, in accordance with normal banking procedures, purchase with the sum paid in the Other Currency (after any premium and costs of exchange) on the Business Day immediately after the day on which the Agent or Lender receives the payment. If the amount of the Agreed Currency that may be so purchased for any reason falls short of the amount originally due, such Credit Party shall pay all additions amounts, in the Agreed Currency, as may be necessary to compensate for the shortfall. Any obligation of a Credit Party not discharged by that payment shall, to the extent permitted by applicable law, be due

as a separate and independent obligation and, until discharged as provided in this Section 10.9, continue in full force and effect.

11. NOTICES

All notices, consents, requests, approvals, demands, or other communication (collectively, "**Communication**") by any party to this Agreement or any other Financing Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail (if an email address is specified herein) or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Any of Agent, Lender or any Credit Party may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Article 11.

<u>If to any Credit Party:</u>

c/o Parnell Pharmaceuticals Holdings Ltd.
Unit 4, Century Estate, 475 Gardeners Road
Alexandria, New South Wales 2015, Australia
Attn: Brad McCarthy
Fax: +612 9667 4139
Email: brad.mccarthy@parnell.com

With a copy to:

Atanaskovic Hartnell
Atanaskovic Hartnell House, 75-85 Elizabeth Street
Sydney, New South Wales 2000, Australia
Attn: Jeremy Kriewaldt
Facsimile: +61 2 9777 7000
Email: jmk@ah.com.au

<u>If to Agent or to MidCap (or any of its Affiliates or Approved Funds) as a Lender:</u>

MidCap Financial Trust
c/o MidCap Financial Services, LLC, as servicer
7255 Woodmont Ave, Suite 200
Bethesda, MD 20814
Attn: Account Manager for Parnell transaction
Facsimile: 301-941-1450
Email: notices@midcapfinancial.com

With a copy to:

MidCap Financial Trust
c/o MidCap Financial Services, LLC, as servicer
7255 Woodmont Ave, Suite 200
Bethesda, MD 20814
Attn: Legal
Facsimile: 301-941-1450
Email: legalnotices@midcapfinancial.com

If to any Lender other than MidCap: at the address set forth in the signature pages to this Agreement or provided as a notice address for such in connection with any assignment hereunder.

12. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER; CONFESSION OF JUDGMENT

12.1 THIS AGREEMENT, EACH SECURED PROMISSORY NOTE AND EACH OTHER FINANCING DOCUMENT (EXCLUDING THOSE FINANCING DOCUMENTS THAT BY THEIR OWN TERMS ARE EXPRESSLY GOVERNED BY THE LAWS OF ANOTHER JURISDICTION), AND THE RIGHTS, REMEDIES AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT OR SUCH FINANCING DOCUMENT (EXCLUDING THOSE FINANCING DOCUMENTS THAT BY THEIR OWN TERMS ARE EXPRESSLY GOVERNED BY THE LAWS OF ANOTHER JURISDICTION), THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES AND ALL OTHER MATTERS RELATING HERETO, THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS. NOTWITHSTANDING THE FOREGOING, AGENT AND LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST EACH CREDIT PARTY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH AGENT AND LENDERS (IN ACCORDANCE WITH THE PROVISIONS OF SECTION 12.1) DEEM NECESSARY OR APPROPRIATE TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE AGENT'S AND LENDERS' RIGHTS AGAINST SUCH CREDIT PARTY OR ITS PROPERTY. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINTS, AND OTHER PROCESS ISSUED IN SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS, AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE APPLICABLE CREDIT PARTY AT THE ADDRESS SET FORTH IN ARTICLE 11 OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER TO OCCUR OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAIL, PROPER POSTAGE PREPAID.

12.2 TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH CREDIT PARTY, AGENT AND LENDERS EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE FINANCING DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.3 Each Credit Party, Agent and each Lender agree that each Credit Extension (including those made on the Closing Date) shall be deemed to be made in, and the transactions contemplated hereunder and in any other Financing Document shall be deemed to have been performed in, the State of Maryland.

13. GENERAL PROVISIONS

13.1 Successors and Assigns.

(a) This Agreement binds and is for the benefit of the successors and permitted assigns of each party. No Credit Party assign this Agreement or any rights or obligations under it without Agent's prior written consent (which may be granted or withheld in Agent's discretion). Any Lender may at any time assign to one or

more Eligible Assignees all or any portion of such Lender's Applicable Commitment and/or Credit Extensions, together with all related obligations of such Lender hereunder. Borrower and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned until Agent shall have received and accepted an effective assignment agreement in form and substance acceptable to Agent, executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee as Agent reasonably shall require. Notwithstanding anything set forth in this Agreement to the contrary, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; *provided, however,* that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. If requested by Agent, each Credit Party agrees to (i) execute any documents reasonably required to effectuate and acknowledge each assignment of an Applicable Commitment or Credit Extension to an assignee hereunder, (ii) make such Credit Party's management available to meet with Agent and prospective participants and assignees of Applicable Commitments or Credit Extensions and (iii) assist Agent or the Lenders in the preparation of information relating to the financial affairs of such Credit party as any prospective participant or assignee of an Applicable Commitment or Credit Extension reasonably may request.

(b) From and after the date on which the conditions described above have been met, (i) such Eligible Assignee shall be deemed automatically to have become a party hereto and, to the extent of the interests assigned to such Eligible Assignee pursuant to such assignment agreement, shall have the rights and obligations of a Lender hereunder, and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment agreement, shall be released from its rights and obligations hereunder (other than those that survive termination). Upon the request of the Eligible Assignee (and, as applicable, the assigning Lender) pursuant to an effective assignment agreement, each Borrower shall execute and deliver to Agent for delivery to the Eligible Assignee (and, as applicable, the assigning Lender) secured notes in the aggregate principal amount of the Eligible Assignee's Credit Extensions or Applicable Commitments (and, as applicable, secured promissory notes in the principal amount of that portion of the principal amount of the Credit Extensions or Applicable Commitments retained by the assigning Lender).

(c) Agent, acting solely for this purpose as an agent of Borrower, shall maintain at its offices located in Bethesda, Maryland a copy of each assignment agreement delivered to it and a Register for the recordation of the names and addresses of each Lender, and the commitments of, and principal amount (and stated interest) of the Credit Extensions owing to, such Lender pursuant to the terms hereof (the "**Register**"). The entries in such Register shall be conclusive, absent manifest error, and the Credit Parties, Agent and Lenders may treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such Register shall be available for inspection by Borrower and any Lender, at any reasonable time upon reasonable prior notice to Agent. Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrower maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant's interest in the Obligations (each, a "**Participant Register**"). The entries in the Participant Registers shall be conclusive, absent manifest error. Each Participant Register shall be available for inspection by Borrower and the Agent at any reasonable time upon reasonable prior notice to the applicable Lender; provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Financing Document) to any Person (including Borrower) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a participant register.

(d) Notwithstanding anything to the contrary contained in this Agreement, the Credit Extensions (including any Secured Promissory Notes evidencing such Credit Extensions) are registered obligations, the right, title and interest of the Lenders and their assignees in and to such Credit Extensions shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein. This Agreement shall be construed so that the Credit Extensions are at all times maintained in "registered

form" within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the IRC and Section 5f.103-1(c) of the United States Treasury Regulations.

13.2 Indemnification.

(a) Each Credit Party hereby agrees to promptly pay (i) (A) all costs and expenses of Agent (including, without limitation, the costs, expenses and reasonable fees of counsel to, and independent appraisers and consultants retained by, Agent) in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated by the Financing Documents, and in connection with the continued administration of the Financing Documents including (1) any amendments, modifications, consents and waivers to and/or under any and all Financing Documents, and (2) any periodic public record searches conducted by or at the request of Agent (including, without limitation, title investigations, UCC searches, PPSR searches, fixture filing searches, judgment, pending litigation and tax lien searches and searches of applicable corporate, limited liability, partnership and related records concerning the continued existence, organization and good standing of certain Persons), and (B) costs and expenses of Agent in connection with the performance by Agent of its rights and remedies under the Financing Documents; (ii) without limitation of the preceding clause (i), all costs and expenses of Agent in connection with the creation, perfection and maintenance of Liens pursuant to the Financing Documents; (iii) without limitation of the preceding clause (i), all costs and expenses of Agent in connection with (A) protecting, storing, insuring, handling, maintaining or selling any Collateral, (B) any litigation, dispute, suit or proceeding relating to any Financing Document, and (C) any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Financing Documents; (iv) without limitation of the preceding clause (i), all costs and expenses of Agent in connection with Agent's reservation of funds in anticipation of the funding of the Credit Extensions to be made hereunder; and (v) all costs and expenses incurred by Agent or Lenders in connection with any litigation, dispute, suit or proceeding relating to any Financing Document and in connection with any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all Financing Documents, whether or not Agent or Lenders are a party thereto. If Agent or any Lender uses in-house counsel for any of these purposes, each Credit Party further agrees that the Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Agent or such Lender for the work performed.

(b) Each Credit Party hereby agrees to indemnify, pay and hold harmless Agent and Lenders and the officers, directors, employees, trustees, agents, investment advisors, collateral managers, servicers, and counsel of Agent and Lenders (collectively called the "**Indemnitees**") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the disbursements and reasonable fees of counsel for such Indemnitee) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of a Credit Party, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Agent or Lenders) asserting any right to payment for the transactions contemplated hereby, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the Credit Facility, except that no Credit Party shall have no obligation hereunder to an Indemnitee with respect to any liability resulting from the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction. To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable each Credit party shall contribute the maximum portion which it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all such Indemnified Liabilities incurred by the Indemnitees or any of them. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.

(c) Notwithstanding any contrary provision in this Agreement, the obligations of the Credit Parties under this Section 13.2 shall survive the payment in full of the Obligations and the termination of this

Agreement. NO INDEMNITEE SHALL BE RESPONSIBLE OR LIABLE TO ANY CREDIT PARTY OR TO ANY OTHER PARTY TO ANY FINANCING DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

13.3 Time of Essence. Time is of the essence for the payment and performance of the Obligations in this Agreement.

13.4 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

13.5 Correction of Financing Documents. Agent and the Lenders may correct patent errors and fill in any blanks in this Agreement and the other Financing Documents consistent with the agreement of the parties.

13.6 Integration. This Agreement and the other Financing Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Financing Documents merge into this Agreement and the Financing Documents.

13.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

13.8 Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations for which no claim has yet been made and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of the Credit Parties in Section 13.2 to indemnify each Lender and Agent shall survive until the statute of limitations with respect to such claim or cause of action shall have run. All powers of attorney and appointments of Agent or any Lender as any Credit Party's attorney in fact hereunder, and all of Agent's and Lenders' rights and powers in respect thereof, are coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations for which no claim has yet been made and any other obligations which, by their terms, are to survive the termination of this Agreement) have been fully repaid and performed and Agent's and the Lenders' obligation to provide Credit Extensions terminates.

13.9 Confidentiality. In handling any confidential information of Borrower, each of the Lenders and Agent shall use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Financing Document and designated in writing by any Credit Party as confidential, but disclosure of information may be made: (a) to the Lenders' and Agent's Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions; (c) as required by Law, regulation, subpoena, order or other legal, administrative, governmental or regulatory request (except this paragraph does not permit the disclosure of any information under section 275(4) of the PPSA unless section 275(7) of the PPSA applies); (d) to regulators or as otherwise required in connection with an examination or audit, or to any nationally recognized rating agency; (e) as Agent or any Lender considers appropriate in exercising remedies under the Financing Documents; (f) to financing sources that are advised of the confidential nature of such information and are instructed to keep such information confidential; (g) to third party service providers of the Lenders and/or Agent so long as such service providers are bound to such Lender or Agent by obligations of confidentiality; (h) to the extent necessary or customary for inclusion in league table measurements; and (i) in connection with any litigation or other proceeding to which such Lender or Agent or any of their Affiliates is a party or bound, or to the extent necessary to respond to public statements or disclosures by Credit Parties or their Affiliates referring to a Lender or Agent or any of their Affiliates. Confidential information does not include information that either: (i) is in the

public domain or in the Lenders' and/or Agent's possession when disclosed to the Lenders and/or Agent, or becomes part of the public domain after disclosure to the Lenders and/or Agent; or (ii) is disclosed to the Lenders and/or Agent by a third party, if the Lenders and/or Agent does not know that the third party is prohibited from disclosing the information. Agent and/or Lenders may use confidential information for the development of client databases, reporting purposes, and market analysis, so long as Agent and/or Lenders, as applicable, do not disclose Borrower's identity or the identity of any Person associated with Borrower unless otherwise permitted by this Agreement. The provisions of the immediately preceding sentence shall survive the termination of this Agreement. The agreements provided under this Section 13.9 supersede all prior agreements, understanding, representations, warranties, and negotiations between the parties about the subject matter of this Section 13.9.

13.10 Right of Set-off. Each Credit Party hereby grants to Agent and to each Lender, a lien, security interest and right of set-off as security for all Obligations to Agent and each Lender hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Agent or the Lenders or any entity under the control of Agent or the Lenders (including an Agent or Lender Affiliate) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Agent or the Lenders may set-off the same or any part thereof and apply the same to any liability or obligation of each Credit Party even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SET-OFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF CREDIT PARTIES, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

13.11 Publicity. No Credit Party will directly or indirectly publish, disclose or otherwise use in any public disclosure, advertising material, promotional material, press release or interview, any reference to the name, logo or any trademark of Agent or any Lender or any of their Affiliates or any reference to this Agreement or the financing evidenced hereby, in any case except as required by applicable Law, subpoena or judicial or similar order, in which case Credit Parties shall endeavor to give Agent prior written notice of such publication or other disclosure. Each Lender and each Credit Party hereby authorizes each Lender to publish the name of such Lender and such Credit Party, the existence of the financing arrangements referenced under this Agreement, the primary purpose and/or structure of those arrangements, the amount of credit extended under each facility, the title and role of each party to this Agreement, and the total amount of the financing evidenced hereby in any "tombstone", comparable advertisement or press release which such Lender elects to submit for publication. In addition, each Lender and each Credit Party agrees that each Lender may provide lending industry trade organizations with information necessary and customary for inclusion in league table measurements after the Closing Date. With respect to any of the foregoing, such authorization shall be subject to such Lender providing Parent and the other Lenders with an opportunity to review and confer with such Lender regarding, and approve, the contents of any such tombstone, advertisement or information, as applicable, prior to its initial submission for publication, but subsequent publications of the same tombstone, advertisement or information shall not require any Credit Party's approval.

13.12 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

13.13 Approvals. Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Agent or Lenders with respect to any matter that is the subject of this Agreement or the other Financing Documents may be granted or withheld by Agent and Lenders in their sole and absolute discretion and credit judgment.

13.14 Amendments; Required Lenders; Inter-Lender Matters.

(a) No amendment, modification, termination or waiver of any provision of this Agreement or any other Financing Document, no approval or consent thereunder, or any consent to any departure by any Credit

Party therefrom (in each case, other than amendments, waivers, approvals or consents deemed ministerial by Agent), shall in any event be effective unless the same shall be in writing and signed by Borrower, Agent and Required Lenders. Except as set forth in clause (b) below, all such amendments, modifications, terminations or waivers requiring the consent of the "Lenders" shall require the written consent of Required Lenders.

(b) No amendment, modification, termination or waiver of any provision of this Agreement or any other Financing Document shall, unless in writing and signed by Agent and by each Lender directly affected thereby: (i) increase or decrease the Applicable Commitment of any Lender (which shall be deemed to affect all Lenders), (ii) reduce the principal of or rate of interest on any Obligation or the amount of any fees payable hereunder, (iii) postpone the date fixed for or waive any payment of principal of or interest on any Credit Extension, or any fees or reimbursement obligation hereunder, (iv) release all or substantially all of the Collateral, or consent to a transfer of any of the Intellectual Property, in each case, except as otherwise expressly permitted in the Financing Documents (which shall be deemed to affect all Lenders), (v) subordinate the lien granted in favor of Agent securing the Obligations (which shall be deemed to affect all Lenders, except as otherwise provided below), (vi) release a Credit Party from, or consent to a Credit Party's assignment or delegation of, such Credit Party's obligations hereunder and under the other Financing Documents or any Guarantor from its guaranty of the Obligations (which shall be deemed to affect all Lenders) or (vii) amend, modify, terminate or waive this Section 13.14(b) or the definition of "Required Lenders" or "Pro Rata Share" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender. For purposes of the foregoing, no Lender shall be deemed affected by (i) waiver of the imposition of the Default Rate or imposition of the Default Rate to only a portion of the Obligations, (ii) waiver of the accrual of late charges, (iii) waiver of any fee solely payable to Agent under the Financing Documents, (iv) subordination of a lien granted in favor of Agent provided such subordination is limited to equipment being financed by a third party providing Permitted Indebtedness. Notwithstanding any provision in this Section 13.14 to the contrary, no amendment, modification, termination or waiver affecting or modifying the rights or obligations of Agent hereunder shall be effective unless signed by Agent and Required Lenders

(c) Agent shall not grant its written consent to any deviation or departure by Borrower or any Credit Party from the provisions of Article 7 without the prior written consent of the Required Lenders. Required Lenders shall have the right to direct Agent to take any action described in Section 10.2(b). Upon the occurrence of any Event of Default, Agent shall have the right to exercise any and all remedies referenced in Section 10.2 without the written consent of Required Lenders following the occurrence of an "Exigent Circumstance" (as defined below). All matters requiring the satisfaction or acceptance of Agent in the definition of Subordinated Debt shall further require the satisfaction and acceptance of each Required Lender. Any reference in this Agreement to an allocation between or sharing by the Lenders of any right, interest or obligation "ratably," "proportionally" or in similar terms shall refer to Pro Rata Share unless expressly provided otherwise. As used in this Section, "**Exigent Circumstance**" means any event or circumstance that, in the reasonable judgment of Agent, imminently threatens the ability of Agent to realize upon all or any material portion of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction or material waste thereof, or failure of Credit Parties after reasonable demand to maintain or reinstate adequate casualty insurance coverage, or which, in the judgment of Agent, could result in a material diminution in value of the Collateral.

13.15 Borrower Liability. If there is more than one entity comprising Borrower, then (a) any Borrower may, acting singly, request Credit Extensions hereunder, (b) each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions hereunder, (c) each Borrower shall be jointly and severally obligated to pay and perform all obligations under the Financing Documents, including, but not limited to, the obligation to repay all Credit Extensions made hereunder and all other Obligations, regardless of which Borrower actually receives said Credit Extensions, as if each Borrower directly received all Credit Extensions, and (d) each Borrower waives (1) any suretyship defenses available to it under the Code or any other applicable law, and (2) any right to require the Lenders or Agent to: (A) proceed against any Borrower or any other person; (B) proceed against or exhaust any security; or (C) pursue any other remedy. The Lenders or Agent may exercise or not exercise any right or remedy they have against any Credit Party or any security (including the right to foreclose by judicial or non-judicial sale) without affecting any other Credit Party's liability or any Lien

against any other Credit Party's assets. Notwithstanding any other provision of this Agreement or other related document, until the indefeasible payment in cash in full of the Obligations (other than inchoate indemnity obligations for which no claim has yet been made) and termination of the Applicable Commitments, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of the Lenders and Agent under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Credit Party, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by any Credit Party with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by a Credit Party with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Credit Party in contravention of this Section, such Credit Party shall hold such payment in trust for the Lenders and Agent and such payment shall be promptly delivered to Agent for application to the Obligations, whether matured or unmatured.

13.16 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition or other proceeding be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should an interim receiver, receiver, receiver and manager or trustee be appointed for all or any significant part of any Credit Party's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a fraudulent preference reviewable transaction or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

13.17 USA PATRIOT Act Notification. Agent (for itself and not on behalf of any Lender) and each Lender hereby notifies each Credit Party that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record certain information and documentation that identifies such Credit party, which information includes the name and address of such Credit party and such other information that will allow Agent or such Lender, as applicable, to identify such Credit Party in accordance with the USA PATRIOT Act.

13.18 Process Agent. Each Credit Party that is incorporated under the laws of a jurisdiction other than the United States (or any state thereof) hereby irrevocably designates, appoints, authorizes and empowers Capitol Corporate Services, Inc. with an office located at 3206 Tower Oaks Blvd, 4th Floor, Rockville MD 20852 on the date hereof (the "**Process Agent**"), as its agent to receive on behalf of itself, service of copies of the summons and complaint and any other process which may be served in any suit, action or proceeding brought in connection with this Agreement in the circuit court of any county of the state of Maryland, and any appellate court thereof. To the fullest extent permitted by applicable laws, such service may be made by mailing or delivering a copy of such process to such Credit Party in care of the Process Agent at its address specified above, and each such Credit Party hereby authorizes and directs the Process Agent to receive such service on its behalf. The appointment of the Process Agent shall be irrevocable by each such Credit Party until the appointment of a successor Process Agent. Each such Credit Party further agrees promptly to appoint a successor Process Agent in Maryland (which shall accept such appointment in form and substance satisfactory to the Agent) prior to the termination for any reason of the appointment of the initial Process Agent. Nothing in this Section 13.19 shall affect the right of any party hereto to serve process in any manner permitted by applicable law or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

14. AGENT

14.1 Appointment and Authorization of Agent. Each Lender hereby irrevocably appoints, designates and authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Financing Document and to exercise such powers and perform such duties as are expressly delegated to it by the

terms of this Agreement or any other Financing Document, together with such powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of Agent and Lenders and none of Credit Parties nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. The duties of Agent shall be mechanical and administrative in nature. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Financing Document, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Financing Document or otherwise exist against Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Financing Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (a) act as collateral agent for Agent and each Lender for purposes of the perfection of all liens created by the Financing Documents and all other purposes stated therein, (b) manage, supervise and otherwise deal with the Collateral, (c) take such other action as is necessary or desirable to maintain the perfection and priority of the liens created or purported to be created by the Financing Documents, (d) except as may be otherwise specified in any Financing Document, exercise all remedies given to Agent and the other Lenders with respect to the Collateral, whether under the Financing Documents, applicable law or otherwise and (e) execute any amendment, consent or waiver under the Financing Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Agent and the Lenders for purposes of the perfection of all liens with respect to the Collateral, including any deposit account maintained by a Credit Party with, and cash and cash equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such liens or otherwise to transfer the Collateral subject thereto to Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

14.2 Successor Agent.

(a) Agent may at any time assign its rights, powers, privileges and duties hereunder to (i) another Lender or an Affiliate of Agent or any Lender or any Approved Fund, or (ii) any Person to whom Agent, in its capacity as a Lender, has assigned (or will assign, in conjunction with such assignment of agency rights hereunder) fifty percent (50%) or more of the Credit Extensions or Applicable Commitments then held by Agent (in its capacity as a Lender), in each case without the consent of the Lenders or any Credit Party; *provided* that (x) in the case of an assignment pursuant to clause (i) above, Agent shall give notice to the Lenders and Borrower following such an assignment and (y) in the case of an assignment made pursuant to clause (ii) above, unless a Default or Event of Default shall have occurred and is continuing, Agent shall provide notice to Borrower and Lenders at least fifteen (15) Business Days prior to such an assignment. An assignment by Agent pursuant to this subsection (a) shall not be deemed a resignation by Agent for purposes of subsection (b) below.

(b) Without limiting the rights of Agent to designate an assignee pursuant to subsection (a) above, Agent may at any time give notice of its resignation to the Lenders and Borrower. Upon receipt of any such notice of resignation, Required Lenders shall have the right to appoint a successor Agent. If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within ten (10) Business Days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent; *provided, however,* that if Agent shall notify Borrower and the Lenders that no Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice from Agent that no Person has accepted such appointment and, from and following delivery of such notice, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Financing Documents, and (ii) all payments, communications and determinations provided to be made by, to or through Agent shall instead be made by or to each Lender directly, until such time as Required Lenders appoint a successor Agent as provided for above in this subsection (b).

(c) Upon (i) an assignment permitted by subsection (a) above, or (ii) the acceptance of a successor's appointment as Agent pursuant to subsection (b) above, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder and under the other Financing Documents (if not already discharged therefrom as provided above in this subsection (c)). The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Agent's resignation hereunder and under the other Financing Documents, the provisions of this Article shall continue in effect for the benefit of such retiring Agent and its sub-agents in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting or was continuing to act as Agent.

14.3 Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Financing Document by or through its Affiliates', agents, employees or attorneys-in-fact and shall be entitled to obtain and rely upon the advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct. Any such Person to whom Agent delegates a duty shall benefit from this Article 14 to the extent provided by Agent.

14.4 Liability of Agent. Except as otherwise provided herein, no "Agent-Related Person" (as defined below) shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Financing Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Financing Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Financing Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Document, or for any failure of any Credit Party or any other party to any Financing Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Financing Document, or to inspect the Collateral, other properties or books or records of any Credit Party or any Affiliate thereof. The term "**Agent-Related Person**" means the Agent, together with its Affiliates, and the officers, directors, employees, agents, advisors, auditors and attorneys-in-fact of such Persons; provided, however, that no Agent-Related Person shall be an Affiliate of Borrower.

14.5 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under any Financing Document (a) if such action would, in the opinion of Agent, be contrary to law or any Financing Document, (b) if such action would, in the opinion of Agent, expose Agent to any potential liability under any law, statute or regulation or (c) if Agent shall not first have received such advice or concurrence of all Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Financing Document in accordance with a request or consent of all Lenders (or Required Lenders where authorized herein) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

14.6 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default and/or Event of Default, unless Agent shall have received written notice from a Lender or Borrower, describing such default or Event of Default. Agent will notify the Lenders of its receipt of any such notice. While an Event of Default has occurred and is continuing, Agent may (but shall not be obligated to) take such action, or

refrain from taking such action, with respect to such Event of Default as Agent shall deem advisable or in the best interest of the Lenders, including without limitation, satisfaction of other security interests, liens or encumbrances on the Collateral not permitted under the Financing Documents, payment of taxes on behalf of Borrower or any other Credit Party, payments to landlords, warehouseman, bailees and other Persons in possession of the Collateral and other actions to protect and safeguard the Collateral, and actions with respect to insurance claims for casualty events affecting a Credit Party and/or the Collateral.

14.7 Credit Decision; Disclosure of Information by Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Financing Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by Agent herein, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Credit Party which may come into the possession of any Agent-Related Person.

14.8 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, each Lender shall, severally and pro rata based on its respective Pro Rata Share, indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities (which shall not include legal expenses of Agent incurred in connection with the closing of the transactions contemplated by this Agreement) incurred by it; *provided, however*, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; *provided, however*, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall, severally and pro rata based on its respective Pro Rata Share, reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Protective Advances incurred after the closing of the transactions contemplated by this Agreement) incurred by Agent (in its capacity as Agent, and not as a Lender) in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Financing Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment in full of the Obligations, the termination of this Agreement and the resignation of Agent. The term "Indemnified Liabilities" means those liabilities described in Section 13.2(a) and Section 13.2(b).

14.9 Agent in its Individual Capacity. With respect to its Credit Extensions, MidCap shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not Agent, and the terms "Lender" and "Lenders" include MidCap in its individual capacity. MidCap and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party and any of their Affiliates and any person who may do business with or own securities of any Credit Party or any of their Affiliates, all as if MidCap were not Agent and without any duty to account therefor to Lenders. MidCap and

its Affiliates may accept fees and other consideration from a Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between MidCap as a Lender holding disproportionate interests in the Credit Extensions and MidCap as Agent, and expressly consents to, and waives, any claim based upon, such conflict of interest.

14.10 Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, Agent (irrespective of whether the principal of any Credit Extension, shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on such Credit Party) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Credit Extensions and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and Agent and their respective agents and counsel and all other amounts due the Lenders and Agent allowed in such judicial proceeding); and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to the Lenders, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, including Protective Advances. To the extent that Agent fails timely to do so, each Lender may file a claim relating to such Lender's claim.

14.11 Collateral and Guaranty Matters. The Lenders irrevocably authorize Agent, at its option and in its discretion, to release (a) any Credit Party and any Lien on any Collateral granted to or held by Agent under any Financing Document upon the date that all Obligations (other than inchoate indemnity obligations for which no claim has yet been made and any other obligations which, by their terms, are to survive the termination of this Agreement) due hereunder have been fully and indefeasibly paid in full and no Applicable Commitments or other obligations of any Lender to provide funds to Borrower under this Agreement remain outstanding, and (b) any Lien on any Collateral that is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Financing Document. Upon request by Agent at any time, all Lenders will confirm in writing Agent's authority to release its interest in particular types or items of Collateral pursuant to this Section 14.11.

14.12 Advances; Payments; Non-Funding Lenders.

(a) Advances; Payments. If Agent receives any payment for the account of Lenders on or prior to 11:00 a.m. (New York time) on any Business Day, Agent shall pay to each applicable Lender such Lender's Pro Rata Share of such payment on such Business Day. If Agent receives any payment for the account of Lenders after 11:00 a.m. (New York time) on any Business Day, Agent shall pay to each applicable Lender such Lender's Pro Rata Share of such payment on the next Business Day. To the extent that any Lender has failed to fund any Credit Extension (a "**Non-Funding Lender**"), Agent shall be entitled to set-off the funding short-fall against that Non-Funding Lender's Pro Rata Share of all payments received from Borrower.

(b) Return of Payments.

(i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from a Credit Party and such related payment is not received by Agent, then Agent will be entitled to recover such amount (including interest accruing on

such amount at the Federal Funds Rate for the first Business Day and thereafter, at the rate otherwise applicable to such Obligation) from such Lender on demand without set-off, counterclaim or deduction of any kind.

(ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to a Credit Party or paid to any other person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Financing Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to a Credit Party or such other person, without set-off, counterclaim or deduction of any kind.

14.13 Miscellaneous.

(a) Neither Agent nor any Lender shall be responsible for the failure of any Non-Funding Lender to make a Credit Extension or make any other advance required hereunder. The failure of any Non-Funding Lender to make any Credit Extension or any payment required by it hereunder shall not relieve any other Lender (each such other Lender, an "**Other Lender**") of its obligations to make the Credit Extension or payment required by it, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make a Credit Extension or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Financing Document or constitute a "Lender" (or be included in the calculation of "Required Lender" hereunder) for any voting or consent rights under or with respect to any Financing Document. At Borrower's request, Agent or a person reasonably acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent's request, sell and assign to Agent or such person, all of the Applicable Commitments and all of the outstanding Credit Extensions of that Non-Funding Lender for an amount equal to the principal balance of the Credit Extensions held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed assignment agreement reasonably acceptable to Agent.

(b) Each Lender shall promptly remit to the other Lenders such sums as may be necessary to ensure the ratable repayment of each Lender's portion of any Credit Extension and the ratable distribution of interest, fees and reimbursements paid or made by any Credit Party. Notwithstanding the foregoing, if this Agreement requires payments of principal and interest to be made directly to the Lenders, a Lender receiving a scheduled payment shall not be responsible for determining whether the other Lenders also received their scheduled payment on such date; *provided, however*, if it is determined that a Lender received more than its ratable share of scheduled payments made on any date or dates, then such Lender shall remit to the Agent (for Agent to redistribute to itself and the Lenders in a manner to ensure the payment to Agent of any sums due Agent hereunder and the ratable repayment of each Lender's portion of any Credit Extension and the ratable distribution of interest, fees and reimbursements) such sums as may be necessary to ensure the ratable payment of such scheduled payments, as instructed by Agent. If any payment or distribution of any kind or character, whether in cash, properties or securities and whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, shall be received by a Lender in excess of its ratable share, then (i) the portion of such payment or distribution in excess of such Lender's ratable share shall be received by such Lender in trust for application to the payments of amounts due on the other Lender's claims, or, in the case of Collateral, shall hold such Collateral for itself and as agent and bailee for the Agent and other Lenders and (ii) such Lender shall promptly advise the Agent of the receipt of such payment, and, within five (5) Business Days of such receipt and, in the case of payments and distributions, such Lender shall purchase (for cash at face value) from the other Lenders (through the Agent), without recourse, such participations in the Credit Extension made by the other Lenders as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them in accordance with the respective Pro Rata Shares of the Lenders; *provided, however*, that if all or any portion of such excess payment is thereafter recovered by or on behalf of a Credit Party from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest; *provided, further*, that the provisions of this Section shall not be construed to apply to (x) any payment made by a Credit Party pursuant to and in accordance with the express terms

of this Agreement or the other Financing Documents, or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Applicable Commitment pursuant to Section 13.1. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. No documentation other than notices and the like shall be required to implement the terms of this Section. The Agent shall keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section and shall in each case notify the Lenders following any such purchases.

15. Guaranty

15.1 Guaranty. Each Guarantor hereby unconditionally (a) guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, the due and punctual performance of all of the Obligations, including payment in full of the principal, accrued but unpaid interest and all other amounts due and owing to the Agent and Lenders under the Credit Facility and (b) indemnifies each Lender immediately on demand against any cost, loss or liability suffered by such Lender if any obligations guaranteed by it are or become unenforceable, invalid, voided, avoid or illegal, the amount of which such cost, loss or liability shall be equal to the amount which such Lender would otherwise be entitled to recover. Each payment made by any Guarantor pursuant to this Section 15 shall be made in lawful money of the United States in immediately available funds.

15.2 Payment of Amounts Owed. The Guarantee hereunder is an absolute, unconditional and continuing guarantee of the full and punctual payment and performance of all of the Obligations and not of their collectability only and is in no way conditioned upon any requirement that the Agent or any Lender first attempt to collect any of the Obligations from Borrower or resort to any collateral security or other means of obtaining payment. In the event of any default by Borrower in the payment of the Obligations, after the expiration of any applicable cure or grace period, each Guarantor agrees, on demand by Agent (which demand may be made concurrently with notice to Borrower that Borrower is in default of its obligations), to pay the Obligations, regardless of any defense, right of set-off or recoupment or claims which Borrower or Guarantor may have against Agent or Lenders or the holder of the Secured Promissory Notes (other than, in each case, the defense of payment having been made in full). All of the remedies set forth in this Agreement, in any other Financing Document or at law or equity shall be equally available to Agent and Lenders, and the choice by Agent or Lenders of one such alternative over another shall not be subject to question or challenge by any Guarantor or any other person, nor shall any such choice be asserted as a defense, setoff, recoupment or failure to mitigate damages in any action, proceeding, or counteraction by Agent or Lenders to recover or seeking any other remedy under this Guarantee, nor shall such choice preclude Agent or Lenders from subsequently electing to exercise a different remedy.

15.3 Certain Waivers by Guarantor. To the fullest extent permitted by law, each Guarantor does hereby:

(i) waive notice of acceptance of this Agreement by Agent and Lenders and any and all notices and demands of every kind which may be required to be given by any statute, rule or law;

(ii) agree to refrain from asserting, until after repayment in full of the Obligations, any defense, right of set-off, right of recoupment or other claim which such Guarantor may have against Borrower;

(iii) waive any defense, right of set-off, right of recoupment or other claim which such Guarantor may have against Agent, Lenders or the holder of the Secured Promissory Notes;

(iv) waive any and all rights such Guarantor may have under any anti-deficiency statute or other similar protections;

(v) waive all rights at law or in equity to seek subrogation, contribution, indemnification or any other form of reimbursement or repayment from Borrower, any other Guarantor or any other

person or entity now or hereafter primarily or secondarily liable for any of the Obligations until the Obligations have been paid in full;

(vi) waive presentment for payment, demand for payment, notice of nonpayment or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge such Guarantor with liability;

(vii) waive the benefit of all appraisement, valuation, marshalling, forbearance, stay, extension, redemption, homestead, exemption and moratorium laws now or hereafter in effect;

(viii) waive any defense based on the incapacity, lack of authority, death or disability of any other person or entity or the failure of Agent or Lenders to file or enforce a claim against the estate of any other person or entity in any administrative, bankruptcy or other proceeding;

(ix) waive any defense based on an election of remedies by Agent or Lenders, whether or not such election may affect in any way the recourse, subrogation or other rights of such Guarantor against Borrower, any other Guarantor or any other person in connection with the Obligations;

(x) waive any defense based on the failure of the Agent or Lenders to (i) provide notice to such Guarantor of a sale or other disposition of any of the security for any of the Obligations, or (ii) conduct such a sale or disposition in a commercially reasonable manner;

(xi) waive any defense based on the negligence of Agent or Lenders in administering this Agreement or the other Financing Documents (including, but not limited to, the failure to perfect any security interest in any Collateral), or taking or failing to take any action in connection therewith, *provided, however*, that such waiver shall not apply to the gross negligence or willful misconduct of the Agent or Lenders, as determined by the final, non-appealable decision of a court having proper jurisdiction;

(xii) waive the defense of expiration of any statute of limitations affecting the liability of such Guarantor hereunder or the enforcement hereof;

(xiii) waive any right to file any Claim (as defined below) as part of, and any right to request consolidation of any action or proceeding relating to a Claim with, any action or proceeding filed or maintained by Agent or Lenders to collect any Obligations of such Guarantor to Agent or Lenders hereunder or to exercise any rights or remedies available to Agent or Lenders under the Financing Documents, at law, in equity or otherwise;

(xiv) agree that neither Agent nor Lenders shall have any obligation to obtain, perfect or retain a security interest in any property to secure any of the Obligations (including any mortgage or security interest contemplated by the Financing Documents), or to protect or insure any such property;

(xv) waive any obligation Agent or Lenders may have to disclose to such Guarantor any facts the Agent or Lenders now or hereafter may know or have reasonably available to it regarding Borrower or Borrower's financial condition, whether or not the Agent or Lenders have a reasonable opportunity to communicate such facts or have reason to believe that any such facts are unknown to such Guarantor or materially increase the risk to such Guarantor beyond the risk such Guarantor intends to assume hereunder;

(xvi) agree that neither Agent nor Lenders shall be liable in any way for any decrease in the value or marketability of any property securing any of the Obligations which may result from any action or omission of the Agent or Lenders in enforcing any part of this Agreement;

(xvii) waive any defense based on any invalidity, irregularity or unenforceability, in whole or in part, of any one or more of the Financing Documents;

(xviii) waive any defense based on any change in the composition of Borrower, and

(xix) waive any defense based on any representations and warranties made by such Guarantor herein or by Borrower herein or in any of the Financing Documents.

For purposes of this section, the term "**Claim**" shall mean any claim, action or cause of action, defense, counterclaim, retention, set-off or right of recoupment of any kind or nature against the Agent or Lenders, its officers, directors, employees, agents, members, actuaries, accountants, trustees or attorneys, or any affiliate of the Agent or Lenders in connection with the making, closing, administration, collection or enforcement by the Agent or Lenders of the Obligations.

15.4 Guarantor's Obligations Not Affected by Modifications of Financing Documents. Each Guarantor further agrees that such Guarantor's liability as guarantor shall not be impaired or affected by any renewals or extensions which may be made from time to time, with or without the knowledge or consent of Guarantor for the time for payment of interest or principal or by any forbearance or delay in collecting interest or principal hereunder, or by any waiver by Agent or Lenders under this Agreement or any other Financing Documents, or by Agent's or Lenders' failure or election not to pursue any other remedies it may have against Borrower or Guarantor, or by any change or modification in the Secured Promissory Notes, this Agreement or any other Financing Document, or by the acceptance by Agent or Lenders of any additional security or any increase, substitution or change therein, or by the release by Agent or Lenders of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Obligations even though Agent or Lenders might lawfully have elected to apply such payments to any part or all of the Obligations, it being the intent hereof that, subject to Agent's or Lenders' compliance with the terms of this Section 15 and the Financing Documents, each Guarantor shall remain liable for the payment of the Obligations, until the Obligations have been paid in full, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety. Each Guarantor further understands and agrees that Agent or Lenders may at any time enter into agreements with Borrower to amend, modify and/or increase the principal amount of, interest rate applicable to or other economic and non-economic terms of this Agreement or the other Financing Documents, and may waive or release any provision or provisions of this Agreement or the other Financing Documents, and, with reference to such instruments, may make and enter into any such agreement or agreements as Agent, Lenders and Borrower may deem proper and desirable, without in any manner impairing this Guarantee or any of Agent's or Lenders' rights hereunder or each Guarantor's obligations hereunder, and each Guarantor's obligations hereunder shall apply to the this Agreement and other Financing Documents as so amended, modified, extended, renewed or increased.

15.5 Reinstatement; Deficiency. This guarantee shall continue to be effective or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to this Agreement or any other Financing Document is rescinded or otherwise required to be returned by Agent or Lenders upon the insolvency, bankruptcy, dissolution, liquidation, or reorganization of Borrower, or upon or as a result of the appointment of a receiver, intervenor, custodian or conservator of or trustee or similar officer for, Borrower or any substantial part of its property, or otherwise, all as though such payment to Agent or Lenders had not been made, regardless of whether Agent or Lenders contested the order requiring the return of such payment. In the event of the foreclosure of the Financing Documents and of a deficiency, each Guarantor hereby promises and agrees forthwith to pay the amount of such deficiency notwithstanding the fact that recovery of said deficiency against Borrower would not be allowed by applicable law; however, the foregoing shall not be deemed to require that Agent or Lenders institute foreclosure proceedings or otherwise resort to or exhaust any other collateral or security prior to or concurrently with enforcing this guaranty.

15.6 Subordination of Borrower's Obligations to Guarantors; Claims in Bankruptcy.

(i) Any indebtedness of Borrower to any Guarantor (including, but not limited to, any right of such Guarantor to a return of any capital contributed to Borrower), whether now or hereafter existing, is hereby subordinated to the payment of the Obligations. Each Guarantor agrees that, until the Obligations have been paid in full, such Guarantor will not seek, accept, or retain for its own account, any payment from Borrower on account of such subordinated debt. Any payments to any Guarantor on account of such subordinated debt shall be

collected and received by such Guarantor in trust for Agent and Lenders and shall be immediately paid over to Agent, for the benefit of Agent and Lenders, on account of the Obligations without impairing or releasing the obligations of such Guarantor hereunder.

(ii) Each Guarantor shall promptly file in any bankruptcy or other proceeding in which the filing of claims is required by law, all claims and proofs of claims that such Guarantor may have against Borrower or any other Guarantor and does hereby assign to Agent or its nominee (and will, upon request of Agent, reconfirm in writing the assignment to Agent or its nominee of) all rights of such Guarantor under such claims. If such Guarantor does not file any such claim, Agent, as attorney-in-fact for such Guarantor, is hereby irrevocably authorized to do so in the name of such Guarantor, or in Agent's discretion, to assign the claim to a designee and cause proof of claim to be filed in the name of Agent's designee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Agent, for the benefit of Agent and Lenders, the full amount thereof and, to the full extent necessary for that purpose, each Guarantor hereby assigns to the Lenders all of such Guarantor's rights to any such payments or distributions to which such Guarantor would otherwise be entitled, such assignment being a present and irrevocable assignment of all such rights.

15.7 Maximum Liability. The provisions of this Article 15 are severable, and in any action or proceeding involving any state, provincial or federal corporate law, or any state, provincial, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Article 15 would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor's liability under this Article 15, then, notwithstanding any other provision of this Article 15 to the contrary, the amount of such liability shall, without any further action by the Guarantors or the Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor's "**Maximum Liability**"). This Section 15.7 with respect to the Maximum Liability of each Guarantor is intended solely to preserve the rights of the Agent and the Lenders to the maximum extent not subject to avoidance under applicable law, and no Guarantor nor any other Person shall have any right or claim under this Section 15.7 with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Guarantor hereunder shall not be rendered voidable under applicable law. Each Guarantor agrees that the Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor without impairing this guaranty or affecting the rights and remedies of the Agent or the Lenders hereunder, provided that, nothing in this sentence shall be construed to increase any Guarantor's obligations hereunder beyond its Maximum Liability.

15.8 Guarantor's Investigation. Each Guarantor acknowledges receipt of a copy of each of this Agreement and the other Financing Documents. Each Guarantor has made an independent investigation of the other Credit Parties, including the financial condition of the other Credit Parties. Neither Agent nor any Lender has made and neither Agent nor any Lender does make any representations or warranties as to the income, expense, operation, finances or any other matter or thing affecting any Credit Party nor has Agent or any Lender made any representations or warranties as to the amount or nature of the Obligations of any Credit Party to which this Section 15 applies as specifically herein set forth, nor has Agent or any Lender or any officer, agent or employee of Agent or any Lender or any representative thereof, made any other oral representations, agreements or commitments of any kind or nature, and each Guarantor hereby expressly acknowledges that no such representations or warranties have been made and such Guarantor expressly disclaims reliance on any such representations or warranties

15.9 Termination. The provisions of this Article 15 shall remain in effect until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied.

15.10 Representative. Each Guarantor hereby designates Parent and its representatives and agents on its behalf for the purpose of giving and receiving all notices and other consents hereunder or under any other Financing Document and taking all other actions on behalf of such Guarantor under the Financing Documents. Parent hereby accepts such appointment.

16. DEFINITIONS

In addition to any terms defined elsewhere in this Agreement, or in any schedule or exhibit attached hereto, as used in this Agreement, the following terms have the following meanings:

"**Access Agreement**" means a landlord consent, bailee letter or warehouseman's letter, in form and substance reasonably satisfactory to Agent, in favor of Agent executed by such landlord, bailee or warehouseman, as applicable, for any third party location.

"**Account**" means any "account", as defined in the Code, with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to a Credit party.

"**Account Debtor**" means any "account debtor", as defined in the Code, with such additions to such term as may hereafter be made.

"**Acquisition**" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which a Credit Party directly or indirectly (i) acquires any going business or all or substantially all of the assets of any Person, or division thereof, whether through purchase of assets, merger or otherwise or (ii) acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the equity interests of a Person which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

"**Adjusted Net Revenue**" means, with respect to any Person for any relevant period, the net revenue of such Person and its consolidated Subsidiaries for such period *less* all upfront and milestone payments actually received by such Person or its any of its consolidated Subsidiaries during such period under or pursuant to any license agreement or sublicense agreement or a comparable contractual arrangement.

"**Affiliate**" means, with respect to any Person, a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

"**Agent**" means, MidCap, not in its individual capacity, but solely in its capacity as agent and security trustee on behalf of and for the benefit of the Lenders, together with its successors and assigns.

"**Agreement**" has the meaning given it in the preamble of this Agreement.

"**Anti-Terrorism Laws**" means any Laws relating to terrorism or money laundering, including the *Anti-Money Laundering and Counter-Terrorism Financing Act* 2006 (Cth), Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by OFAC.

"**Applicable Commitment**" has the meaning given it in Section 2.2

"**Applicable Interest Rate**" means a per annum rate of interest equal to 7.95%.

"**Applicable Prepayment Fee**" has the meaning given it in the Credit Facility Schedule.

"**Approved Fund**" means any (a) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business, or (b) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (a) and that, with respect to each of the preceding clauses (a) and (b), is administered or managed by (i) a Lender, (ii) an Affiliate of a

Lender or (iii) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.

"**AUD**" means the lawful currency of Australia.

"**Australian Credit Parties**" means, collectively, each Australian Guarantor, and other Credit Party party hereto, from time to time, organized under the laws of the Australia

"**Australian Guarantors**" mean, collectively, Parent, Parnell Manufacturing Pty Ltd, Parnell Technologies Pty Ltd, Parnell Pharmaceuticals Pty Ltd, Parnell Technologies NZ Pty Ltd, Australian Pharma Services Pty Ltd, Parnell Corporate Services Pty Ltd, Parnell Australia Pty Ltd, Parnell North America Pty Ltd and Parnell Europe Pty Ltd, each a proprietary company limited by shares incorporated under the laws of Australia, and each other Guarantor party hereto, from time to time, organized under the laws of the Australia.

"**Australian Insolvency Event**" means (a) a controller (as defined in section 9 of the Corporations Act), administrator or similar officer is appointed in respect of a person or any asset of a person; (b) a liquidator or provisional liquidator is appointed in respect of a person; (c) any application (not withdrawn or dismissed within 7 days) is made to a court for an order, an order is made, a meeting is convened or a resolution is passed, for the purpose of: (i) appointing a person referred to in paragraph (a) or (b) of this definition; or (ii) winding up or deregistering a person; or (iii) proposing or implementing a scheme of arrangement, other than with the prior approval of the Agent under a solvent scheme of arrangement pursuant to Part 5.1 of the Corporations Act; (d) any application (not withdrawn or dismissed within 7 days) is made to a court for an order, a meeting is convened, a resolution is passed or any negotiations are commenced, for the purpose of implementing or agreeing: (i) a moratorium of any debts of a person; (ii) any other assignment, compromise, composition or arrangement (formal or informal) with a person's creditors; or (iii) any similar proceeding or arrangement by which the assets of a person are subjected conditionally or unconditionally to the control of that person's creditors or a trustee or any agreement or other arrangement of the type referred to in this paragraph (d) is ordered, declared or agreed to; (e) as a result of the operation of section 459F(1) of the Corporations Act, a person is taken to have failed to comply with a statutory demand (as defined in the Corporations Act); (f) any writ of execution, garnishee order, mareva injunction or similar order, attachment or other process is made, levied or issued against or in relation to any asset of a person; or (g) anything analogous to anything referred to in paragraphs (a) to (f) inclusive of this definition, or which has a substantially similar effect, occurs with respect to a person under any law; or (h) a person is, or admits in writing that it is, or is declared to be, or is taken under any applicable law to be (for any purpose), insolvent or unable to pay its debts.

"**Australian Security Documents**" means, collectively, the Security Trust Deed, the General Security Deed, the Mortgage of Lease, and all security agreements executed by any Australian Credit Party in favor of the Agent on behalf of the Lenders creating a security interest over all of the respective present and after-acquired Collateral owned by the Australian Credit Parties, as subject to, and pursuant to the laws of the Australia; all in a form reasonably acceptable to the Agent and may be as amended, restated, or otherwise modified from time to time.

"**Australian Tax Act**" means the *Income Tax Assessment Act* 1936 (Cth) or the *Income Tax Assessment Act* 1997 (Cth), as applicable.

"**Blocked Person**" means: (a) any Person listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports "terrorism" as defined in Executive Order No. 13224, or (e) a Person that is named a "specially designated national" or "blocked person" on the most current list published by OFAC or other similar list.

"**Books**" means all of books and records of a Person, including ledgers, federal and state tax returns, records regarding the Person's assets or liabilities, the Collateral, business operations or financial condition, and all

computer programs or storage or any equipment containing such information.

"**Borrower**" mean the entity(ies) described in the first paragraph of this Agreement and each of their successors and permitted assigns. The term "each Borrower" shall refer to each Person comprising the Borrower if there is more than one such Person, or the sole Borrower if there is only one such Person. The term "any Borrower" shall refer to any Person comprising the Borrower if there is more than one such Person, or the sole Borrower if there is only one such Person.

"**Business Day**" means any day that is not (a) a Saturday or Sunday or (b) a day on which Agent is closed.

"**Change in Control**" means any event, transaction, or occurrence as a result of which (a) any "person" (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of Parent, is or becomes a beneficial owner (within the meaning Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Parent, representing fifty percent (50%) or more of the combined voting power of Parent's then outstanding securities; (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors or board of managers or similar governing Person(s) of Parent (together with any new directors or managers whose election by the board of directors or board of managers or similar governing Person(s) of Parent was approved by a vote of not less than two-thirds of the directors or managers then still in office who either were directors or managers at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors or managers then in office; (c) Parent ceases to own and control, directly or indirectly, all of the economic and voting rights associated with the outstanding securities of each of its Subsidiaries; or (d) the occurrence of any "change in control" or any term or provision of similar effect under any Subordinated Debt Document or Parent's Operating Documents.

"**Closing Date**" has the meaning given it in the preamble of this Agreement.

"**Code**" means the Uniform Commercial Code in effect on the date hereof, as the same may, from time to time, be enacted and in effect in the State of Maryland; *provided, however*, that to the extent that the Code is used to define any term herein or in any Financing Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; and *provided, further*, that in the event that, by reason of mandatory provisions of Law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Agent's Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of Maryland, the term "**Code**" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

"**Collateral**" means all property, now existing or hereafter acquired, mortgaged or pledged to, or purported to be subjected to a Lien in favor of, Agent, for the benefit of Agent and Lenders, pursuant to this Agreement and the other Financing Documents, including, without limitation, all of the property described in **Exhibit A** hereto.

"**Collateral Account**" means any Deposit Account, Securities Account or Commodity Account.

"**Commitment Commencement Date**" has the meaning given it in the Credit Facility Schedule.

"**Commitment Termination Date**" has the meaning given it in the Credit Facility Schedule.

"**Commodity Account**" means any "commodity account", as defined in the Code, with such additions to such term as may hereafter be made.

"**Communication**" has the meaning given it in Article 11.

"**Compliance Certificate**" means a certificate, duly executed by an authorized officer of Parent, appropriately completed and substantially in the form of **Exhibit B**.

"**Contingent Obligation**" means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the Ordinary Course of Business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

"**Control Agreement**" means any control agreement, each of which shall be in form and substance satisfactory to Agent, entered into among the depository institution at which a Credit Party maintains a Deposit Account or the securities intermediary or commodity intermediary at which a Credit Party maintains a Securities Account or a Commodity Account, such Credit Party, and Agent pursuant to which Agent obtains control (within the meaning of the Code) for the benefit of the Lenders over such Deposit Account, Securities Account or Commodity Account.

"**Corporations Act**" means the *Corporations Act* 2001 (Cth).

"**Credit Extension**" means an advance or disbursement of proceeds to or for the account of Borrower in respect of the Credit Facility.

"**Credit Facility**" means the credit facility specified on the Credit Facility Schedule.

"**Credit Party**" means any Borrower, any Guarantor under a guarantee of the Obligations or any part thereof, and any other Person (other than Agent, a Lender or a participant of a Lender), whether now existing or hereafter acquired or formed, that becomes obligated as a borrower, guarantor, surety, indemnitor, pledgor, assignor or other obligor under any Financing Document, and any Person whose equity interests or portion thereof have been pledged or hypothecated to Agent under any Financing Document; and "**Credit Parties**" means all such Persons, collectively.

"**Credit Party Resolutions**" means, with respect to any Person, those resolutions, in form and substance satisfactory to Agent, adopted by such Person's Board of Directors or other appropriate governing body and delivered by such Person to Agent approving the Financing Documents to which such Person is a party and the transactions contemplated thereby, as well as any other approvals as may be necessary or desired to approve the entering into the Financing Documents or the consummation of the transactions contemplated thereby or in connection therewith.

"Daily Account Sweeps" has the meaning set forth in Section 6.6(b).

"**Deed of Priority**" means the Deed of Priority, dated as of the Closing Date, executed by Agent, Parnell 2013 Bonds Pty Ltd (ACN 162 432 537) of Unit 4, 476-492 Gardeners Road, Alexandria, New South Wales, Australia 2015, as trustee of the Subordinated Bonds Security Trust for and on behalf of Subordinated Bondholders, and one or more Credit Parties.

"**Default**" means any fact, event or circumstance which with notice or passage of time or both, could constitute an Event of Default.

"**Default Rate**" has the meaning given it in Section 2.6(b).

"**Deposit Account**" means any "deposit account" as defined in the Code with such additions to such term as may hereafter be made.

"**Designated Funding Account**" means the U.S. Collection Account.

"**Dollars**," "**dollars**" and "**$**" each means lawful money of the United States.

"**Draw Period**" means the period commencing on the Commitment Commencement Date and ending on the Commitment Termination Date.

"**Drug Application**" means a new animal drug application, an abbreviated new animal drug application, or a product license application for any Product, as appropriate, as those terms are defined in the FDCA.

"**Eligible Assignee**" means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by Agent; *provided, however*, that, notwithstanding the foregoing, "Eligible Assignee" shall not include (i) any Credit Party or any Subsidiary of a Credit Party, (ii) unless a Default or an Event of Default has occurred and is continuing, (x) any hedge fund or private equity fund that is primarily engaged in the business of purchasing distressed debt or (y) any direct competitor of Credit Parties, in each case, as determined by Agent in its reasonable discretion. Notwithstanding the foregoing, in connection with assignments by a Lender due to a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party becoming an assignee incident to such forced divestiture.

"**Environmental Law**" means each present and future law (statutory or common), ordinance, treaty, rule, regulation, order, policy, other legal requirement or determination of an arbitrator or of a Governmental Authority and/or Required Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the workplace, the environment and natural resources, and including public notification requirements and environmental transfer of ownership, notification or approval statutes.

"**Equipment**" means all "equipment", as defined in the Code, with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

"**ERISA**" means the Employee Retirement Income Security Act of 1974, and all regulations promulgated thereunder.

"**Event of Default**" has the meaning given it in Section 10.1.

"**Excluded Taxes**" means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.6(h)(i) or 2.6(h)(iii), amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient's failure to comply with Section 2.6(h)(vi) and (vii) and (d) any U.S. federal withholding Taxes imposed under FATCA.

"**Exigent Circumstance**" has the meaning given it in Section 13.14.

"**FATCA**" means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the IRC.

"**FDA**" means the Food and Drug Administration of the United States of America, any comparable state or local Government Authority, any comparable Government Authority in any non-United States jurisdiction, and any successor agency of any of the foregoing.

"**FDCA**" means the Federal Food, Drug and Cosmetic Act, as amended, 21 U.S.C. Section 301 et seq., and all regulations promulgated thereunder.

"**Federal Funds Rate**" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent in a commercially reasonable manner.

"**Federal Reserve Board**" means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

"**Fee Letters**" means, collectively, the fee letter agreements among Borrower and Agent and Borrower and each Lender.

"**Financing Documents**" means, collectively, this Agreement, the Perfection Certificate, the Fee Letter(s), the Security Documents, each note and guarantee executed by one or more Credit Parties in connection with the indebtedness governed by this Agreement, and each other present or future agreement executed by one or more Credit Parties and, or for the benefit of, the Lenders and/or Agent in connection with this Agreement, all as amended, restated, or otherwise modified from time to time.

"**Foreign Lender**" means a Lender that is not a U.S. Person.

"**Funding Date**" means any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day.

"**General Intangibles**" means all "general intangibles", as defined in the Code, with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable Law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including, without limitation, key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

"**General Security Deed**" means that certain General Security Deed, dated as of the Closing Date, among each Australian Credit Party and the Agent (in its capacity as security trustee), as amended, restated, or otherwise modified from time to time.

"**Governmental Authority**" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any

securities exchange and any self-regulatory organization.

"**Guarantor**" means, collectively, the Australian Guarantors and the U.S. Guarantors and each other Person who now or hereafter guarantees payment of all or a portion of the Obligations.

"**Hazardous Materials**" means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which is prohibited by any Laws; toxic mold, any substance that requires special handling; and any other material or substance now or in the future defined as a "hazardous substance," "hazardous material," "hazardous waste," "toxic substance," "toxic pollutant," "contaminant," "pollutant" or other words of similar import within the meaning of any Environmental Law, including: (a) any "hazardous substance" defined as such in (or for purposes of) CERCLA, or any so-called "superfund" or "superlien" Law, including the judicial interpretation thereof; (b) any "pollutant or contaminant" as defined in 42 U.S.C.A. § 9601(33); (c) any material now defined as "hazardous waste" pursuant to 40 C.F.R. Part 260; (d) any petroleum or petroleum by-products, including crude oil or any fraction thereof; (e) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (f) any "hazardous chemical" as defined pursuant to 29 C.F.R. Part 1910; (g) any toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, polychlorinated biphenyls ("PCB's"), flammable explosives, radioactive materials, infectious substances, materials containing lead-based paint or raw materials which include hazardous constituents); and (h) any other toxic substance or contaminant that is subject to any Environmental Laws or other past or present requirement of any Governmental Authority.

"**Hazardous Materials Contamination**" means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

"**IFRS**" means the International Financial Reporting Standards, which are the standards issued by the International Accounting Standards Board together with the interpretations issued by the International Financial Reporting Interpretations Committee of the International Accounting Standards Board (as amended, supplemented or re-issued from time to time), applied on a consistent basis both as to classification of items and amounts.

"**Indebtedness**" means (a) indebtedness for borrowed money (including the Obligations) or the deferred price of, or payment for, property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, (d) non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker's acceptance or similar instrument, (e) equity securities of such Person subject to repurchase or redemption other than at the sole option of such Person, (f) obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (g) "earnouts", purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts, (h) all Indebtedness of others guaranteed by such Person, (i) off-balance sheet liabilities and/or pension plan or multiemployer plan liabilities of such Person, (j) obligations arising under non-compete agreements, (k) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements, other than those arising in the Ordinary Course of Business, and (l) Contingent Obligations.

"**Indemnified Liabilities**" has the meaning given it in Section 14.8.

"**Indemnified Taxes**" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under this Agreement and (b) to the extent not otherwise described in (a), Other Taxes. Indemnified Taxes includes any Australian Taxes arising under Division 11A of Part III of the *Income Tax Assessment Act* 1936 (Cth) that are required to be withheld or deducted in

accordance with Subdivision 12-F of Schedule 1 to the *Taxation Administration Act* 1953 (Cth).

"**Indemnitee**" has the meaning given it in Section 13.2.

"**Insolvency Proceeding**" means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency Law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief, or applying for or consenting to the appointment of any Controller (as defined in the Corporations Act), receiver, interim receiver, receiver and manager, trustee, custodian, conservator, provisional liquidator, liquidator, rehabilitator, administrator, administrative receiver, controller or similar officer for it or for all or any material part of its property; or an involuntary proceeding commenced or an involuntary petition filed in a court of competent jurisdiction seeking relief in respect of any Person or of a substantial part of the property or assets of such Person under any insolvency Law or an application is made of the winding-up or liquidation of any such Person or any Controller (as defined in the Corporations Act), receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, provisional liquidator, rehabilitator, administrator, administrative receiver, statutory or judicial manager or similar officer is appointed without the application or consent of such Person and the application, petition or appointment continues undischarged or unstayed for sixty (60) calendar days (or, in the case of any such Person organized under the laws of a Australia, thirty (30) days); or any proceeding under any insolvency Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days (or, in the case of any such Person organized under the laws of a Australia, thirty (30) days), or an order for relief is entered in any such proceeding.

"**Intellectual Property**" means all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, trade names, service marks, mask works, rights of use of any name, domain names, or any other similar rights, any applications therefor, whether registered or not, know-how, operating manuals, trade secret rights, clinical and non-clinical data, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing.

"**Inventory**" means all "inventory", as defined in the Code, with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of the applicable Credit Party's custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

"**Investment**" means, with respect to any Person, directly or indirectly, (a) to purchase or acquire any stock or stock equivalents, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary, (b) to make or commit to make any acquisition (including through licensing) of (i) of all or substantially all of the assets of another Person, or (ii) any business, Intellectual Property, Product, business line or product line, division or other unit operation of any Person or (c) make or purchase any advance, loan, extension of credit or capital contribution to, or any other investment in, any Person.

"**IP Security Agreement**" means any security agreement executed by any Credit Party that grants (or is prepared as a notice filing or recording with respect to) a Lien or security interest in favor of Agent and/or Lenders on Intellectual Property, each as amended, restated, or otherwise modified from time to time.

"**IRC**" means the Internal Revenue Code of 1986, as amended, and any successor provisions.

"**IRS**" means the United States Internal Revenue Service.

"**Joinder Requirements**" has the meaning given it in Section 6.8.

"**Landlord Tripartite**" means the Landlord Tripartite Deed, dated on or about the Closing Date, executed by Agent, Helion Properties Pty Ltd, Parnell Manufacturing Pty Ltd and National Australia Bank Limited, regarding the Property and the Mortgage of Lease.

"**Laws**" means any and all federal, state, provincial, territorial, local and foreign statutes, laws, judicial decisions, regulations, guidance, guidelines, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, governmental agreements and governmental restrictions, whether now or hereafter in effect, which are applicable to any Credit Party in any particular circumstance.

"**Lender**" means any one of the Lenders.

"**Lenders**" means the Persons identified on the Credit Facility Schedule as amended from time to time to reflect assignments made in accordance with this Agreement.

"**Lien**" means a claim, mortgage, deed of trust, lien, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of Law or otherwise against any property and in respect of any Collateral located in Australia, includes a "security interest" as defined in section 12 of the PPSA other than any security interest arising solely by operation of section 12(3) of the PPSA where the security interest does not in substance secure the payment or performance of an obligation.

"**Margin Stock**" means "margin stock" as such term is defined in Regulation T, U, or X of the Board of Governors of the Federal Reserve System.

"**Material Adverse Change**" means (a) a material impairment in the perfection or priority of the Agent's Lien (or any Lender's Lien therein to the extent provided for in the Financing Documents) in the Collateral; (b) a material impairment in the value of the Collateral; (c) a material adverse change in the business, operations, or condition (financial or otherwise) or prospects of any Credit Party; or (d) a material impairment of the prospect of repayment of any portion of the Obligations.

"**Material Agreement**" means (a) the agreements listed in the **Disclosure Schedule**, (b) each agreement or contract to which a Credit Party is a party relating to Material Intangible Assets or development of Products or Intellectual Property, (c) any agreement with respect to any Product, the loss of which would materially impair the applicable Credit Party's ability to sell or market such Product, (d) the Subordinated Debt Documents and (e) any agreement or contract to which such Credit Party or its Subsidiaries is a party the termination of which could reasonably be expected to result in a Material Adverse Change.

"**Material Indebtedness**" has the meaning given it in Section 10.1.

"**Material Intangible Assets**" means (i) all of each Credit Party's Intellectual Property and (ii) each license or sublicense agreements or other agreements with respect to rights in Intellectual Property, that, in the case of each of clauses (i) and (ii), is material to the condition (financial or other), business or operations of such Credit Party, as determined by Agent.

"**Maturity Date**" means March 15, 2019.

"**Maximum Lawful Rate**" has the meaning given it in Section 2.6(g).

"**MidCap**" has the meaning given it in the preamble of this Agreement.

"**Mortgage of Lease**" means the mortgage of lease dated as of the Closing Date granted by Parnell Manufacturing Pty Ltd in favor of the Agent, as amended, restated, or otherwise modified from time to time.

"**Multiemployer Plan**" means any employee benefit plan of the type described in Section 4001(a)(3) or ERISA, to which any Credit Party or any ERISA Affiliate has at any time (whether presently or in the past)

sponsored, maintained, contributed to, or had an obligation to make contributions to or to which any Credit Party or any ERISA Affiliate has any liability, contingent or otherwise.

"**Obligations**" means all of Borrower's obligations to pay when due any debts, principal, interest, Protective Advances, fees, indemnities and other amounts Borrower owes the Agent or Lenders now or later, under this Agreement or the other Financing Documents, including, without limitation, interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower assigned to the Lenders and/or Agent, and the payment and performance of each other Credit Party's covenants and obligations under the Financing Documents. "Obligations" does not include obligations under any warrants issued to Agent or a Lender.

"**OFAC**" means the U.S. Department of Treasury Office of Foreign Assets Control.

"**OFAC Lists**" means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

"**Operating Documents**" means, for any Person incorporated in Australian, its constitution and Certificate of Incorporation and, for any other Person, such Person's formation documents, as certified with the Secretary of State (or other appropriate Governmental Authority) of such Person's jurisdiction of formation on a date that is no earlier than thirty (30) days prior to the Closing Date, and (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

"**Ordinary Course of Business**" means, in respect of any transaction involving any Credit Party, the ordinary course of business of such Credit Party, as conducted by such Credit Party in accordance with its usual customs and practices, which shall in any event be at arms-length.

"**Other Connection Taxes**" means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement, or sold or assigned an interest in any Obligation hereunder).

"**Other Tax Certification**" means such certification or evidence, in each case in form and substance satisfactory to Agent, that any Lender or prospective Lender is exempt from, or eligible for a reduction in, U.S. federal withholding tax or backup withholding tax, including evidence supporting the basis for such exemption or reduction.

"**Other Taxes**" means all present or future stamp, court or documentary Taxes and any other, excise, property, intangible, mortgage, recording, filing or similar Taxes that arise from any payment made under any Financing Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Financing Document or from the receipt or perfection of a security interest under, or otherwise with respect to, any Financing Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

"**Parent**" has the meaning given it in the preamble of this Agreement.

"**Participant Register**" has the meaning given it in Section 13.1(c).

"**Payment Date**" means the first calendar day of each calendar month.

"**Payroll Obligations**" has the meaning set forth in Section 6.6(a).

"**PBGC**" means the Pension Benefit Guaranty Corporation, or any successor entity thereto.

"**Pension Plan**" means any employee benefit pension plan that is subject to the minimum funding standards under Section 412 of the Code or is covered by Title IV of ERISA (including a Multiemployer Plan) that any Credit Party or any ERISA Affiliate has, at any time (whether presently or in the past) sponsored, maintained, contributed to, or had an obligation to make contributions to or to which any Credit Party or any ERISA Affiliate has any liability (contingent or otherwise).

"**Permitted Acquisition**" means any Acquisition made by a Credit Party if such Acquisition complies with each of the following criteria:

(a) at least twenty (20) days prior to the consummation thereof, Borrower shall have delivered to Agent and Lenders notice of each such proposed Acquisition setting forth, in reasonable detail, a description of such Acquisition and the terms and conditions thereof;

(b) as soon as available, but at least five (5) Business Days before the consummation of such Acquisition (or such shorter time as Agent may agree), Borrower shall have provided to Agent:

(i) an executed term sheet and/or letter of intent (to the extent such documents exist);

(ii) such other information and documents that Agent may reasonably request, including, without limitation, (A) legal due diligence materials then in existence and (B) the respective agreements, documents and instruments pursuant to which such Acquisition is to be consummated, all schedules to such agreements, documents or instruments and all other material ancillary agreements, instruments and documents to be executed or delivered in connection therewith;

(iii) pro forma financial statements of Parent and its Subsidiaries after giving effect to the consummation of such Acquisition;

(iv) a certificate evidencing the sources of the funding for such Acquisition;

(v) evidence, including calculations in reasonable detail acceptable to Agent, demonstrating that, on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to such acquisition), the Credit Parties will be in compliance with the financial covenants contained in Article 9 hereof, both immediately prior to, and immediately after the consummation of, such Acquisition;

(c) Parent shall provide to Agent a certificate of a Responsible Officer certifying, as of the date of the consummation of such Acquisition, that (i) no Default or Event of Default shall have occurred and be continuing or would result from such Acquisition, (ii) the representation and warranty contained in Section 5.5 shall be true and correct in all material respects both before and after giving effect to such Acquisition, (iii) all material approvals required in connection therewith shall have been obtained, and (iv) the conditions set forth in this definition have been satisfied;

(d) such Acquisition shall not be hostile and shall have been consummated pursuant to a negotiated acquisition agreement provided to Agent and Lenders, which has been approved by the board of directors or other applicable governing body of the seller or entity to be acquired, and no material challenge to such Acquisition (excluding the exercise of appraisal rights) shall be pending or threatened by any shareholder or director of the seller or entity to be acquired;

(e) on of the date of the consummation of such Acquisition, Credit Parties shall have delivered to Agent executed counterparts of the respective agreements, documents or instruments pursuant to which

such Acquisition was to be consummated (including any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, documents or instruments and all other material ancillary agreements, instruments and documents to be executed or delivered in connection therewith without material changes from those delivered pursuant to clause (b)(ii)(B), above (except for changes to which the Agent has agreed in writing);

(f) no Indebtedness or Liens are assumed in connection with such Acquisition; and

(g) (i) the aggregate amount of consideration (calculated in the case of consideration consisting of assets other than cash and Cash Equivalents as the fair market value of the assets) paid or payable (including without limitation, all transaction costs, deferred purchase price, seller notes and other liabilities incurred, assumed or to be reflected on a consolidated balance sheet of the Credit Parties and their Subsidiaries after giving effect to such Acquisition) for such Acquisition (the "**Permitted Acquisition Consideration**") by the Credit Parties (and their Subsidiaries) shall not exceed $2,000,000 and (ii) the aggregate amount of Permitted Acquisition Consideration for all Permitted Acquisitions combined with the aggregate amount of Permitted In-License Consideration paid or payable by Credit Parties (or their Subsidiaries) during the term of this Agreement shall not exceed $10,000,000.

(h) each Borrower remains a surviving legal entity after such Acquisition and any Person that is acquired and remains a separate legal entity shall become a Borrower pursuant to documentation required by Agent and Lenders in their sole discretion immediately upon such Acquisition in accordance with and pursuant to the provisions of Section 6.8 hereof.

"**Perfection Certificate**" means the Perfection Certificate delivered to Agent as of the Closing Date, together with any amendments thereto required under this Agreement.

"**Permitted Contest**" has the meaning given it in Section 6.4.

"**Permitted Contingent Obligations**" means (a) Contingent Obligations resulting from endorsements for collection or deposit in the Ordinary Course of Business; (b) Contingent Obligations incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations not to exceed Twenty-Five Thousand Dollars ($25,000) in the aggregate at any time outstanding; (c) Contingent Obligations arising under indemnity agreements with title insurers; (d) Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions of personal property assets permitted under Article 7; (e) Contingent Obligations arising under the Financing Documents; (f) so long as there exists no Event of Default both immediately before and immediately after giving effect to any such transaction, Contingent Obligations existing or arising under any swap contract, provided, however, that such obligations are (or were) entered into by a Credit Party or an Affiliate in the Ordinary Course of Business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation; (g) Contingent Obligations existing or arising in connection with any security deposit or letter of credit obtained for the sole purpose of securing a lease of real property, or in connection with ancillary bank services such as a corporate credit card facility, provided that the aggregate face amount of all such security deposits, letters of credit and ancillary bank services does not at any time exceed $250,000; (h) Contingent Obligations existing on the Closing Date and described on the **Disclosure Schedule** and (i) other Contingent Obligations not permitted by clauses (a) through (i) above, not to exceed $250,000 in the aggregate at any time outstanding.

"**Permitted Indebtedness**" means: (a) Credit Parties' Indebtedness to the Lenders and Agent under this Agreement and the other Financing Documents; (b) Indebtedness existing on the Closing Date and described on the **Disclosure Schedule**; (c) Indebtedness secured by Permitted Liens; (d) Subordinated Debt; (e) unsecured Indebtedness to trade creditors incurred in the Ordinary Course of Business; (f) Permitted Contingent Obligations; (g) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness set forth in (b) and (c) above, *provided, however*, that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon the obligors thereunder; and (h) Indebtedness

consisting of intercompany loans and advances made by any Credit Party to any other Credit Party, provided that (1) the obligations of the Credit Parties under such intercompany loan shall be subordinated at all times to the Obligations of the Credit Parties hereunder or under the other Financing Documents in a manner satisfactory to Agent and (2) to the extent that such Indebtedness is evidenced by a promissory note or other written instrument, the applicable Credit Party shall pledge and deliver to Agent, for the benefit of itself and the Lenders, the original promissory note or instrument, as applicable, along with an endorsement in blank in form and substance satisfactory to Agent.

"**Permitted In-License**" means any in-bound license or sublicense of Intellectual Property rights of a third party granted by such third party to one or more Credit Parties; *provided* that (i) the aggregate amount of all consideration (other than royalties) paid or payable by any and all Credit Parties or their Subsidiaries in connection with such in-bound license or sublicense over the term of such in-bound license or sublicense (the "**Permitted In-License Consideration**") does not exceed $2,000,000, (ii) the aggregate amount of Permitted In-License Consideration for all Permitted In-Licenses combined with the aggregate amount of Permitted Acquisition Consideration paid or payable by Credit Parties (or their Subsidiaries) during the term of this Agreement shall not exceed $10,000,000, and (iii) no Default or Event of Default shall have occurred and be continuing when such license or sublicense is granted.

"**Permitted Investments**" means: (a) Investments existing on the Closing Date and described on the **Disclosure Schedule**; (b) Investments consisting of cash equivalents; (c) any Investments in liquid assets permitted by Parent's investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Agent (provided, that, under no circumstances shall any Credit Party be permitted to invest in or hold Margin Stock); (d) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of any Credit Party; (e) Investments consisting of deposit accounts or securities accounts in which the Agent has a first priority perfected security interest except as otherwise provided by Section 6.6; (f) Investments in Subsidiaries solely to the extent permitted pursuant to Section 6.8; (g) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Parent or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Parent's board of directors; (h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business; (i) Investments consisting of intercompany Indebtedness in accordance with and to the extent permitted by clause (h) of the definition of "Permitted Indebtedness" and (j) Investments consisting of Permitted In-Licenses.

"**Permitted License**" means each Permitted In-License and each Permitted Out-License.

"**Permitted License Proceeds"** means all proceeds paid or payable to a Credit Party or a Subsidiary under or in connection with a Permitted License.

"**Permitted Liens**" means: (a) Liens (i) existing on the Closing Date and shown on the **Disclosure Schedule** securing no more than $250,000 or (ii) arising under this Agreement and the other Financing Documents; (b) purchase money Liens or capital leases securing no more than One Million Dollars ($1,000,000) in the aggregate amount outstanding (i) on Equipment acquired or held by a Credit Party incurred for financing the acquisition of the Equipment, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment; (c) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which adequate reserves are maintained on the Books of the Credit Party against whose asset such Lien exists, *provided* that no notice of any such Lien has been filed or recorded under any applicable law, including, without limitation, the IRC and the treasury regulations adopted thereunder; (d) statutory Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons imposed without action of such parties, *provided* that they have no priority over any of Agent's Lien and the aggregate amount of such Liens for all Credit Parties does not any time exceed Twenty-Five Thousand Dollars ($25,000); (e) leases or subleases of real property granted in the Ordinary Course of Business, and leases, subleases, non-exclusive licenses or sublicenses of property (other than real property or Intellectual Property)

granted in the Ordinary Course of Business, if the leases, subleases, licenses and sublicenses do not prohibit granting Agent a security interest; (f) banker's liens, rights of set-off and Liens in favor of financial institutions incurred made in the Ordinary Course of Business arising in connection with a Credit Party's Collateral Accounts provided that such Collateral Accounts are subject to a Control Agreement to the extent required hereunder; (g) Liens to secure payment of workers' compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the Ordinary Course of Business (other than Liens imposed by ERISA); (h) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default; (i) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and similar charges or encumbrances affecting real property not constituting a Material Adverse Change; (j) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) and (b) above, but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness may not increase; and (k) any security interest referred to in section 12(3) of the PPSA that does not secure payment or the performance of an obligation.

"**Permitted Out-License**" means: any out-bound license or sublicense of Intellectual Property rights of a Credit Party granted by such Credit Party to a third party (a) with respect to any Product, which license or sublicense is non-exclusive, (b) with respect to any early stage preclinical Product, which license or sublicense is exclusive; or (c) with respect to any commercial stage Product, which license or sublicense is exclusive only with respect to discrete geographical areas in which none of the Credit Parties nor any of their respective Subsidiaries market, distribute or supply any Products, and, in each case of clauses (a), (b) and (c) above, so long as (w) such Permitted Out-License is granted to a third party in the Ordinary Course of Business, (x) does not result in a legal transfer of title to the licensed Intellectual Property, (y) has been granted in exchange for fair consideration, and (z) no Default or Event of Default shall have occurred and be continuing when such license or sublicense is granted.

"**Person**" means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

"**Pledge Agreement**" means that certain Pledge Agreement executed by the Credit Parties in favor of Agent, for the benefit of Lenders, covering all the equity interests respectively owned by the Credit Parties, as amended, restated, or otherwise modified from time to time.

"**PPSA**" means the *Personal Property Securities Act* 2009 (Cth).

"**PPSR**" means the register established and maintained under the PPSA.

"**Pro Rata Share**" means, as determined by Agent, with respect to each Lender holding Credit Extensions, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by *dividing* the amount of Credit Extensions held by such Lender *by* the aggregate amount of all outstanding Credit Extensions.

"**Process Agent**" has the meaning given it in Section 13.18.

"**Protective Advances**" means all audit fees and expenses, costs, and expenses (including reasonable attorneys' fees and expenses) of Agent and Lenders for preparing, amending, negotiating, administering, defending and enforcing the Financing Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred by Agent or the Lenders in connection with the Financing Documents.

"**Products**" means any products manufactured, sold, developed, tested or marketed by any a Credit Party or any of its Subsidiaries, including without limitation, those products set forth on the **Products Schedule** (as updated from time to time in accordance with Section 6.16); *provided*, that, for the avoidance of doubt, any new Product not disclosed on the **Products Schedule** shall still constitute a "Product" as herein defined.

"**Recipient**" means the Agent and any Lender, as applicable.

"**Register**" has the meaning given it in Section 13.1(d).

"**Registered Intellectual Property**" means any patent, registered trademark or servicemark, registered copyright, registered mask work, or any pending application for any of the foregoing.

"**Registered Organization**" means any "registered organization" as defined in the Code, with such additions to such term as may hereafter be made.

"**Required Lenders**" means, unless all of the Lenders and Agent agree otherwise in writing, Lenders having (a) more than sixty percent (60%) of the Applicable Commitments of all Lenders, or (b) if such Applicable Commitments have expired or been terminated, more than sixty percent (60%) of the aggregate outstanding principal amount of the Credit Extensions.

"**Regulatory Required Permit**" means any and all licenses, approvals and permits issued by the FDA or any other applicable Governmental Authority, including without limitation Drug Applications, necessary for the testing, manufacture, marketing or sale of any Product by any applicable Credit Party(s) and its Subsidiaries as such activities are being conducted by such Credit Party and its Subsidiaries with respect to such Product at such time and any drug listings and drug establishment registrations under 21 U.S.C. Section 510, and those issued by State governments for the conduct of such Credit Party's or any such Subsidiary's business.

"**Required Permit**" means all licenses, certificates, accreditations, product clearances or approvals, provider numbers or provider authorizations, supplier numbers, provider numbers, marketing authorizations, other authorizations, registrations, permits, consents and approvals of a Credit Party issued or required under Laws applicable to the business of a Credit Party or any of its Subsidiaries or necessary in the manufacturing, importing, exporting, possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, distribution or delivery of goods or services under Laws applicable to the business of such Credit Party or any of its Subsidiaries. Without limiting the generality of the foregoing, "**Required Permits**" includes any Regulatory Required Permit.

"**Responsible Officer**" means with respect to each Australian Credit Party, a director of such Australian Credit Party and, with respect to each other Credit Party, any of the President and Chief Executive Officer or Chief Financial Officer of such Credit Party.

"**Restricted Subsidiary**" means each direct or indirect Subsidiary of Parent set forth on the **Restricted Subsidiary Schedule** and each other Subsidiary from time to time designated by the Credit Parties (with the written consent of Agent) as a Restricted Subsidiary in accordance with the provisions of Section 6.8.

"**Secretary's Certificate**" means, with respect to any Person, a certificate, in form and substance satisfactory to Agent, executed by such Person's secretary (or other appropriate officer acceptable to Agent in its sole but reasonable discretion) on behalf of such Person certifying (a) that attached to such certificate is a true, correct, and complete copy of the Credit Party Resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Financing Documents to which it is a party, (b) the name(s) of the Person(s) authorized to execute the Financing Documents on behalf of such Person, together with a sample of the true signature(s) of such Person(s), (c) that attached to such certificate are true, correct, and complete copies of the Operating Documents of such Person and, to the extent applicable in such Person's jurisdiction of organization, good standing certificates of such Person certified by the Secretary of State of the state(s) (or other applicable Governmental Authority) of organization of such Person as of a date no earlier than thirty (30) days prior to the Closing Date; and (d) that Agent and the Lenders may conclusively rely on such certificate unless and until such Person shall have delivered to Agent a further certificate canceling or amending such prior certificate.

"**Secured Promissory Note**" has the meaning given it in Section 2.7.

"**Securities Account**" means any "securities account", as defined in the Code, with such additions to such term as may hereafter be made.

"**Security Documents**" means, collectively, the Pledge Agreement, each IP Security Agreement, each Account Control Agreement, the Australian Security Documents and each other agreement, document or instrument executed concurrently herewith or at any time hereafter pursuant to which one or more Credit Parties or any other Person provides, as security for all or any portion of the Obligations, a Lien on any of its assets in favor of Agent for its own benefit and the benefit of the Lenders, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

"**Security Trust Deed**" means that certain Security Trust Deed, dated as of the Closing Date, among the Credit Parties and Agent (as agent and security trustee), as the same may be amended, supplemented, restated or otherwise modified from time to time.

"**Stated Rate**" has the meaning given it in Section 2.6(g).

"**Subordinated Bonds Security Trust**" means the security trust established pursuant to the document dated February 15, 2013 and entitled "Security Trust Deed Poll - Parnell 2013 Bond Security Trust" made by Parnell 2013 Bonds Pty Ltd, as amended from time to time prior to the Closing Date.

"**Subordinated Bondholders**" mean each party that holds a Subordinated Bond.

"**Subordinated Bonds**" means the 2013 bonds issued by Parent from time to time pursuant to subscription agreements between Parent and a subscriber for such 2013 bonds and pursuant to any documents related to such a subscription agreement in an aggregate outstanding principal amount equal to or less than AUD 3,000,000, which such bonds are subordinated to all of such Credit Party's now or hereafter indebtedness to the Agent and Lenders pursuant to the Deed of Priority.

"**Subordinated Debt**" means (a) the Subordinated Bonds and (b) other Indebtedness incurred by a Credit Party which shall be (i) in an amount satisfactory to Agent, (ii) made pursuant to Subordinated Debt Documents, and (iii) subordinated to all of such Credit Party's now or hereafter indebtedness to the Agent and Lenders pursuant to a Subordination Agreement.

"**Subordinated Debt Documents**" means each document evidencing the Subordinated Bonds and each other document evidencing subordinated debt Subordinated Debt, which is in form and substance satisfactory to Agent.

"**Subordination Agreement**" means the Deed of Priority and each other subordination, intercreditor, or other similar agreement in form and substance, and on terms, approved by Agent in writing, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time.

"**Subsidiary**" means, with respect to any Person, any Person of which more than fifty percent (50.0%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person.

"**Taxes**" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

"**Testing Date**" means each date identified as a "Testing Date" on the **Minimum Adjusted Net Revenue Schedule**.

"**Transfer**" has the meaning given it in Section 7.1.

"**U.S. Collection Account**" means Borrower's Deposit Account #355003914246 at Bank of America, N.A.

“**U.S. Exempt Accounts**” means the Deposit Accounts of Borrower and U.S. Guarantors located at Bank of America, N.A., other than the U.S. Collection Account, set forth on the **Disclosure Schedules** as of the Closing Date.

“**U.S. Exempt Account Peg Balance**” means, in the aggregate with respect to all U.S. Exempt Accounts, $700,000.

“**U.S. Guarantors**” mean Parnell Corporate Services U.S., Inc., Parnell U.S. 1, Inc. and Veterinary Investigative Services, Inc., each a corporation organized under the laws of the state of Delaware.

“**U.S. Person**” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“**Withholding Agent**” means Borrower and Agent.

[*SIGNATURES APPEAR ON FOLLOWING PAGES*]

IN WITNESS WHEREOF, intending that this instrument constitute an instrument executed and delivered under seal, the parties hereto have caused this Agreement to be executed as of the Closing Date.

BORROWER:

PARNELL, INC.

By:____________________(SEAL)
Name: BRAD McCARTHY
Title: CHIEF FINANCIAL OFFICER

[*Signatures continue on following page*]

AUSTRALIAN GUARANTORS:

Executed by Parnell Pharmaceuticals Holdings Ltd in accordance with section 127 of the Corporations Act 2001 (Cth):

Signature of director

ROBERT JOSEPH

Full name of director

Signature of company secretary/director

BRAD McCARTHY

Full name of company secretary/director

Executed by Parnell Manufacturing Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth):

Signature of director

ROBERT JOSEPH

Full name of director

Signature of company secretary/director

BRAD McCARTHY

Full name of company secretary/director

[*Signatures continue on following page*]

Executed by **Parnell Technologies Pty Ltd** in accordance with section 127 of the Corporations Act 2001 (Cth):

Signature of director

ROBERT JOSEPH

Full name of director

Signature of company secretary/director

BRAD McCARTHY

Full name of company secretary/director

Executed by **Parnell Pharmaceuticals Pty Ltd** in accordance with section 127 of the Corporations Act 2001 (Cth):

Signature of director

ROBERT JOSEPH

Full name of director

Signature of company secretary/director

BRAD McCARTHY

Full name of company secretary/director

Executed by **Parnell Technologies NZ Pty Ltd** in accordance with section 127 of the Corporations Act 2001 (Cth):

Signature of director

ROBERT JOSEPH

Full name of director

Signature of company secretary/director

BRAD McCARTHY

Full name of company secretary/director

Executed by **Australian Pharma Services Pty Ltd** in accordance with section 127 of the Corporations Act 2001 (Cth):

Signature of director

ROBERT JOSEPH

Full name of director

Signature of company secretary/director

BRAD McCARTHY

Full name of company secretary/director

[*Signatures continue on following page*]

Executed by **Parnell Corporate Services Pty Ltd** in accordance with section 127 of the Corporations Act 2001 (Cth):

Signature of director

ROBERT JOSEPH
Full name of director

Signature of company secretary/director

BRAD McCARTHY
Full name of company secretary/director

Executed by **Parnell Australia Pty Ltd** in accordance with section 127 of the Corporations Act 2001 (Cth):

Signature of director

ROBERT JOSEPH
Full name of director

Signature of company secretary/director

BRAD McCARTHY
Full name of company secretary/director

Executed by **Parnell North America Pty Ltd** in accordance with section 127 of the Corporations Act 2001 (Cth):

Signature of director

ROBERT JOSEPH
Full name of director

Signature of company secretary/director

BRAD McCARTHY
Full name of company secretary/director

Executed by **Parnell Europe Pty Ltd** in accordance with section 127 of the Corporations Act 2001 (Cth):

Signature of director

ROBERT JOSEPH
Full name of director

Signature of company secretary/director

BRAD McCARTHY
Full name of company secretary/director

[*Signatures continue on following page*]

U.S. GUARANTORS:

PARNELL CORPORATE SERVICES U.S., INC.

By:________________________(SEAL)
Name: BRAD McCARTHY
Title: CHIEF FINANCIAL OFFICER

PARNELL U.S. 1, INC.

By:________________________(SEAL)
Name: BRAD McCARTHY
Title: CHIEF FINANCIAL OFFICER

VETERINARY INVESTIGATIVE SERVICES, INC.

By:________________________(SEAL)
Name: BRAD McCARTHY
Title: CHIEF FINANCIAL OFFICER

[*Signatures continue on following page*]

AGENT:

MIDCAP FINANCIAL TRUST

By: Apollo Capital Management, L.P.,
its investment manager

By: Apollo Capital Management GP, LLC,
its general partner

By:_______________________________(SEAL)
Name: Maurice Amsellem
Title: Authorized Signatory

[*Signatures continue on following page*]

LENDERS:

MIDCAP FUNDING XIII TRUST

By: Apollo Capital Management, L.P.,
its investment manager

By: Apollo Capital Management GP, LLC,
its general partner

By:____(SEAL)
Name: Maurice Amsellem
Title: Authorized Signatory

[*End of signature pages*]

EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A	Collateral
Exhibit B	Form of Compliance Certificate

SCHEDULES

Credit Facility Schedule
Amortization Schedule
Post-Closing Obligations Schedule
Closing Deliveries Schedule
Disclosure Schedule
Intangible Assets Schedule
Products Schedule
Required Permits Schedule
Minimum Net Revenue Schedule
Restricted Subsidiary Schedule

EXHIBIT A

COLLATERAL

The Collateral consists of all assets of each Credit Party, including all of each Credit Party's right, title and interest in and to the following personal property:

(a) all goods, Accounts (including health-care insurance receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, investment accounts, commodity accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

(b) all such Credit Party's relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, except as provided below, the Collateral shall not include any Permitted In-License to the extent and only to the extent that the granting of a security interest in such Permitted In-License would constitute a default under or a breach of such Permitted In-License and only to the extent that such prohibition or default is enforceable under applicable Law (including without limitation Sections 9-406, 9-407 and 9-408 of the UCC), *provided* that upon the termination or expiration of any such prohibition, such Permitted In-License, shall automatically be subject to the security interest granted in favor of Agent hereunder and become part of the "Collateral." For the avoidance of any doubt, the Collateral shall include, and Agent shall have a Lien and security interest in, (i) all Permitted License Proceeds, and (ii) all payments with respect to Permitted License Proceeds that are received after the commencement of a bankruptcy or insolvency proceeding.

Pursuant to the terms of a certain negative pledge arrangement with Agent and Lenders, each Credit Party has agreed not to encumber any of its Intellectual Property without Agent's and Lenders' prior written consent.

EXHIBIT B

COMPLIANCE CERTIFICATE

TO: MidCap Financial Trust, as Agent
FROM: ___________________________________
DATE: ________________, 201__

The undersigned authorized officer of ____ ("**Parent**") certifies that under the terms and conditions of the Credit, Security and Guaranty Agreement between Parent and the other Credit Parties party thereto, Agent and the Lenders (as amended, restated, supplemented, replaced or otherwise modified from time to time, the "**Agreement**"):

(1) Each Credit Party is in complete compliance with all required covenants for the month ending _______________, 201__, except as noted below;

(2) there are no Events of Default;

(3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; *provided, however*, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and *provided, further,* that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(4) Each of Parent, Borrower and the other Credit Parties has timely filed all required tax returns and reports, and has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed except as otherwise permitted pursuant to the terms of the Agreement;

(5) no Liens have been levied or claims made against Parent or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Parent has not previously provided written notification to Agent; and

(6) attached hereto is an updated [Disclosure Schedule][Required Permits Schedule][Products Schedule][Intangible Assets Schedule][INSERT AS APPROPRIATE] as required to be updated pursuant to the terms of the Credit, Security and Guaranty Agreement;

(7) attached hereto are bank statements, required pursuant to Section 6.6, evidencing compliance with the Daily Account Sweep requirements; and

(8) Borrower has complied with all of it notice obligations in respect of the following Sections of the Credit Agreement:

Reporting Covenant	**Section Reference**	**Complies**
Pension Plan notifications	6.4	Yes No
Collateral Account notification obligations	6.6(a) and 6.6(c)	Yes No
Notices of Material Agreements, Litigation and Defaults	6.7	Yes No
Notification of intention to create or acquire a subsidiary 30 days in advance of such creation/acquisition	6.8(a)	Yes No

Hazardous Materials; remediation	6.10	Yes No
Disclosure Schedule updates	6.14	Yes No
Regulatory Reporting and Covenants	6.16	Yes No
Dispositions	7.1	Yes No
Changes in Business, Management, Ownership or Business Locations	7.2	Yes No
Mergers or Acquisitions	7.3	Yes No
Indebtedness	7.4	Yes No
Encumbrances	7.5	Yes No
Maintenance of Collateral Accounts (except pursuant to Section 6.6)	7.6	Yes No
Distributions; Investments; Margin Stock	7.6	Yes No
Transactions with Affiliates	7.8	Yes No
Subordinated Debt	7.9	Yes No
Compliance	7.10	Yes No
Amendments to Organization Documents and Material Agreements	7.11	Yes No
Compliance with Anti-Terrorism Laws	7.12	Yes No

Attached are the required documents supporting the certifications set forth in this Compliance Certificate. The undersigned certifies, in his/her capacity as an officer of Parent, that these are prepared in accordance with IFRS consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges, in his/her capacity as an officer of Parent, that no borrowings may be requested at any time or date of determination that Credit Parties are not in compliance with any of the terms of the Agreement, and

that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under "Complies" column and attaching the required documents / information supporting the certifications set forth in this Compliance Certificate.

Reporting Covenant	Section Reference	Required reporting period (maximum period)	Complies
Monthly Financial Statements	6.2(a)	Monthly within 30 days	Yes No
Audited Financial Statements	6.2(a)	Annually within 120 days after FYE	Yes No
Board Approved Projections	6.2(a)	Annually within 30 days after FYE	Yes No
Reports on Form 10-K, 10-Q and 8-K filed with the SEC	6.2(a)	Monthly within 30 days	Yes No
Tax claim or adjustment resulting in payable Taxes	6.2(a)	Monthly	Yes No
Is there an intention to create or acquire a new Subsidiary in the next 45 days?	6.8(a)	Monthly in advance	Yes No
Minimum Adjusted Net Revenue equals _____	9.1	Monthly within 30 days	Yes No

Please indicate below whether there has been any change to the Registered Intellectual Property that requires notification to the Agent and each Lender pursuant to clause 6.15.

Registered Intellectual Property	Reporting Obligation
Has any Credit Party acquired and/or developed any new Registered Intellectual Property during the period? (registered trademarks, service marks and registered mask works (and related applications) only to be disclosed on biannual basis)	Yes No
Has any Credit Party entered into or become bound by any additional in-bound license or sublicense agreement?	Yes No
Has there been any other material change in any Credit Party's Registered Intellectual Property, in-bound licenses or sublicenses or exclusive out-bound licenses?	Yes No

For the avoidance of doubt, it is understood and agreed by the Credit Parties that the any notification of non-compliance with the terms of any Financing Agreement in this Compliance Certificate shall not, without the appropriate waiver or consent otherwise required under this Agreement or the other Financing Documents, cure a Default or Event of Default that occurred prior to the delivery of this Compliance Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state "No exceptions to note.")

PARNELL PHARMACEUTICALS HOLDINGS LTD

By:______________________________
Name:____________________________
Title:_____________________________

AGENT USE ONLY

Received by: ____________________
AUTHORIZED SIGNER
Date: ____________________

Verified: ____________________
AUTHORIZED SIGNER
Date: ____________________

Compliance Status: Yes No

CREDIT FACILITY SCHEDULE

Credit Facility and Type: Term

Lenders for and their respective Applicable Commitments to this Credit Facility:

Lender	Applicable Commitment
MidCap Funding XIII Trust	Eleven Million US Dollars $11,000,000.00

The following defined terms apply to this Credit Facility:

Applicable Interest Period: means the one-month period starting on the first (1st) day of each month and ending on the last day of such month; *provided, however*, that the first (1st) Applicable Interest Period for each Credit Extension under this Facility shall commence on the date that the applicable Credit Extension is made and end on the last day of such month.

Applicable Prepayment Fee: means the following amount, calculated as of the date (the "**Accrual Date**") that the Applicable Prepayment Fee becomes payable in the case of prepayments required under the Financing Documents or the date any voluntary prepayment is made: (a) for an Accrual Date on or after the Closing Date through and including the date which is twelve (12) months after the Closing Date, two percent (2.0%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater); and (b) for an Accrual Date on or after the date which is twelve (12) months after the Closing Date through and including the date immediately preceding the Maturity Date, three quarters of one percent (0.75%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater).

Commitment Commencement Date: Closing Date.

Commitment Termination Date: the close of the Business Day following the Closing Date.

Minimum Credit Extension Amount: $11,000,000.00

AMORTIZATION SCHEDULE

Commencing on the first day of the full calendar month following the eighteen (18) month anniversary of the Closing Date, and continuing on the first day of each calendar month thereafter, an amount equal to the principal amount advanced under the Credit Facility divided by the number of full calendar months remaining (including such first full calendar month) before the occurrence of the Maturity Date; *provided, however*, if the Adjusted Net Revenue of Parent as of October 31, 2016 is equal to or greater than $17,000,000 for the twelve (12) month period immediately preceding October 31, 2016, the principal payments shall commence on the first day of the full calendar month following the twenty-fourth (24) month anniversary of the Closing Date and shall be in an amount equal to the principal amount advanced under the Credit Facility divided by the number of full calendar months remaining (including such first full calendar month) before the occurrence of the Maturity Date.

POST CLOSING OBLIGATIONS SCHEDULE

Credit Parties shall satisfy and complete each of the following obligations, or provide Agent each of the items listed below, as applicable, on or before the date indicated below (or such later date as agreed by Agent in its sole and absolute discretion), all to the satisfaction of Agent in its sole and absolute discretion:

1. Credit Parties shall cause each of Parnell Laboratories (Aust) Pty Ltd and Parnell Group Pty Ltd to be dissolved, wound-up, merged out of existence or otherwise terminated as a separate legal entity by the date that is 90 days following the Closing Date.

2. Credit Parties shall, by the date that is thirty (30) days following the Closing Date, deliver to Agent one or more Control Agreements with respect to each Deposit Account located in the United States (other than the U.S. Exempt Accounts), in each case, duly executed and delivered by the applicable Credit Parties and the applicable account bank.

3. Credit Parties shall, by the date that is thirty (30) days following the Closing Date, provide Access Agreements in respect of Borrower's facilities located at (i) 7015 College Blvd, Level 6, Overland Park, KS 66211and (ii) 6920 Executive Drive, Kansas City, MO 64120, USA.

4. Credit Parties shall, by the date that is seven (7) Business Days following the Closing Date, deliver to Agent the Landlord Tripartite, duly executed and delivered by Helion Properties Pty Ltd, Parnell Manufacturing Pty Ltd and National Australia Bank Limited.

5. Credit Parties shall deliver, by the date that is thirty (30) days following the Closing Date, evidence satisfactory to Agent showing loss payable and/or additional insured clauses or endorsements in favor of Agent, for the ratable benefit of the Lenders, in respect of each of the insurance policies required by Article 6.

Credit Parties' failure to complete and satisfy any of the above obligations on or before the date indicated above, or Credit Parties' failure to deliver any of the above listed items on or before the date indicated above, shall constitute an immediate and automatic Event of Default.

CLOSING DELIVERIES SCHEDULE

1. duly executed signatures to the Financing Documents to which any Credit Party is a party;

2. duly executed original Secured Promissory Notes in favor of each Lender with a face amount equal to such Lender's Applicable Commitment;

3. the Operating Documents of each Credit Party and good standing certificates (or, to the extent applicable, the equivalent thereof in the relevant jurisdiction of organization of such Credit Party) of each Credit Party certified by the Secretary of State or similar entity of the jurisdiction of organization of such Credit Party as of a date no earlier than thirty (30) days prior to the Closing Date;

4. in relation to each Australian Credit Party, a verification certificate given by a director of such Credit Party attaching Operating Documents of the relevant Credit Party, board minutes and powers of attorney and certifying various matters, including that such Credit Party complied with Chapter 2E and Part 2J.3 of the Corporations Act in relation to its entry into and performance of its obligations under each Financing Document to which it is a party;

5. good standing certificates (or, to the extent applicable, the equivalent thereof in the relevant jurisdiction of organization of such Credit Party) dated as of a date no earlier than thirty (30) days prior to the Closing Date to the effect that each Credit Party is qualified to transact business in all states in which the nature of such Credit Party's business so requires;

6. evidence that the documents and/or filings evidencing liens in favor of SWK, including without limitation any financing statements and/or control agreements, have or will, concurrently with the initial Credit Extension, be terminated;

7. if available in the relevant jurisdiction, certified copies of a recent Lien, bankruptcy, insolvency, judgment, copyright, patent and trademark searches (including in respect of each Australian Credit Party, searches of the PPSR and the Australian Securities & Investment Commission searches) in each jurisdiction reasonably requested by the Agent with respect to the Credit Parties, accompanied, in each case, by written evidence (including any UCC termination statements) that the Liens indicated in any such liens either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released

8. the Perfection Certificate executed by the Credit Parties;

9. legal opinions of Credit Parties' U.S. and Australian counsel, each dated as of the Closing Date, together with the duly executed signatures thereto;

10. payment of the fees and expenses of Agent and Lenders then accrued, including pursuant to the Fee Letters;

11. a duly executed original Secretary's Certificate for each Credit Party, dated as of the Closing Date, which includes copies of the duly executed and completed Credit Party Resolutions for each Credit Party;

12. timely receipt by the Agent of an executed disbursement letter;

13. a certificate executed by a Responsible Officer of Borrower, in form and substance satisfactory to Agent, which shall certify as to certain conditions to the funding of the Credit Extensions on the Closing Date;

14. the Deed of Priority duly executed by each of the parties thereto;

15. (i) all share certificates, transfers and stock transfer forms or equivalent duly executed by the relevant Credit Party in blank in relation to the assets subject to or expressed to be subject to the Security Documents and other documents of title to be provided under the Security Documents and (ii) all other

possessory collateral required to be delivered to Agent with corresponding endorsements pursuant to Section 4.2(b);

16. all details required by the Agent for the purposes of registering financing statements or financing change statements on the PPSR or otherwise perfecting security interests arising under the Financing Documents;

17. a duly completed and executed Multi-jurisdictional Mortgage Statement in connection with ad valorem mortgage duty under the *Duties Act* 1997 (NSW) and, if applicable, evidence that the Agent will be put in funds sufficient for payment of ad valorem mortgage duty; and

18. The Agent and the Lenders shall have received all documentation and other information about the Credit Parties as has been reasonably requested in writing at least five Business Days prior to the Closing Date by the Agent and the Lenders that they determine is required by regulatory authorities under applicable "know your customer" and Anti-Terrorism Laws.

DISCLOSURE SCHEDULE

Scheduled Collateral Accounts

Bank	Curr-ency	SWIFT Code	BSB	Account No.	Branch	Company / Subsidiary
ANZ	AUD		012-204	376831275	184 Bourke Rd, Alexandria NSW	Parnell Pharmaceuticals Holdings Ltd
ANZ	USD	ANZBAU3M*		356931USD00001	184 Bourke Rd, Alexandria NSW	Parnell Pharmaceuticals Holdings Ltd
ANZ	AUD		012-204	376831566	184 Bourke Rd, Alexandria NSW	Parnell Manufacturing Pty Ltd
ANZ	USD	ANZBAU3M*		356923USD00001	184 Bourke Rd, Alexandria NSW	Parnell Manufacturing Pty Ltd
ANZ	AUD		012-204	376831996	184 Bourke Rd, Alexandria NSW	Parnell Corporate Services Pty Ltd
ANZ	USD	ANZBAU3M*		368894USD00001	184 Bourke Rd, Alexandria NSW	Parnell Corporate Services Pty Ltd
ANZ	AUD		012-204	376832294	184 Bourke Rd, Alexandria NSW	Parnell Australia Pty Ltd
ANZ	USD	ANZBAU3M*		356949USD00001	184 Bourke Rd, Alexandria NSW	Parnell Australia Pty Ltd
ANZ	AUD		012-204	376832526	184 Bourke Rd, Alexandria NSW	Parnell North America Pty Ltd
ANZ	USD	ANZBAU3M*		356956USD00001	184 Bourke Rd, Alexandria NSW	Parnell North America Pty Ltd
ANZ	NZD			01-0215-0091501-00	184 Bourke Rd, Alexandria NSW	Parnell NZ Co Limited
ANZ	AUD		012-204	381311936	184 Bourke Rd, Alexandria NSW	Parnell Corporate Services U.S., Inc.
Bank of America	USD	BOFAUS3N	081000032	355003914246	Missouri W/Kansas City, One Kansas City Place, 1200 Main Street, Kansas City MO 64105	Parnell, Inc.
Bank of America	USD	BOFAUS3N	081000032	355003459413	Missouri W/Kansas City, One Kansas City Place, 1200 Main Street, Kansas City MO 64105	Parnell Corporate Services U.S., Inc.
Bank of America	USD	BOFAUS3N	081000032	355003919115	Missouri W/Kansas City, One Kansas City Place, 1200 Main Street, Kansas City MO 64105	Parnell U.S. 1, Inc.

Scheduled Permitted Liens

	Date of registration / renewal	Registration start time (Canberra time)	Financing statement number	Collateral class	Secured party	Purchase money security interest	Property Subject to Lien
Registrations on the PPSR against Parnell Manufacturing Pty Ltd ACN 138 251 582							
1.	30 January 2012	00:00:00	201112201165425	Other Goods	Air Liquide Australia Limited ACN 004 385 782	Yes	All gas supplies, cylinders, vessels for containing gas and ancillary equipment sold, rented or otherwise made available to the grantor by the secured party.
2.	30 January 2012	00:00:00	201201030300635	Other Goods	Plaspak Minto Pty Ltd ACN 002 969 262	Yes	All goods, services, products and equipment sold, leased, rented, bailed or otherwise made available to the grantor by the secured party. **Previous supplier of hose applicators – value NIL.**
3.	30 January 2012	00:00:00	201201050002871	Other Goods	P&I Pty Ltd ACN 000 619 018	Yes	All goods, services, products and equipment supplied by P & I Pty Ltd, acting through its trading divisions, together with the proceeds of sale generated by such supply. **Previous supplier of some packaging materials – value NIL.**
4.	30 January 2012	00:00:00	201201051965984	Other Goods	Plastic Bottles Pty Ltd ACN 003 940 921	Yes	All goods supplied by the secured party to the grantor including but not limited to packaging products and related goods. **20 Litre White PP Pails (PB20WVIPVC)** **20L PP Pail Lid (PL20WPVIEVC)**

	Date of registration / renewal	Registration start time (Canberra time)	Financing statement number	Collateral class	Secured party	Purchase money security interest	Property Subject to Lien
Registrations on the PPSR against Parnell Manufacturing Pty Ltd ACN 138 251 582							
5.	30 January 2012	00:00:00	201201110690762	Other Goods	Nuplex Industries (Aust) Pty Ltd ACN 000 045 572	Yes	**Supplier of basic excipients/raw materials** Sodium Citrate Dihydrate Sodium Chloride BP Microcrystalline Cellulose Tetraglycol Macrogol PEG 400 Sodium Hydroxide Benzoic Acid Microcrystalline Cellulose Macrogol PEG 400 Sodium Chloride
6.	10 February 2012	18:32:32	201202100206315	Other Goods	Siemens Ltd ACN 004 347 880	Yes	**Supplier of some engineering equipment – current value NIL.**
7.	16 February 2012	00:11:21	201202160002973	Other Goods	Redox Pty Ltd ACN 000 762 345 ("Redox")	Yes	All of the present and after acquired goods supplied by Redox to the Purchaser, any goods into which they are commingled by the Purchaser and any Proceeds of the sale of those goods and all present and future rights in relation to any of those goods supplied by Redox. **Supplier of Raw Material** Chondroitin Sulfate
8.	19 February 2012	08:12:23	201202190016023	Other Goods	Carter Holt Harvey Corrugated Packaging Pty Ltd ACN 050 218 221	Yes	Card Board Boxes Plain & Printed, Card Board Boxes Die Cut Plain & Printed and Sheet Board Plain & Printed. **Previous supplier of some packaging materials – value NIL.**

	Date of registration / renewal	Registration start time (Canberra time)	Financing statement number	Collateral class	Secured party	Purchase money security interest	Property Subject to Lien
Registrations on the PPSR against Parnell Manufacturing Pty Ltd ACN 138 251 582							
9.	16 March 2012	14:14:11	201203160071753	Other Goods	Ricoh	Yes	MPC2800 MPC3501 **Model numbers for 2 x office photocopier/scanner/printer**
10.	15 October 2012	16:57:55	201210150068775	Other Goods	Metal Manufactures Ltd ACN 004 074 640	Yes	**Previous supplier of some engineering consumables – value NIL.**
11.	31 Mary 2013	16:02:09	201305310110345	Other Goods	Chem-Supply Pty Ltd ACN 008 264 211	Yes	Collateral supplied by the secured party. **Supplier for reference standards and solvents** AH230-4 Methanol ACS/HPLC Certified ME03042500 Methanol dried reagent grade karl fisch
12.	20 June 2013	16:54:08	201306200087607	Other Goods	Optigen Ingredients Pty Ltd ACN 106 107 000	Yes	**Supplier of basic raw materials – Glucosamine Hydrochloride**
13.	30 June 2013	17:02:45	201306300003684	Other Goods	Sweepers Australia Pty Ltd ACN 005 694 557	No	RCM Mark 501T Scrubber, serial #186454

Scheduled Permitted Indebtedness

1. Motor Vehicle Leases:
   a. Offer to Hire, dated May 14, 2012, between Parnell Corporate Services Pty Ltd and Australia and New Zealand Banking Group Limited;
      - Principal Amount: $AUD9,415.51
   b. Offer to Hire, dated May 14, 2012, between Parnell Corporate Services Pty Ltd and Australia and New Zealand Banking Group Limited;
      - Principal Amount: $AUD9,415.51
   c. Offer to Hire, dated October 10, 2013, between Parnell NZ Co Ltd and ORIX New Zealand Ltd;
      - Principal Amount: $AUD20,254.73

Scheduled Permitted Contingent Obligations

1. Australian Credit Parties provides a guarantee of the obligations of Parnell Manufacturing Pty Ltd under the Lease, dated June 27, 2011, among Helion Properties Pty Ltd and Parnell Manufacturing Pty Ltd.

2. Parnell Pharmaceuticals Holdings Ltd provides a guarantee of the obligations of Parnell Corporate Service US, Inc. under the Lease, dated September 12, 2014, among Renaissance Property Owner, LLC and Parnell Corporate Service US, Inc.

Schedule Permitted Investments

- Certain Credit Parties own Equity Interests in other Credit Parties as set forth on the Closing Date in the Pledge Agreement and Schedule D of the Perfection Certificate

Scheduled Material Agreements

None.

Scheduled Litigation

1. On July 11, 2014, Parnell Pharmaceuticals, Inc. a California corporation (Parnell California), filed suit against Parnell Pharmaceuticals Holdings Ltd and its US-based subsidiaries Parnell, Inc., Parnell Corporate Services, US Inc. and Parnell US 1, Inc. in the US District Court for Northern California, alleging that the Company and its subsidiaries' use of the "Parnell" mark and trade name infringe upon Parnell California's registered trademark. The Company has moved to dismiss the case for lack of jurisdiction given that the alleged cause of concern to Parnell Pharmaceuticals has been the media attention that Parnell Pharmaceuticals Holdings Ltd (PPH) has received in relation to the IPO and public company status. Parnell Pharmaceuticals, who sell oral and nasal sprays for human use, distributed through Walgreens, is unlikely to have any jurisdiction over PPH Ltd given it is an Australian company and is not doing business in California but merely is listed on the NASDAQ which in previous cases has been deemed by the courts as insufficient nexus with doing business. PPH Ltd has suggested to Parnell Pharmaceuticals that it may be willing to change its corporate name to remove the word "pharmaceuticals". This was offered on the basis that PP is very unlikely to prevail against PPH but equally the name PPH is not relevant to our trading business name which is simply "Parnell". PPH believes that the actual risk posed by this case is extremely small and that an acceptable resolution will be forthcoming, in particular given the courts expressions around their concern over jurisdiction over PPH. PPH's motion to dismiss is pending.

Scheduled ownership interest in any Chattel Paper, letter of credit rights, commercial tort claims, Instruments, documents or investment property

None.

INTANGIBLE ASSETS SCHEDULE

PARNELL PATENTS:

CIMTECH Patent Family 1 (related to PAR122)

International patent application PCT/AU2010/000519 **Title: One or more of Vigna marina, Cocos nucifera L. or Terminalia catappa L. extracts for treating wounds, skin disorders and hair loss**					
Country	**Application No.**	**Filing date**	**Owner**	**Status**	**Expiry date**
Australia	2010244969	4 May 2010	CIMTECH Pty Limited and licensed to Parnell Technologies Pty Ltd.	Examination Report issued	4 May 2030
Brazil	PI1004301.8	4 May 2010	CIMTECH Pty Limited and licensed to Parnell Technologies Pty Ltd.	Pending	4 May 2030
Canada	2760812	4 May 2010	CIMTECH Pty Limited and licensed to Parnell Technologies Pty Ltd.	Examination Requested	4 May 2030
China	201080027510.8	4 May 2010	CIMTECH Pty Limited and licensed to Parnell Technologies Pty Ltd.	Under examination	4 May 2030
China	201410275983.X	19 June 2014	CIMTECH Pty Limited and licensed to Parnell Technologies Pty Ltd.	Examination requested	4 May 2030
Europe	10771898.3	4 May 2010	CIMTECH Pty Limited and licensed to Parnell Technologies Pty Ltd.	Under examination	4 May 2030
Hong Kong	15104310.8	4 May 2010	CIMTECH Pty Limited and licensed to Parnell Technologies Pty Ltd.	Pending	4 May 2030
Indonesia	W00201104415	4 May 2010	CIMTECH Pty Limited and licensed to Parnell Technologies Pty Ltd.	Under Examination	4 May 2030
Japan	2012-508854	4 May 2010	CIMTECH Pty Limited and licensed to Parnell Technologies Pty	Under examination	4 May 2030

			Ltd.		
Korea	10-2011-7028528	4 May 2010	CIMTECH Pty Limited and licensed to Parnell Technologies Pty Ltd.	Examination requested	4 May 2030
Singapore	201108056-1	4 May 2010	CIMTECH Pty Limited and licensed to Parnell Technologies Pty Ltd.	Granted	4 May 2030
United States	13/318,596	4 May 2010	CIMTECH Pty Limited and licensed to Parnell Technologies Pty Ltd.	Under examination	4 May 2030
United States	14/304,413	13 June 2014	CIMTECH Pty Limited and licensed to Parnell Technologies Pty Ltd.	Pending	4 May 2030
India	9489/DELNP/2011	4 May 2010	CIMTECH Pty Limited and licensed to Parnell Technologies Pty Ltd.	Pending	4 May 2030

CIMTECH Patent Family 2 (related to PAR121)

International patent application PCT/AU2010/001679

Title: Methods and compositions for bone and cartilage repair

Country	Application No.	Filing date	Owner	Status	Expiry date
Australia	2010330704	10 December 2010	CIMTECH Pty Limited and licensed to Parnell Technologies Pty Ltd.	Under Examination	10 December 2030
Brazil	BR112012013968	10 December 2010	CIMTECH Pty Limited and licensed to Parnell Technologies Pty Ltd.	Pending	10 December 2030
China	201080063286.8	10 December 2010	CIMTECH Pty Limited and licensed to Parnell Technologies Pty Ltd.	Granted	10 December 2030
Europe	10835314.5	10 December 2010	CIMTECH Pty Limited and licensed to Parnell Technologies Pty Ltd.	Under Examination	10 December 2030
Singapore	201204204-0	10 December 2010	CIMTECH Pty Limited and licensed to Parnell Technologies Pty	Granted	10 December 2030

			Ltd.		
India	6044/DELNP/2012	10 December 2010	CIMTECH Pty Limited and licensed to Parnell Technologies Pty Ltd.	Pending	10 December 2030
United States	13/514,249	10 December 2010	CIMTECH Pty Limited and licensed to Parnell Technologies Pty Ltd.	Pending	10 December 2030

CIMTECH Patent Family 3 (related to PAR122)

International patent application PCT/AU2011/001410 **Title: Methods and compositions for maintaining and improving the health of skin**					
Country	**Application No.**	**Filing date**	**Owner**	**Status**	**Expiry date**
Australia	2011325867	3 November 2011	CIMTECH Pty Limited and licensed to Parnell Technologies Pty Ltd.	Examination Report issued	3 November 2031
Singapore	201303416-0	3 November 2011	CIMTECH Pty Limited and licensed to Parnell Technologies Pty Ltd.	Granted	3 November 2031
United States	13/883,196	3 November 2011	CIMTECH Pty Limited and licensed to Parnell Technologies Pty Ltd.	Pending	3 November 2031

Parnell GXS Patent Family (related to Zydax)

International patent application PCT/AU2008/001481 **Title: A sulfated polysaccharide compound and the preparation and use thereof**					
Country	**Application No.**	**Filing date**	**Owner**	**Status**	**Expiry date**
Australia	2008358975	8 October 2008	Parnell Technologies Pty Ltd	Granted$	8 October 2028
Australia	2013202633	5 April 2013	Parnell Technologies Pty Ltd	Under Examination#	8 October 2028
Australia	2008100725	4 August 2008	Parnell Technologies Pty Ltd	Certified	4 August 2016
Australia	2008100730	4 August 2008	Parnell Technologies Pty Ltd	Certified	4 August 2016
New Zealand	590725	8 October 2008	Parnell Technologies Pty Ltd	Granted$	8 October 2028
New Zealand	608738	26 March 2013	Parnell Technologies Pty Ltd	Granted	8 October 2028
New Zealand	624749	8 May 2014	Parnell Technologies Pty Ltd	Under Examination#	8 October 2028
New Zealand	701294	22 October 2014	Parnell Technologies Pty Ltd	Pending	8 October 2028
Europe	0880116.9	8 October 2008	Parnell Technologies Pty Ltd	Allowed$	8 October 2028
Hong Kong	11110507.2	4 October 2011	Parnell Technologies Pty Ltd	Pending	8 October 2028
United States	13/002,363	8 October 2008	Parnell Technologies Pty Ltd	On appeal$	8 October 2028
United States	14/256,816	18 April 2014	Parnell Technologies Pty Ltd	Under Examination#	8 October 2028

# Denotes patents/applications directed to composition of matter
$ Denotes patents/applications directed to double sulfation method

Parnell Increasing Pregnancy Rates Patent Family (related to GONADOPRO)

International patent application PCT/AU2006/001832 **Title: Increasing pregnancy rates**					
Country	**Application No.**	**Filing date**	**Owner**	**Status**	**Expiry date**
New Zealand	595633	7 October 2011	Parnell Technologies Pty Ltd	Granted	1 December 2026

Parnell Formulations for Anaesthetic Use Family

Country	Patent No.	Filing date	Owner	Status	Expiry date
United States	7,326,735	28 April 2004	Parnell Technologies Pty Ltd	Issued	28 April 2024*

* Subject to any patent term adjustment

INTANGIBLE ASSETS SCHEDULE (*CONTINUED*)

PARNELL TRADEMARKS:

Trade mark	Country	Number	Application date	Registration date	Renewal due	Proprietor	Comments
Abaxxid	Australia	982562	17/12/2003	24/09/2004	17/12/2023	Parnell Technologies Pty Ltd	
Abaxxid	New Zealand	706019	17/12/2003	10/03/2005	17/12/2023	Parnell Technologies NZ Pty Ltd	
Boldex	Australia	998079	15/04/2004	14/01/2005	15/04/2024	Parnell Technologies Pty Ltd	
Catalex	Australia	1003894	26/05/2004	16/03/2005	26/05/2024	Parnell Technologies Pty Ltd	
Catalex	New Zealand	712919	26/05/2004	2/12/2004	26/05/2024	Parnell Technologies NZ Pty Ltd	
Cowplan	Australia	734390	13/05/1997	5/12/1997	13/05/2017	Parnell Technologies Pty Ltd	
Easyplan	Australia	734387	13/05/1997	5/12/1997	13/05/2017	Parnell Technologies Pty Ltd	
Estroplan	Australia	734386	13/05/1997	19/12/1997	13/05/2017	Parnell Technologies Pty Ltd	
Estroplan	Canada	1002969	26/01/1999	5/03/2001	5/03/2016	Parnell Technologies Pty Ltd	Registration number TMA541906
Estroplan	New Zealand	745804	4/04/2006	4/04/2006	4/04/2016	Parnell	

Trade mark	Country	Number	Application date	Registration date	Renewal due	Proprietor	Comments
						Technologies NZ Pty Ltd	
Estroplan	USA	2545590	30/10/2002	12/03/2002	12/03/2022	Parnell Technologies Pty Ltd	
Gastrin	Australia	991591	2/03/2004	12/01/2005	2/03/2024	Parnell Technologies Pty Ltd	
Gastrin	New Zealand	708913	2/03/2004	2/09/2004	2/03/2024	Parnell Technologies NZ Pty Ltd	
Glyde	Australia	1345317	12/02/2010	20/09/2010	12/02/2020	Parnell Technologies Pty Ltd	
Glyde	Australia	960860	8/07/2003	8/06/2004	8/07/2023	Parnell Technologies Pty Ltd	
Glyde	Brazil	830542620					DCC
Glyde	Hong Kong	301541790	9/02/2010	11/10/2010	8/02/2020	Parnell Technologies Pty Ltd	
Glyde	Madrid: EU, USA, Japan (79/087045)	1050296		5/08/2010	5/08/2020	Parnell Technologies Pty Ltd	US - total provisional refusal 5 August 2013, EM - Granted, JP - Granted
Glyde	New Zealand	819346	9/02/2010	7/12/2010	9/02/2020	Parnell Technologies NZ Pty Ltd	
Glyde	New Zealand	682514	8/07/2001	8/01/2004	8/07/2020	Parnell Technologies NZ Pty Ltd	

Trade mark	Country	Number	Application date	Registration date	Renewal due	Proprietor	Comments
Glyde	South Africa	2010/02836					DCC
Gonabreed	Australia	971168	19/09/2003	4/05/2004	19/09/2023	Parnell Technologies Pty Ltd	
Gonabreed	Canada	1223051	9/07/2004	23/06/2004	23/06/2020	Parnell Technologies Pty Ltd	Registration number TMA642854
Gonabreed	New Zealand	701924	22/09/2003	25/03/2004	22/09/2023	Parnell Technologies NZ Pty Ltd	
Gonabreed	USA	85608750	18/11/1999	9/07/2013	9/07/2023	Parnell Technologies Pty Ltd	9/07/2018-9/07/2019 confirmation continued use necessary; DCC has number 75825837
Gonadopro	New Zealand		30/01/2014	27/11/2013		Parnell Technologies Pty Ltd	From Madrid 1199387
Gonadopro	USA	86131238	27/11/2013			Parnell Technologies Pty Ltd	A first request for extension of time to file a Statement of Use has been granted.
Gonadopro	Australia	1603968	30/01/2014	4/02/2014	4/02/2024	Parnell Technologies Pty Ltd	
Gonadopro	Madrid Protoocl	1199387				Parnell Technologies Pty Ltd	Granted in CN, NZ; Refused EM (with our German office), Awaiting: IR
Heptamax	Australia	991593	2/03/2004	2/12/2004	2/03/2024	Parnell Technologies Pty	

Trade mark	Country	Number	Application date	Registration date	Renewal due	Proprietor	Comments
						Ltd	
Heptamax	New Zealand	708916	2/03/2004	2/09/2004	2/03/2024	Parnell Technologies NZ Pty Ltd	
iKAM	Australia	1649527	29/09/2014			Parnell Technologies Pty Ltd	Under Examination-Deferred
Macromec	Australia	991592	2/03/2004	2/12/2004	2/03/2024	Parnell Technologies Pty Ltd	
Macromec	New Zealand	708914	2/03/2004	2/09/2004	2/03/2024	Parnell Technologies NZ Pty Ltd	
Mysynch	Canada	1611558	28/01/2013			Parnell Technologies Pty Ltd	Allowed 01/08/2014
Mysynch	USA	85,770,262	2/11/2012			Parnell Technologies Pty Ltd	Published 30/07/2013, A non-final Office Action has been sent (issued) to the applicant after review of the Statement of Use.
Ovsynch	Australia	783290	18/01/1999	17/09/1999	18/01/2019	Parnell Technologies Pty Ltd	
Ovsynch	New Zealand	304125	20/01/1999	12/05/2000	20/01/2016	Parnell Technologies NZ Pty Ltd	
Procept	Australia	1603445	30/01/2014	5/05/2014	30/01/2024	Parnell Technologies Pty Ltd	

Trade mark	Country	Number	Application date	Registration date	Renewal due	Proprietor	Comments
Procept	Madrid Protocol	1197539			31/01/2024	Parnell Technologies Pty Ltd	Granted in CN, NZ, Awaiting EM, IR
Procept	USA	86,027,644	2/08/2013			Parnell Technologies Pty Ltd	Statement of use due 6/11/2014, awaiting SoU
Procept	New Zealand	995498		1/08/2013	31/01/2024	Parnell Technologies Pty Ltd	From Madrid 1197539
Quickplan	Australia	734388	13/05/1997	5/12/1997	13/05/2017	Parnell Technologies Pty Ltd	
Ribogen	Australia	1018308	31/08/2004	27/01/2006	31/08/2024	Parnell Technologies Pty Ltd	
Ribogen	New Zealand	717746	31/08/2004	8/09/2005	31/08/2024	Parnell Technologies NZ Pty Ltd	
Roedoxx	Australia	982564	17/12/2003	24/09/2004	17/12/2023	Parnell Technologies Pty Ltd	
Roedoxx	New Zealand	706018	17/12/2003	17/06/2004	17/12/2023	Parnell Technologies NZ Pty Ltd	
Spectimax	New Zealand	708917	2/03/2004	2/09/2004	2/03/2024	Parnell Technologies NZ Pty Ltd	
Spectinmax	Australia	991594	2/03/2004	16/12/2004	2/03/2024	Parnell Technologies Pty Ltd	
Synchronization Pack	USA	85,836,582	2/11/2012			Parnell Technologies Pty	Abandoned 22/4/15

Trade mark	Country	Number	Application date	Registration date	Renewal due	Proprietor	Comments
						Ltd	
Synchroplan	Australia	783381	19/01/1999	10/03/2000	19/01/2019	Parnell Technologies Pty Ltd	
Synchroplan	New Zealand	304126	20/01/1999	8/02/2000	20/01/2016	Parnell Technologies NZ Pty Ltd	
Tergive	Australia	960127	2/07/2003	17/03/2004	2/07/2023	Parnell Technologies Pty Ltd	
Tergive	New Zealand	845256	6/07/2011	6/01/2012	6/01/2021	Parnell Technologies NZ Pty Ltd	
Zydax	Australia	949601	4/04/2003	23/01/2004	4/04/2023	Parnell Technologies Pty Ltd	
Zydax	Brazil	902398601	1/05/2010	15/01/2013	15/01/2023		Assume DCC
Zydax	Hong Kong	301541213	9/02/2010	4/10/2010	8/02/2020	Parnell Technologies Pty Ltd	
Zydax	Madrid: EU, USA, Japan (3933812)	1031950		10/02/2010	10/02/2020	Parnell Technologies Pty Ltd	Granted in JP, US (amended specification), EM (amended specification)
Zydax	New Zealand	819294	8/02/2010	12/08/2010	8/02/2020	Parnell Technologies NZ Pty Ltd	
Zydax	South Africa	2010/02925					DCC

Trade mark	Country	Number	Application date	Registration date	Renewal due	Proprietor	Comments
Mysynch	CA	1611558	01/28/2013			Parnell Technologies Pty Ltd	Allowed
Gonabreed	US	4,365,768	04/26/2012	07/09/2013	07/09/2023	Parnell Technologies Pty Ltd	
Gonadopro	US	86/131,238	11/27/2013			Parnell Technologies Pty Ltd	Allowed
Estroplan	US	2,545,590	10/30/1998	03/12/2002	03/12/2022	Parnell Technologies Pty Ltd	
Mysynch	US	85/770,262	11/02/2012			Parnell Technologies Pty Ltd	Allowed
Procept	US	86/027,644	08/02/2013			Parnell Technologies Pty Ltd	Allowed
iKam	US	86/422,842	10/14/2014			Parnell Technologies Pty Ltd	Response to OA due 8/3/2015
PAW	US	86/422,844	10/14/2014			Parnell Technologies Pty Ltd	Response to OA due 8/3/2015

Trade mark	Country	Number	Application date	Registration date	Renewal due	Proprietor	Comments
Zydax	US	3,933,812	02/10/2010	03/22/2011	03/22/2021	Parnell Technologies Pty Ltd	

PARNELL DOMAIN NAMES:

Parnell Domain Registration Details February 2014
Registrations with Melbourne IT (Level 2, 120 King Street Melbourne, VIC 3000):
www.parnell.biz
www.parnell.com
www.ovsynch.com.au
www.ovsynch.net
www.ovsynch.co.nz
www.gonabreed.com
www.estroplan.com
www.glydefordogs.com
www.glydefordogs.com.au
www.glidefordogs.com.au
www.glide4dogs.com.au
www.glyde4dogs.com.au
www.glydeforhorses.com
www.glideforhorses.com.au
www.glydeforhorses.com.au
www.glyde4horses.com.au
www.glide4horses.com.au
www.zydax.com
www.zydax.com.au
www.zydax2.com
www.zydax2.com.au
www.glydeballs.com
www.glydeballs.com.au

Registration with Tier3 Solutions Group (7439 W. 161st Street Overland Park, Kansas 66085):
www.mysynch.com

Registration with DomainIT (www.domainit.com):
www.mydairyherd.com

Registrations with ED (Level 7, 28 University Ave Canberra ACT 2601):
www.ikampro.com
www.ikampro.com.au
www.zydaxrevolution.com
www.zydaxrevolution.com.au

Registrations with NamesCo (http://www.names.co.uk/):
www.glydefordogs.co.uk
www.glyde4dogs.co.uk
www.glide4dogs.co.uk
www.glydeforhorses.co.uk
www.glyde4horses.co.uk
www.glide4horses.co.uk
www.glideforhorses.co.uk

INTANGIBLE ASSETS SCHEDULE (*CONTINUED*)
LICENSE AND SIMILAR AGREEMENTS

CURRENT INBOUND LICENSES

- Name of License Agreement: License Agreement, dated as of March 18, 2014, between CIMTECH PTY LIMITED and Parnell Technologies Pty Ltd.
    - Licensed Intellectual Property:
        - PCT AU 2010/000519 "One or more vina marina, cocos nucifera L. or Terminala catappa L. extracts for treating wounds, skin disorders or hair loss"
        - PCT AU2010/001679 "Methods and compositions for bone and cartilage repair"
        - PCT AU2011/001410 "Methods and compositions for maintaining and improving health of skin"

OUTBOUND LICENSES AS OF THE CLOSING DATE

- Vetoquinol – Canada (Estroplan only)
- Louvic – UAE (Estroplan & Gonabreed only)
- Bimeda – Kenya (Estroplan & Gonabreed only)
- Bayer – Turkey (Estroplan & Gonabreed only)
- National Vet – Saudi Arabia (Estroplan & Gonabreed only)
- Abic Veterinary products Ltd – Israel (Estroplan & Gonabreed only)

PRODUCTS SCHEDULE

GONAbreed injection 20mL – ROW
GONAbreed injection 20mL – US
Gonadrin 20mL – TR
GONAbreed injection 100mL vial - ROW
GONAbreed injection 100mL vial - US
estroPLAN Flexi 100mL PP vial – ROW
estroPLAN injection 20mL - ROW
estroPLAN injection 20mL - US
Reprodin 20mL – ROW
Estroplan 20mL – ROW
Estroplan 50mL – ROW
Estroplan 100mL – ROW
Estroplan 100mL – US
TERGIVE injection 50mL – ROW
Zydax 250 Injection 20mL – ROW
ZYDAX 250 injection 50mL – ROW
Zydax 100 Injection 20mL – ROW
GLYDE powder for dogs 360g – ROW
GLYDE Mobility Chews for Dogs – 7 chew
GLYDE Mobility Chews for Dogs – 30 chew
GLYDE Mobility Chews for Dogs – 60 chew
GLYDE Mobility Chews for Dogs – 120 chew
Glyde Paste for Horses 1L – ROW
Glyde Powder for Horse 700g – ROW
Synchro Pack 80 Cow – US
Synchro Pack 100 Cow – US
Synchro Pack 200 Cow – US
OVsynch 1 – AU/NZ
OVsynch 2 – AU/NZ
OVsynch 3 – AU/NZ
OVsynch 1000 Cow Clinic Pack – ROW
OVsynch 100Cow 5x20mL OVsynch3 – ROW
OVsynch AA Pack – ROW

REQUIRED PERMITS SCHEDULE

LICENSES/PERMITS	LOAN PARTY
APVMA – Licence to Manufacture Veterinary Chemical Products	Parnell Manufacturing Pty Ltd
Department of Health, NSW – Licence to Supply Drugs of Addition	Parnell Australia Pty Ltd
Department of Health, NSW – Licence to Manufacture & Supply Drugs of Addition	Parnell Manufacturing Pty Ltd
Department of Health, NSW – Authorisation to Veterinary Wholesaling	Parnell Australia Pty Ltd
Department of Health, NSW – Licence to Supply by Wholesale Poisons and/or Restricted Substances for Therapeutic Use	Parnell Manufacturing Pty Ltd
Australian Department of Health & Ageing - Licence to Import and Export Controlled Substances – S8	Parnell Australia Pty Ltd & Parnell Manufacturing
Australian Department of Health & Ageing (Therapeutic Goods Administration) – Permit to Import Gonadorelin Acetate	Parnell Manufacturing Pty Ltd
Australian Quarantine & Inspection Services – Permit to Import Quarantine Material	Parnell Manufacturing Pty Ltd
Alcohol Industry Group, Australian Taxation Office – Permit to Receive Concessional Spirits	Parnell Manufacturing Pty Ltd
Sydney Water Corporation – Consent to Discharge Industrial Trade Wastewater	Parnell Manufacturing Pty Ltd
US FDA - GONABREED THREE years of marketing exclusivity under section 512(c)(2)(F)(ii) of the act.	Parnell Technologies Pty Ltd

MINIMUM ADJUSTED NET REVENUE SCHEDULE

Testing Date: TTM Period Ending (to be reported to Agent within 30 days after such date)	Minimum Adjusted Net Revenue for Such Period (in US Dollars)
31-May-15	$6,500,000
30-Jun-15	$6,500,000
31-Jul-15	$6,500,000
31-Aug-15	$6,500,000
30-Sep-15	$7,000,000
31-Oct-15	$7,000,000
30-Nov-15	$7,000,000
31-Dec-15	$8,000,000
31-Jan-16	$8,000,000
29-Feb-16	$8,000,000
31-Mar-16	$11,000,000
30-Apr-16	$11,000,000
31-May-16	$11,000,000
30-Jun-16	$13,000,000
31-Jul-16	$13,000,000
31-Aug-16	$13,000,000
30-Sep-16	$15,000,000
31-Oct-16	$15,000,000
30-Nov-16	$15,000,000
31-Dec-16	$18,000,000
31-Jan-17	$18,000,000
28-Feb-17	$18,000,000
31-Mar-17	$20,000,000
30-Apr-17	$20,000,000
31-May-17	$20,000,000
30-Jun-17	$22,000,000
31-Jul-17	$22,000,000
31-Aug-17	$22,000,000
30-Sep-17	$24,000,000
31-Oct-17	$24,000,000
30-Nov-17	$24,000,000

31-Dec-17	$26,000,000
31-Jan-18	$26,000,000
28-Feb-18	$26,000,000
31-Mar-18	$28,000,000
30-Apr-18	$28,000,000
31-May-18	$28,000,000
30-Jun-18	$30,000,000
31-Jul-18	$30,000,000
31-Aug-18	$30,000,000
30-Sep-18	$35,000,000
31-Oct-18	$35,000,000
30-Nov-18	$35,000,000
31-December-2018 and the last day of each month occurring thereafter	$35,000,000

RESTRICTED SUBSIDIARY SCHEDULE

1. Parnell Laboratories (Aust) Pty Ltd
2. Parnell Group Pty Ltd
3. Parnell NZ Co Limited
4. Parnell Technologies (UK) Limited